UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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GRANITE FALLS ENERGY, LLC
(Name of Registrant as Specified In Its Charter)

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GRANITE FALLS ENERGY, LLC
15045 Highway 23 S.E.
Granite Falls, MN 56241-0216

NOTICE OF 2016 ANNUAL MEETING OF MEMBERS

To Be Held On: Thursday, March 24, 2016

To our members:

The 2016 annual meeting of members (the “2016 annual meeting”) of Granite Falls Energy, LLC (the “Company”) will be held on Thursday, March 24, 2016, at Prairie's Edge Casino Resort, 5616 Prairie's Edge Lane, Granite Falls, Minnesota. Registration for the meeting will begin at 8:00 a.m. The 2016 annual meeting will commence at 9:00 a.m.

The purposes of the meeting are to:

•
Elect three governors to serve on the Company's board of governors as described in Proposal 1 of the enclosed proxy statement. The three elected governors will serve until the 2018 annual meeting of members and until their successors are elected;

•
Consider and vote upon proposals to amend our Fifth Amended and Restated Operating and Member Control Agreement (and as proposed to be amended and restated, the “Form of Sixth Amended and Restated Operating Agreement”). The proposed amendments are described in detail in Proposals 2 through 7 in the accompanying proxy statement and the full text of the amendments are set forth in the form of Sixth Amended and Restated Operating Agreement enclosed as Appendix A to the proxy statement; and

•	Transact such other business as may properly come before the 2016 annual meeting or any adjournments thereof.

All members are cordially invited to attend the 2016 annual meeting in person. However, only members listed on the Company's records at the close of business on February 1, 2016 are entitled to to vote at the 2016 annual meeting and any adjournments thereof.

Your proxy is important to ensure a quorum at the meeting. Even if you own only a few units, and whether or not you expect to be present, the board of governors requests that you promptly sign, date and return the enclosed proxy card in the postage-paid envelope that is provided or by fax to (320) 235-5962. Voting by proxy will not affect your right to subsequently change your vote or to attend the regular meeting.

For your proxy card to be counted in advance of the meeting, it must be received by the inspector of elections, Christianson & Associates, PLLP, 302 SW 5th Street, Willmar, MN 56201, no later than 5:00 p.m. on Tuesday, March 22, 2016.

By order of the board of governors,

/s/ Paul Enstad

PAUL ENSTAD
Chairman

Granite Falls, Minnesota
February 1, 2016

Proxy Statement
Granite Falls Energy, LLC
15045 Highway 23 S.E.
Granite Falls, MN 56241-0216
2016 Annual Meeting of Members
To be held Thursday, March 24, 2016

The proxy included on the enclosed proxy card is solicited by the board of governors of Granite Falls Energy, LLC (the "Company", "we", "us", "our") for use at the 2016 annual meeting of members of the Company to be held on Thursday, March 24, 2016 (the "2016 annual meeting"), and at any adjournment thereof. The 2016 annual meeting will be held at Prairie's Edge Casino Resort, 5616 Prairie's Edge Lane, Granite Falls, Minnesota. Registration for the meeting will begin at 8:00 a.m. The 2016 annual meeting will commence at approximately 9:00 a.m.

This solicitation is being made by mail, however, the Company may also use its officers, governors, and employees (without providing them with additional compensation) to solicit proxies from members in person or by telephone, facsimile or letter. Distribution of this proxy statement and the proxy card is scheduled to begin on or about February 10, 2016.

We have organized this proxy statement into three sections in order to set forth our information in a straightforward and understandable way. You should read all three sections.

•	Questions and Answers: this section provides answers to frequently asked questions regarding the purpose of the 2016 annual meeting and meeting procedures.

•
Proxy Proposals: this section provides information and detailed explanation of the proposals to be voted on at the 2016 annual meeting.There are six proposals being presented for your consideration at the 2016 annual meeting:

◦
Proposal 1: Elect three governors from the four nominees listed in Proposal 1 to serve on the Company's board of governors. The three elected governors will serve until the 2018 annual meeting of members and until their successors are elected; and

◦
Proposals 2 through 7: Consider and adopt each of the following proposals (the "Proposed Amendments") to amend our our Fifth Amended and Restated Operating and Member Control Agreement (the "Current Operating Agreement"):

▪
Proposal 2: To consider, approve and adopt amendments to our current Operating Agreement to (i) "opt-in" and elect governance under the Minnesota Revised Uniform Limited Liability Company Act (the “New LLC Act”) and make other consistency and wording changes to the Current Operating Agreement, (ii) incorporate certain amendments to the Current Operating Agreement previously approved by the Members (iii) remove certain special governor appointment rights and related governance rights of Glacial Lakes Energy, LLC and Fagen, Inc. that are no longer applicable and only have historical significance; (iv) clarify the allocation and distribution provisions of the Operating and Member Control Agreement and make such provisions consistent with the special regulatory allocation provisions required by the IRS for large partnerships (100 or more partners); (v) to make certain corrections and administrative changes to the transfer provisions and remove unnecessary redemption procedures; and (vi) to provide procedures for proposal and adoption of amendments the Operating and Member Control Agreement;

▪	Proposal 3: To consider and approve an amendment to the Current Operating Agreement to adopt a voting cap for member voting;

▪	Proposal 4: To consider and approve an amendment to the Current Operating Agreement to adopt a maximum unit ownership limitation;

▪	Proposal 5: To consider and approve amendments to the Current Operating Agreement to modify and clarify certain governance requirements of the Company;

▪
Proposal 6: To consider and approve amendments to the Current Operating Agreement to revise the limitation of liability, exculpation, indemnification, and advancement of expenses provisions of the Operating Agreement so that they are consistent with indemnification provisions of the New LLC Act; and

▪	Proposal 7: To consider and approve an amendment to the Current Operating Agreement to affirmatively waive dissenters' rights under the New LLC Act.

The implementation of each of Proposals 2 through 7 is conditioned on member approval of the other proposals, which if all proposals are adopted, the Proposed Amendments will be made effective through the Company's adoption of the form of the Sixth Amended and Restated Operating Agreement (the "Proposed Operating Agreement"), attached to this proxy statement as Appendix A. The form of the Proposed Operating Agreement is marked to show the cumulative changes to the Current Operating Agreement that would result from the Proposed Amendments, with deletions indicated by strikeouts and additions indicated by underlining.  You should read the proxy statement and Appendix 1in their entirety before voting. If any one of Proposals 2 through 7 is not approved, then the Proposed Operating Agreement will not be adopted, the Company's Current Operating Agreement will remain in effect and none of the changes described in Proposals 2, 3, 4, 5, 6, and 7 will be implemented.

•	Required Information: this section provides information that is required by law to be included in the Company's proxy statement, which has not been included in Sections I and II.

SECTION I - QUESTIONS AND ANSWERS ABOUT THE 2016 ANNUAL MEETING AND VOTING

Q:	What is a proxy?

A:
It is your legal designation of another person to vote the units you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated two of our officers as proxies for the 2016 annual meeting. These officers are Paul Enstad and Rod Wilkison.

Q:	What is a proxy statement?

A:
It is a document that Securities and Exchange Commission ("SEC") regulations require us to give you when we ask you to vote by mail or by fax by signing and returning a proxy card designating Paul Enstad and Rod Wilkison as proxies to vote on your behalf.

Q:	Why did I receive this proxy statement?

A:	The board of governors is soliciting your proxy to vote at the 2016 annual meeting because you were a member of the Company as of the close of business on the record date.

Q:	Who can attend the 2016 annual meeting?

A:	All members of the Company may attend the 2016 annual meeting.

Q:	What is the record date for the 2016 annual meeting and what does it mean?

A:
The record date for the 2016 annual meeting is February 1, 2016. The record date is established by the board of governors as required by the Company's Fifth Amended and Restated Operating and Member Control Agreement and the Minnesota Limited Liability Company Act set forth in Chapter 322B of the Minnesota Statutes. Owners of record of units at the close of business on the record date are entitled to receive notice of the meeting and vote at the meeting and any adjournments or postponements of the 2016 annual meeting.

Q:	How do I vote?

A:	Membership units can be voted only if the holder of record is present at the 2016 annual meeting either in person or by proxy. You may vote using either of the following methods:

•
Proxy card. The enclosed proxy card is a means by which a member may authorize the voting of his, her, or its membership units at the 2016 annual meeting. The membership units represented by each properly executed proxy card will be voted at the 2016 annual meeting in accordance with the member's directions. The Company urges you to specify your choices by marking the appropriate boxes on your enclosed proxy card. After you have marked your choices, please sign and date the enclosed proxy card and return it

◦	By mail in the enclosed envelope to Christianson & Associates, PLLP, Attention: Christina Boike, at 302 SW 5th Street, Willmar, MN 56201.

◦	By fax to Christianson & Associates, PLLP, Attention: Christina Boike, at (320) 235-5962.

If you sign and return the proxy card without specifying any choices, your membership units will be voted (i) FOR all incumbent governor nominees with respect to Proposal 1; (ii) FOR Proposal 2.

•	In person at the 2016 annual meeting. All members may vote in person at the 2016 annual meeting.

Q:	What am I voting on?

A:	You are voting on two proposals:

•
Proposal 1: The election of three governors. The following persons have been nominated by the nominating committee to fill the three open seats on the board of governors: Leslie Bergquist, Myron Peterson, Dean Buesing and Sherry Jean Larsen. Detailed information on each nominee is provided below at "SECTION II - PROPOSALS TO BE VOTED ON, PROPOSAL 1 - ELECTION OF GOVERNORS". The board of governors has determined that each of the nominees is qualified to serve as a governor. The board of governors recommends a vote FOR the three incumbent nominees (Messrs. Bergquist, Peterson, and Buesing) for election as governors due to their prior service on our board, which has provided them with significant exposure to and familiarity with our business.

•
Proposal 2 through 7: Amendments to and a restatement of the Company's Current Operating Agreement (and as proposed to be amended, restated in the form of the Proposed Operating Agreement as set forth in Appendix A). These proposals are discussed below beginning at "SECTION II - PROPOSALS TO BE VOTED ON, SPECIAL NOTE ON PROPOSALS 2 THROUGH 7 - AMENDMENT AND RESTATEMENT OF THE COMPANY'S OPERATING AND MEMBER CONTROL AGREEMENT". The board determined, at its meeting held on October 22, 2015, that it is in the best interests of the Company and its members to make certain amendments to the current Operating and Member Control Agreement as set forth in Proposals 2 through 7. Therefore, the board of governors recommends a vote FOR each of Proposals 2, 3, 4, 5, 6, and 7.

As of the mailing date of this proxy statement, the board of governors is not aware of any matters, other than those set forth above, that may be presented for action at the 2016 annual meeting. If other matters are properly presented, including voting to adjourn or postpone the annual meeting to solicit additional proxies with respect to any proposal or for any other reason, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

Q:	How many votes do I have?

A:	Members are entitled to one vote for each membership unit owned by such member as of the close of business on the record date on any matter which may properly come before the meeting.

Q:	What are the voting requirements for the proposals?

A:	The voting requirement for each proposal are set forth below:

•
Proposal 1: In the election of governors, the three nominees receiving the greatest number of votes will be elected as governors regardless of whether an individual nominee receives a majority of the votes cast. Members do not have cumulative voting rights.

•
Proposals 2 through 7: The affirmative vote of the holders of a majority of the total number of membership units outstanding is required to amend and restate the Company's Operating and Member Control Agreement. On Feb 1, 2016, there were 30,606 membership units outstanding and entitled to vote at the 2016 annual meeting. Therefore, a vote FOR by 15,304 membership units is required to approve each of Proposals 2, 3, 4, 5, 6, and 7.

Additionally, the implementation of each of Proposals 2, 3, 4, 5, 6, and 7 is conditioned on member approval of all of Proposals 2, 3, 4, 5, 6, and 7. Therefore, if each of Proposals 2, 3, 4, 5, 6, and 7 is approved, the form of the Proposed Operating Agreement will be adopted as the Company's operating agreement. If any one of Proposals 2, 3, 4, 5, 6, and 7 fails, then the Proposed Operating Agreement will not be adopted, the Company's Current Operating Agreement will remain in effect and none of the changes described in Proposals 2 through 7 will be implemented.

Q:	What is the effect of an abstention?

A:	Abstentions will be counted when determining whether a quorum is present. Abstentions will have the following effect:

•
Proposal 1: Abstentions for governor elections will not be counted either for or against any nominee because governors are elected by plurality vote, meaning that the person receiving the most votes will be elected.

•
Proposals 2 through 7: The amendment of the Company's Current Operating Agreement vote requires the affirmative vote of the holders of a majority of the total number of membership units outstanding. Therefore, if you abstain from voting on Proposals 2, 3, 4, 5, 6, and/or 7, it has the same effect as a vote AGAINST such proposal. Additionally, since the implementation each of Proposals 2, 3, 4, 5, 6 and 7 are conditioned upon adoption of all of Proposals 2, 3, 4, 5, 6, and 7, an abstention from voting on any one of Proposals 2, 3, 4, 5, 6, and/or 7, it has the same effect as a vote AGAINST all such proposals.

Q:	What can I do if I change my mind after I submit my proxy?

A:	You may revoke your proxy by:

•	Voting in person at the 2016 annual meeting; or

•	Giving written notice of revocation that is received by Christianson & Associates, PLLP by 5:00 p.m. on Tuesday, March 22, 2016.

•	Giving written notice of the revocation to the Company's CFO, Stacie Schuler, at the commencement of the 2016 annual meeting.

Q:	What happens if I mark too few or too many boxes on the proxy card?

A:	If you mark too few or too many boxes on the proxy card for each proposal, your vote will be counted as follows:

•	For Proposal 1:

◦	If you do not mark any choices on the proxy card, then the proxy will vote your units FOR all incumbent governor nominees (Messrs. Bergquist, Peterson, and Buesing) with respect to Proposal 1.

◦	You may wish to vote FOR only one or two of the governor nominees. In this case, your vote will only be counted FOR the governor candidates you have selected.

◦	If you mark a vote FOR more than three choices on the proxy card, your votes will not be counted with respect to any of the governor candidates.

◦
If you mark contradicting choices on the proxy card, such as both FOR and WITHHOLD/ABSTAIN for a candidate, your votes will not be counted with respect to the governor candidate for which you marked contradicting choices.

•	For Proposals 2 through 7:

◦	If you do not mark any choices on the proxy card, then the proxy will vote your units FOR Proposals 2, 3, 4, 5, 6, and 7.

◦
If you mark contradicting choices on the proxy card, such as both FOR and AGAINST and/or ABSTAIN a particular proposal, it has the same effect as a vote AGAINST such proposal. Additionally, as the implementation each of Proposals 2, 3, 4, 5, 6 and 7 are conditioned upon adoption of all of Proposals 2, 3, 4, 5, 6, and 7, marking contradicting choices on the proxy card for any of Proposals 2, 3, 4, 5, 6, and/or 7 has the same effect as a vote AGAINST all such proposals.

If any other matters are properly presented to the 2016 annual meeting for action, including voting to adjourn or postpone the annual meeting to solicit additional proxies with respect to any proposal or for any other reason, the proxy will vote the proxy cards (which confer discretionary authority to vote on such matters) in accordance with his best judgment.

Q:	How will a quorum be established the 2016 annual meeting?

A:
To transact any business at the 2016 annual meeting, we must have a quorum of members present at the meeting. The presence of members holding 40% of the total outstanding membership units constitutes a quorum. As of the record date, we had 30,606 membership units issued and outstanding. Accordingly, we need 12,242 membership units represented at the meeting to constitute a quorum. If you submit a properly executed proxy, then you will be considered part of the quorum even if you are not physically present at the meeting.

Q:	Do I have dissenters' rights to any matter acted upon during the 2016 annual meeting?

A:
No. Neither the the election of governors nor the amendment and restatement of the Company's Operating and Member Control Agreement described in Proposals 2, 3, 4, 5, 6 and/or 7 are a circumstance in which the Minnesota Limited Liability Company Act or the Company's member control agreement provides members with dissenters' rights.

Pursuant to the Minnesota Limited Liability Company Act, dissenters' rights are available to members under the following circumstances: (1) an amendment to the articles of organization which materially and adversely affects the rights or preferences of the membership interests of the dissenting member; (2) a sale, lease, transfer, or other disposition of property and assets requiring member approval; (3) a plan of merger; (4) a plan of exchange; (5) a plan of conversion; or (6) any other action taken to which the articles of organization, member control agreement, bylaws, or a resolution approved by the board of governors directs that dissenting members may obtain payment for their membership units. The Company's member control agreement neither provides nor waives any dissenters' rights for our members.

Q:	Who will count the vote?

A:	The Company has hired the accounting firm of Christianson & Associates, PLLP to count the ballots.

Q:	How do I nominate a candidate for election as a governor or make a proposal for next year's annual meeting?

A:	This question is answered in the section of this proxy statement entitled "SECTION III - REQUIRED INFORMATION; MEMBER PROPOSALS FOR 2016 ANNUAL MEETING."

Q:	Who is paying for this proxy solicitation?

A:
The entire cost of this proxy solicitation will be borne by the Company. The cost will include the cost of supplying necessary additional copies of the solicitation material for beneficial owners of membership units held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such material and report to such beneficial owners.

Q:	How can I find out results of the voting at the 2016 annual meeting?

A:
Preliminary voting results will be announced at the 2016 annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the 2016 annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements that involve future events, our future performance and our expected future operations and actions.  In some cases you can identify forward-looking statements by the use of words such as “may”, “will”, “should”, “anticipate”, “believe”, “expect”, “plan”, “future”, “intend”, “could”, “estimate”, “predict”, “hope”, “potential,” “continue,” or the negative of these terms or other similar expressions.  These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties, including, but not limited to those described in this proxy statement and our other Securities and Exchange Commission filings.

Our actual results or actions could and likely will differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in this proxy statement.  We are not under any duty to update the forward-looking statements contained in this proxy statement.  We cannot guarantee future results, levels of activity, performance or achievements.  We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this proxy statement.  You should read this proxy statement and the documents that we reference in this proxy statement, completely and with the understanding that our actual future results may be materially different from what we currently expect.  We qualify all of our forward-looking statements by these cautionary statements.

SECTION II - PROPOSALS TO BE VOTED UPON

PROPOSAL 1
ELECTION OF THREE GOVERNORS

Our current board of governors consists of nine elected governors. The nine governor positions are divided into three classes. Three governors are to be elected by the members at the 2016 annual meeting and the terms of the six remaining elected governors expire in either 2017 or 2018, respectively.

The Company's current governors and their respective terms are as follows:

2017	Kenton Johnson	Class I Governor
2017	Bruce LaVigne	Class I Governor
2017	Michael Lund	Class I Governor
2018	Paul Enstad	Class II Governor
2018	Marten Goulet	Class II Governor
2018	Rodney Wilkison	Class II Governor
2016	Leslie Bergquist	Class III Governor
2016	Myron Peterson	Class III Governor
2016	Dean Buesing	Class III Governor

At the 2013 annual meeting, Dean Buesing and Myron Peterson were re-elected and Leslie Bergquist was elected to serve three-year terms until the 2016 annual meeting. At the 2014 annual meeting, Kenton Johnson, Bruce LaVigne and Michael Lund were elected to serve a three-year term until the 2017 annual meeting. At the 2015 annual meeting, Paul Enstad, Rod Wilkison and Marten Goulet were re-elected was elected to serve three-year terms until the 2018 annual meeting.

The nominating committee of the board of governors has nominated Leslie Bergquist, Myron Peterson, Dean Buesing and Sherry Jean Larsen as nominees for the 2016 annual board of governors' election. Each of Messrs. Bergquist, Peterson and Buesing are incumbent governors. Ms. Larsen has not served before on our board of governors. Each of the nominees was recommended by members of the Company to the nomination committee.  All nominees have indicated their willingness to serve as governors if elected. The board of governors has determined that each of the nominees is qualified to serve as a governor. The board of governors recommends a vote for re-election at the 2016 annual meeting of the incumbent governor nominees Leslie Bergquist, Myron Peterson, and Dean Buesing due to their prior service on our board, which has provided them with significant exposure to and familiarity with our business.

We know of no arrangements or understandings between a governor or nominee and any other person pursuant to which he or she has been selected as a governor or nominee. There are no direct family relationships exist between any of the nominees, our governors, officers, or key employees of the Company.

The following table contains certain information with respect to the nominees for election to the board of governors at the 2016 annual meeting:

Name	Year First Became a Governor (if applicable)	Term Expires (if applicable)
Leslie Bergquist	2013	2019
Myron Peterson	2000	2019
Dean Buesing	2009	2019
Sherry Jean Larson	N/A	2019

Biographical Information for Nominees

Leslie Bergquist - Age 56, Incumbent Governor and Nominee. Mr. Bergquist was first elected as an at-large governor in 2013. Since January 2012, Mr. Bergquist has owned and served as president of Bergquist Consulting Corporation, which provides commercial and agricultural loan reviews and appraisal reviews. Mr. Bergquist also serves as a farm manager for Fagen Farms, LLP, which is an affiliate of Fagen, Inc., as a bus driver for Bennett & Bennett Transportation. Mr. Bergquist previously served as a senior credit analyst for Forstrom Bancorporation, Inc. from May 2007 through December 2011, and held the positions of president, vice president, and director during his tenure with Yellow Medicine County Bank, which spanned from August 2002 through May 2007. Mr. Bergquist also serves as a one of our appointed governors to the board of governors of Heron Lake BioEnergy, LLC ("HLBE"), an SEC-reporting company and indirect subsidiary of the Company, representing our investment interest in that company and serves as a member of the audit committee of HLBE. He also serves as an appointed director of Agrinatural Gas, LLC ("Agrinatural"), a majority owned subsidiary of HLBE, representing HLBE's investment interest in Agrinatural. Mr. Bergquist was selected as a nominee based on experience as an executive, his knowledge of the agricultural industry, his financial acumen and audit committee experience, and prior involvement with the Company. Mr. Bergquist has consented to serving on the board if he is elected.

Dean Buesing - Age 63, Incumbent Governor, Secretary and Nominee. Mr. Buesing has been an at-large governor of the Company since 2009. Mr. Buesing has decades of experience in the agricultural industry, farming near Granite Falls since 1973, and serving as the president of Buesing Farms, Inc. since 1980, as the president of Buesing-Buesing, LLC since 2006 and as a partner in Buesing Ag Partnership since 2007. He also served as a director and planning committee member of Minnesota Corn Processors, LLC, an ethanol production facility located near Marshall, Minnesota, from 1998 until its acquisition by Archer Daniels Midland in 2002. From 2007 to 2011, Mr. Buesing was a director and secretary of SW Energy, LLC, a development stage ethanol production facility located near McCook, Nebraska. From 1992 to 2000, he was a director and treasurer of Yellow Medicine Soybean Growers. Mr. Buesing also serves as a one of our appointed governors to the board of governors of Heron Lake BioEnergy, LLC ("HLBE"), an SEC-reporting company and indirect subsidiary of the Company, representing our investment interest in that company. Mr. Buesing was selected as a nominee based on his business experience in both agriculture and ethanol industries and prior involvement with the biofuels industry and the Company. Mr. Buesing has consented to serving on the board if he is elected.

Myron D. Peterson - Age 71, Incumbent Governor and Nominee. Mr. Peterson served as the board of governors’ at-large alternate from 2000 to 2010, and was elected to the board of governors as an at-large governor in March 2010. For the last 43 years, Mr. Peterson has farmed in a family farm partnership called Peterson Partners. Mr. Peterson served as a director of the Minnesota Corn Growers Association Board 9 years, from 1994 to 2003. In 2003, he became a director of the Minnesota Corn Research and Production Council, a position that he currently holds. Mr. Peterson has served as a director on the United States Grain Council since 2014 and currently serves a member of the United States Grain Council's Value Added A Team with emphasis on distillers' grains issues. Mr. Peterson has also been a supervisor for Hawk Creek Township, Minnesota for the past 36 years and county township secretary-treasurer for Renville County, Minnesota for 33 years. Mr. Peterson was selected as a nominee based on his agricultural experience, his leadership at the local and county levels of government and his prior involvement with the Company. Mr. Peterson has consented to serving on the board if he is elected.

Sherry Jean Larson, CPA - Age 40, Nominee. Ms. Larson is a certified public accountant and since November 5, 2001, has been employed as a manager at Christianson & Associates, PLLP ("Christianson"), a public accounting firm located in Wilmar, Minnesota. In her role as a manager at Christianson, she assists a wide variety of clients in the agriculture and manufacturing industries, including numerous ethanol and other alternative renewable fuel clients, with her primary focus on financial forecasting, business development, and preparation of business plans.  Additionally, since October 2014, as part of her duties with Christianson, Ms. Larson has served as the interim part-time chief financial officer for a private ethanol production facility pursuant to a financial and consulting services agreement between Christianson and the ethanol production facility.  Prior to her employment with Christianson & Associates, Ms. Larson was employed as a senior accountant at Schlenner Wenner & Co. in St. Cloud, Minnesota from November 1997 to July 2001.  She graduated from the University of Evansville with a bachelor of accounting degree and from St. Cloud State University with a masters in business administration.  Ms. Larson was selected as a nominee based on her business experience, her education and financial acumen. Ms. Larson has consented to serving on the board if she is elected.

Required Vote and Board Recommendation

In the election of governors, the affirmative vote of a plurality of the membership voting interests is required to elect a nominee to the position of governor. Therefore, the three nominees receiving the greatest number of votes relative to the votes cast for their competitors will be elected, regardless of whether any individual nominee receives votes from a majority of the quorum. Members do not have cumulative voting rights. In the governor election, because governors are elected by plurality vote, abstentions will not be counted either for or against any nominee. Abstentions will be included when counting membership units to determine whether a sufficient number of the voting membership units are represented to establish a quorum. If you mark contradicting choices on your proxy card such as both for and abstain for a nominee, your votes will not be counted with respect to the governor candidate for whom you marked contradicting choices. If you mark a vote for more than three choices on the proxy card, your votes will not be counted with respect to any of the governor candidates.

THE BOARD HAS DETERMINED THAT EACH NOMINEE IS QUALIFIED TO SERVE AS A GOVERNOR. THE BOARD RECOMMENDS A VOTE FOR THE INCUMBENT DIRECTORS LESLIE BERGQUIST, MYRON PETERSON AND DEAN BUESING DUE TO THEIR PRIOR SERVICE ON OUR BOARD, WHICH HAS PROVIDED THEM WITH SIGNIFICANT EXPOSURE TO AND FAMILIARITY WITH OUR BUSINESS.

YOU MAY VOTE FOR ONLY THREE NOMINEES. FOR EACH PROPERLY EXECUTED PROXY CARD WHERE THE MEMBER DOES NOT MARK ANY CHOICES FOR GOVERNOR, THE PROXIES WILL VOTE FOR THE INCUMBENT DIRECTORS MESSRS. BERGQUIST, PETERSON AND BUESING.

SPECIAL NOTE REGARDING PROPOSALS 2 THROUGH 7 - AMENDMENT AND RESTATEMENT OF THE COMPANY'S OPERATING AND MEMBER CONTROL AGREEMENT

Our board of governors recently undertook a review of the Company's Fifth Amended and Restated Operating and Member Control Agreement (the "Current Operating Agreement") to determine whether changes were appropriate. At its October 22, 2015 meeting, the board decided that it is in the best interest of the Company and its members to amend our Current Operating Agreement and approved the form of the Sixth Amended and Restated Operating Agreement (the "Proposed Operating Agreement") in order to make the following changes (the "Proposed Amendments"):

•
"opt-in" and elect governance under the Minnesota Revised Uniform Limited Liability Company Act (the “New LLC Act”), which became effective August 15, 2015 and make other consistency and wording changes to the Current Operating Agreement;

•	incorporate three prior operating agreement amendments which were previously adopted by the members;

•	remove certain special governor appointment rights and related governance rights of Glacial Lakes Energy, LLC and Fagen, Inc. that are no longer applicable and only have historical significance;

•
clarify the allocation and distribution provisions of the Current Operating Agreement and make such provisions consistent with the special regulatory allocation provisions required by the IRS for large partnerships (100 or more partners);

•	make certain corrections and administrative changes to the transfer provisions and remove unnecessary redemption procedures;

•	provide procedures for proposal and adoption of amendments the Current Operating Agreement;

•	adopt a voting cap prohibiting a member, together with such member's related parties and affiliates, from voting more than 20% of our outstanding units;

•	adopt a maximum unit ownership limitation prohibiting a member from owning or controlling more than 20% of our outstanding units;

•	modify and clarify certain governance requirements of the Company;

•
revise the limitation of liability, exculpation, indemnification, and advancement of expenses provisions of the Operating Agreement so that they are consistent with indemnification provisions of the New LLC Act;

•	affirmatively waive dissenters' rights under the New LLC Act; and

•	make other amendments to update the Current Operating Agreement to effect other minor clarifications and conforming changes related to each of the foregoing amendments.

Our members are being asked to consider and approve Proposed Amendments, which are discussed in further detail in Proposals 2, 3, 4, 5, 6 and 7 below. Proposal 2 deals with all of the Proposed Amendments to the Current Operating Agreement except for the amendments to: (i) adopt a voting cap which is discussed in Proposal 3; (ii) adopt a maximum ownership limitation which is discussed in Proposal 4; (iii) modify and clarify certain governance requirements of the Company described in Proposal 5; (iv) revisions to the limitation of liability, exculpation, indemnification and advancement of expenses under the Current Operating Agreement addressed in Proposal 6; and (v) waive dissenters' rights as provided in Proposal 7.

The implementation Proposed Amendments described in each of Proposals 2 through 7 is conditioned on member approval of the other proposals. If each of Proposals 2, 3, 4, 5, 6 and 7 are adopted, the Proposed Amendments will be made effective through the Company's adoption of the form of the Proposed Operating Agreement. The Proposed Operating Agreement, attached as Appendix A to this proxy statement, is marked to show the cumulative differences between the Current Operating Agreement and the Proposed Operating Agreement with with deletions indicated by strikeouts and additions indicated by underlining. You are urged to read Appendix A in its entirety, as the summary of the Proposed Operating Agreement contained in each of Proposals 2, 3, 4, 5, 6, and 7 are qualified in their entirety by reference to Appendix A. If any one of Proposals 2, 3, 5, 6, or 7 is not approved, then the Proposed Operating Agreement will not be adopted, the Company's Current Operating Agreement will remain in effect and none of the changes described in Proposals 2, 3, 4, 5, 6, and 7 will be implemented.

PROPOSAL 2
AMENDMENTS TO ADOPT APPLICATION OF THE NEW LLC ACT
AND OTHER ADMINISTRATIVE CHANGES

Proposal 1 contemplates approval of the following changes to the Current Operating Agreement:

•
"opt-in" and elect governance under the Minnesota Revised Uniform Limited Liability Company Act (the “New LLC Act”), which became effective August 15, 2015 and make other consistency and wording changes to the Current Operating Agreement;

•	incorporate three prior operating agreement amendments which were previously adopted by the members;

•	remove certain special governor appointment rights and related governance rights of Glacial Lakes Energy, LLC and Fagen, Inc. that are no longer applicable and only have historical significance;

•
clarify the allocation and distribution provisions of the Current Operating Agreement and make such provisions consistent with the special regulatory allocation provisions required by the IRS for large partnerships (100 or more partners);

•	make certain corrections and administrative changes to the transfer provisions and remove unnecessary redemption procedures; and

•	provide procedures for proposal and adoption of amendments the Operating and Member Control Agreement.

The Company does not believe that any of the proposed revisions materially change the terms of the Current Operating Agreement. A description of each of the primary changes contemplated by Proposal 2 set forth below and are qualified in their entirety by reference to Appendix A.

Election of the New LLC Act

Summary and Reason for Changes from Current Operating Agreement. The Company was organized as a Minnesota limited liability company under Chapter 322B of the Minnesota Statutes (the "Existing Act") and is currently governed by the Existing Act. However, the Minnesota Revised Uniform Limited Liability Company Act, which will be found in Chapter 322C of the Minnesota Statutes (the “New LLC Act”), was signed into law on April 8, 2014 and will replace the Existing Act effective August 1, 2015. Beginning August 1, 2015, all newly formed Minnesota limited liability companies will be governed by the New LLC Act. On and after January 1, 2018, the New LLC Act will apply to all Minnesota limited liability companies, regardless of when they were formed and whether they have made an election to be governed by the New LLC Act. On and after August 1, 2015 and until January 1, 2018, Minnesota limited liability companies that were formed under the Existing Act may elect to opt-in to the New LLC Act and become governed by the New LLC Act instead of the Existing Act.

The following changes, among others, were made to the Current Operating Agreement to opt-in to the New LLC Act and become governed by the New LLC Act:

•	Amendment of certain definitions and the addition of new definitions to reflect adoption of governance under the New LLC Act (Sections 1.1, 2.4, 2.6, 2.9).

•	Address certain terms and concepts used in the Existing Act that have no meaning under the New LLC Act (Sections 1.13, 1.14, 1.15, 1.16).

 Expected Effect. The board of governors believes that, if the Proposed Operating Agreement is adopted, the revisions made to opt-in and elect governance under the New LLC Act will ease the eventual mandatory transition to the New LLC Act. The board of governors do not believe that any of the changes to opt-in and elect governance under the New LLC Act would represent a change in the fundamental voting or economic rights of members under our Current Operating Agreement.

Incorporation of Three Prior Amendments to the Current Operating Agreement

Summary and Reason for Changes from Current Operating Agreement. The changes were incorporated into Section 1.10, 2.8 and 10.2(e) the Proposed Operating Agreement reflect changes previously approved by the members by their adoption of the First Amendment to Fifth Amended and Restated Operating Agreement of the Company dated April 28, 2005, the Second Amendment to Fifth Amended and Restated Operating Agreement of the Company dated June 13, 2006, and the Third Amendment to Fifth Amended and Restated Operating Agreement of the Company dated March 21, 2013.

Expected Effect. The Company and governors do not believe that any of the changes to Section 1.10, 2.8 and 10.2(e) are material as they only incorporate changes previously adopted by the members.

Removal of Provisions Related to Certain Historical Governor Appointment and Governance Rights

Summary and Reason for Changes from Current Operating Agreement. The Current Operating Agreement provides for special governor appointment rights of Glacial Lakes Energy, LLC and Fagen, Inc. and specifically prohibits the board from taking certain actions without the consent of the Glacial Lakes Energy, LLC. However, the appointment rights of Glacial Lakes Energy, LLC and the related restrictions on the authority of the board terminated when Glacial Lakes Energy, LLC's unit ownership fell below the required 20% ownership threshold. Further, the Current Operating Agreement includes provisions granting appointment rights to Fagen, Inc. However, Fagen, Inc. voluntarily relinquished its rights to appoint a governor to the board with the member approval of the Third Amendment to Fifth Amended and Restated Operating Agreement of the Company dated March 21, 2013. As these appointment rights and related restrictions on board authority are no longer applicable, the Proposed Operating Agreement eliminates the provisions regarding appointment of governors by Glacial Lakes Energy, LLC and Fagen, Inc. and removes the related restrictions on the authority of the board related to such appointment rights.

Expected Effect. The board of governors believes that, if adopted, these governance changes will make the Proposed Operating Agreement a better governing document for the Company by removing terminated rights that are no longer applicable and unnecessarily complicate the Current Operating Agreement.

Revisions to Allocation and Distribution Provisions

Summary and Reason for Changes from Current Operating Agreement. The Allocations and Distribution Sections of the Current Operating Agreement, including Sections 5.2 and 5.3 and 5.5, would be revised to make the language contained therein internally consistent and to adopt certain special regulatory allocation provisions required by the IRS for large partnerships of 100 or more partners. These same large partnership tax rules apply to the Company as we have elected partnership tax treatment.

Expected Effect. The Company and governors do not believe that any of the changes to these sections would represent a change in the fundamental terms of the Current Operating Agreement and are consistent with the current accounting practices of the Company.

Certain Administrative Changes to Transfer Requirements and Removal of Redemption

Summary and Reason for Changes from Current Operating Agreement. Section 10.3 was revised to address certain administrative deficiencies in the unit transfer process including

•	the addition of the requirement of a transferee to execute of a member signature page prior to approval of the transfer;

•	the addition of the requirement of member approval if a transfer would result in termination of the Company for tax purposes under Section 708 of the Internal Revenue Code;

•	the addition of new Sections 10.08, 10.09 and10.10 to provide procedures for treatment of prohibited transfers, unadmitted assignees or the admission of new substitute members or additional members.

Additionally, all provisions regarding the procedures for members to request a redemption of units were eliminated (Sections 10.7, 10.8 and 10.10 of the Current Operating Agreement). As of the date of this proxy solicitation, no members have availed themselves of these procedures to request a Company redemption of their units. Moreover, had a member made a redemption request pursuant these provisions, these provisions explicitly provided that the Company was under no obligation to grant such requests. Further, removal of these provisions will not inhibit or prohibit the Company from voluntarily offering redemption or repurchase to a member or members or conducting a tender offer. Therefore, the board of governors determined that these redemption provisions were unnecessary, overly complicated the Company's Current Operating Agreement and should be eliminated.

Expected Effect. The board of governors do not believe that any of the changes to the transfer provisions of Section 10 would represent a change in the fundamental voting or economic rights of members under our Current Operating Agreement. These are not the only administrative changes to the transfer provisions of Section 10 and members are encouraged to carefully read Appendix A.

Amendments

Summary and Reason for Changes from Current Operating Agreement. Revised Section 14.5 clarifies the procedures for proposal and adoption of amendments to the Current Operating Agreement. As revised in the Proposed Operating Agreement, Section 14.5 provides that amendments to the Proposed Operating Agreement may be proposed by the board of governors or any member and that the board of governors shall seek the written vote of the members or call a meeting to vote on the proposed amendment. The revised Section 14.5 does not change the required threshold for approval of an amendment to the Current Operating Agreement, which remains at affirmative vote of the holders of a majority of the total number of membership units outstanding. However, revised Section 14.5 explicitly requires the consent of each member adversely affected if the proposed amendment to the Proposed Operating Agreement would modify the limited liability of the member or alter the financial rights of the member.

Expected Effect. The board of governors do not believe that any of the changes to Section 14.5 would represent a change in the fundamental voting or economic rights of members under our Current Operating Agreement.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the total number of membership units outstanding is required to approve the amendments to the Current Operating Agreement set forth in Proposal 2. If you do not mark any choices on the proxy card, then the proxy will vote your units FOR Proposal 2. If you abstain, your units will be included in the determination of whether a quorum is present. However, your abstention will have the effect of a vote AGAINST Proposal 2. If you do not submit a proxy card or attend the 2015 Annual Meeting, your vote will not be counted as a vote either for or against Proposal 2.

THE BOARD OF GOVERNORS HAS APPROVED THE PROPOSED SIXTH AMENDED AND RESTATED OPERATING AGREEMENT AND RECOMMENDS A VOTE FOR PROPOSAL 2.

Effectiveness of Proposal 2

The Proposed Amendments set forth in Proposal 2 are conditioned on member approval of each of Proposals 3, 4, 5, 6 and 7 and will only be implemented upon member approval of these other proposals. If each of Proposals 2, 3, 4, 5, 6 and 7 are approved, the Proposed Amendments will be made effective through the Company's adoption of the form of the Proposed Operating Agreement. If Proposal 2 is approved but any one of Proposals 3, 4, 5, 6, or 7 is not approved, then the Proposed Operating Agreement will not be adopted, the Company's Current Operating Agreement will remain in effect and none of the changes described in Proposals 2 will be implemented.

PROPOSAL 3
AMENDMENT TO LIMIT ON UNIT VOTING

If approved, Proposal 3 would amend the Company's Current Operating Agreement to impose a voting cap prohibiting a member, together with such member's related parties and affiliates, from voting more than twenty percent (20%) of the outstanding units of the Company even if such member (together with such member’s affiliates and related parties) is the registered owner of or beneficially controls more than 20% of the outstanding units of the Company.

Summary and Reason for Changes from Current Operating and Member Control Agreement. The Company’s Current Operating Agreement does not contain any limit on the number of units a member may directly or indirectly own or control or vote. Thus, as currently written, a Member may acquire any number of the units the Company that the member so desires, subject to the right of our board of governors to reject a transfer of units for any reason, and is entitled to one vote for each unit held by such member on each matter on which such member is entitled to vote. Currently, approximately 40.0% of the outstanding membership units of the company are concentrated among seven members with the two largest members collectively controlling approximately 29.7% of the outstanding units of the Company. Glacial Lakes Energy, LLC, our largest member, owns approximately 16.4% of our outstanding units and Fagen, Inc., our second largest member, owns approximately 13.3% of our units. Except for our seven largest owners, each of our remaining members own less than 1.0% of our outstanding units. As a result, our two largest members have significant influence over governor election and member voting generally.

As revised, Section 1.14 of the Sixth Amended and Restated Operating Agreement would impose a voting cap prohibiting a member, together with such member's "related parties" (i.e., a member's spouse, children, parents, brothers and sisters) or "affiliates" (i.e., any corporation, partnership or other entity in which a member or a member's related parties owns or controls a majority of the voting power), from voting more than 20% of the outstanding Units of the Company even if such Member, together with such Member’s affiliates and related parties, is the registered owner of or beneficially controls more than 20% of the outstanding Units of the Company.

The board of governors believes that the addition of a voting cap limitation will provide protections to the minority members and may have the effect of delaying, deferring or preventing someone from taking control of us. Additionally, the board expects that the adoption of the voting cap may be more difficult to approve certain actions, including mergers, consolidations, exchanges, conversions, sale of all or substantially all of the assets of the company, or a dissolution of the company, as such actions would require more members voting in favor of any such action.

Expected Effect. The revisions relating to the unit voting limitations are not expected to have any substantive effect on current unit voting. As of the date of this proxy solicitation, no member of the Company owns, controls or votes, independently or together with such member's related parties or affiliates, more than 20% of our outstanding units. Therefore, as revised, Section 1.14 of the Proposed Operating Agreement would not alter members current voting rights.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the total number of membership units outstanding is required to approve the amendments to the Current Operating Agreement set forth in Proposal 3. If you do not mark any choices on the proxy card, then the proxy will vote your units FOR Proposal 3. If you abstain, your units will be included in the determination of whether a quorum is present. However, your abstention will have the effect of a vote AGAINST Proposal 3. If you do not submit a proxy card or attend the 2015 Annual Meeting, your vote will not be counted as a vote either for or against Proposal 3.

THE BOARD OF GOVERNORS HAS APPROVED THE PROPOSED SIXTH AMENDED AND RESTATED OPERATING AGREEMENT AND RECOMMENDS A VOTE FOR PROPOSAL 3.

Effectiveness of Proposal 3

The Proposed Amendments set forth in Proposal 3 are conditioned on member approval of each of Proposals 2, 4, 5, 6 and 7 and will only be implemented upon member approval of these other proposals. If each of Proposals 2, 3, 4, 5, 6 and 7 are approved, the Proposed Amendments will be made effective through the Company's adoption of the form of the Proposed Operating Agreement. If Proposal 3 is approved but any one of Proposals 2, 4, 5, 6, or 7 is not approved, then the Proposed Operating Agreement will not be adopted, the Company's Current Operating Agreement will remain in effect and none of the changes described in Proposals 3 will be implemented.

PROPOSAL 4
AMENDMENT TO LIMIT UNIT OWNERSHIP

If approved, Proposal 4 would amend the Company's Current Operating Agreement to impose a maximum ownership limitation prohibiting a member, not including units held by related parties and affiliates, from owning more than 20% of the outstanding units of the Company.

Summary and Reason for Changes from Current Operating Agreement. As stated above in Proposal 3, the Company’s Current Operating Agreement does not contain any limit on the number of units a member may directly or indirectly own or control or vote. As revised, Section 4.3 of the Proposed Operating Agreement would impose a maximum ownership limitation and prohibit a member from owning more than 20% of our outstanding units, not including any units owned by related parties or affiliates. The Proposed Operating Agreement further provides if the number of units owned by a member inadvertently exceeds the 20% limitation due to an involuntary transfer of units by operation of law or by Company action (such as a redemption of units by the Company), the member is entitled only to the financial rights (i.e., the member's share of profits and losses and distributions) associated with such units owned in excess of the maximum ownership limitation and is not entitled to the governance rights (i.e. voting) associated with such units.

The board of governors believes that the addition of the maximum ownership limitation will provide protections to the minority members and may have the effect of delaying, deferring or preventing someone from taking control of us. Additionally, the board expects that the adoption of the maximum ownership limitation may be more difficult to approve certain actions, including mergers, consolidations, exchanges, conversions, sale of all or substantially all of the assets of the company, or a dissolution of the company, as such actions would require more members voting in favor of any such action.

Expected Effect. The revisions relating to the unit ownership limitations are not expected to have any substantive effect on current ownership. As of the date of this proxy solicitation, to the Company's knowledge, no member of the Company owns, controls or votes, independently or together with such member's related parties or affiliates, more than 20% of our outstanding units. Therefore, as revised, Section 4.3 of the Proposed Operating Agreement would not adversely affect any members' current holdings of our units.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the total number of membership units outstanding is required to approve the amendments to the Current Operating Agreement set forth in Proposal 4. If you do not mark any choices on the proxy card, then the proxy will vote your units FOR Proposal 4. If you abstain, your units will be included in the determination of whether a quorum is present. However, your abstention will have the effect of a vote AGAINST Proposal 4. If you do not submit a proxy card or attend the 2015 Annual Meeting, your vote will not be counted as a vote either for or against Proposal 4.

THE BOARD OF GOVERNORS HAS APPROVED THE PROPOSED SIXTH AMENDED AND RESTATED OPERATING AGREEMENT AND RECOMMENDS A VOTE FOR PROPOSAL 4.

Effectiveness of Proposal 4

The Proposed Amendments set forth in Proposal 4 are conditioned on member approval of each of Proposals 2, 3, 5, 6 and 7 and will only be implemented upon member approval of these other proposals. If each of Proposals 2, 3, 4, 5, 6 and 7 are approved, the Proposed Amendments will be made effective through the Company's adoption of the form of the Proposed Operating Agreement. If Proposal 4 is approved but any one of Proposals 2, 3, 5, 6, or 7 is not approved, then the Proposed Operating Agreement will not be adopted, the Company's Current Operating Agreement will remain in effect and none of the changes described in Proposals 4 will be implemented.

PROPOSAL 5
AMENDMENT TO CERTAIN GOVERNANCE PROVISIONS OF SECTION 6

Proposal 5 contemplates approval of the certain changes to Section 6 of the Current Operating Agreement (other than changes to Sections 6.13 and 6.14 regarding limitation liability, exculpation and indemnification of governors and officers which are addressed in Proposal 6) in order to enhance the governance of the Company.

Summary and Reason for Changes from Current Operating Agreement. The primary governance changes to the Current Operating Agreement included in the Proposed Operating Agreement are as follows:

•
Section 6.1(d) has been revised to provide flexibility and allow the board of governors to set the size of the board within a variable range with minimum of 7 governors and maximum of 11 governors and set the initial size of the board upon adoption of the Proposed Operating Agreement at 9 governors. The current board of governors is comprised of 9 governors.

•
The Current Operating Agreement does not provide procedures for members to nominate candidates for the board of governors. The Proposed Operating Agreement adds a new Section 6.1(g) to provide that such a mechanism for members.

•
Section 6.2 has been revised to provide clarity as to the authority of board and explicitly authorizes certain acts allowed under both the New LLC Act and the Existing Act, such as acquire and operate Company property, execute agreements, redeem units, purchase and hold securities in other entities, and indemnify a member, governor or officer.

•
Revised Section 6.3 clarifies the duties and obligations of the governors and the standards of conduct applicable to governors and officers, including adding language that, with respect to the Company, no governor or officer shall engage (i) in any act or omission which involves intentional misconduct or a knowing violation of law or (ii) in any transaction from which the governor or officer would receive an improper personal benefit. The Company believes this is appropriate language to clarify required governor and officer conduct and is consistent with the general standard in public companies today.

•
The Current Operating Agreement does not provide a procedure for members to remove an elected governor from the board of governors. The Proposed Operating Agreement revised old Section 6.5, which addressed removal of an appointed governor, to provide a procedure for members to remove elected governors.

•
Revised Section 6.6 will clarify that the board of governors may appoint any person to a committee without the requirement that such person also be a governor, and will require that at least two persons must serve on any committee. In addition, the Proposed Operating Agreement clarifies that the members of any committee are subject to the direction and control of the governors, and any vacancies shall be filled by the governors. This change will allow the board of governors greater flexibility to create specific committees and to appoint persons they deem qualified to serve on such committees.

•
The current Section 6.17 would be revised and retitled Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties. The Company and the governors believe the existing section was not detailed enough and as a result, might not provide the appropriate guidance in the event of a need to resolve a governor conflict of interest. The proposed revisions would provide a more thorough procedure for resolving any conflicts of interest that may arise in the future.

The complete text of the proposed changes to Section 6 in the Proposed Operating Agreement are included in Appendix A, indicating language that is added by underlining and deletions with strike-through. Members are encouraged to carefully read Appendix A to fully understand the governance changes.

Expected Effect. The board of governors believes that, if adopted, these governance changes will make the Proposed Operating Agreement a better governing document for the Company by removing terminated rights that are no longer applicable and unnecessarily complicate the existing Operating and Member Control Agreement and correcting administrative deficiencies.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the total number of membership units outstanding is required to approve the amendments to the Current Operating Agreement set forth in Proposal 5. If you do not mark any choices on the proxy card, then the proxy will vote your units FOR Proposal 5. If you abstain, your units will be included in the determination of whether a quorum is present. However, your abstention will have the effect of a vote AGAINST Proposal 5. If you do not submit a proxy card or attend the 2015 Annual Meeting, your vote will not be counted as a vote either for or against Proposal 5.

THE BOARD OF GOVERNORS HAS APPROVED THE PROPOSED SIXTH AMENDED AND RESTATED OPERATING AGREEMENT AND RECOMMENDS A VOTE FOR PROPOSAL 5.

Effectiveness of Proposal 5

The Proposed Amendments set forth in Proposal 3 are conditioned on member approval of each of Proposals 2, 3, 4, 6 and 7 and will only be implemented upon member approval of these other proposals. If each of Proposals 2, 3, 4, 5, 6 and 7 are approved, the Proposed Amendments will be made effective through the Company's adoption of the form of the Proposed Operating Agreement. If Proposal 5 is approved but any one of Proposals 2, 3, 4, 6, or 7 is not approved, then the Proposed Operating Agreement will not be adopted, the Company's Current Operating Agreement will remain in effect and none of the changes described in Proposals 5 will be implemented.

PROPOSAL 6
AMENDMENTS TO LIMITATION OF LIABILITY, EXCULPATION AND INDEMNIFICATION
OF GOVERNORS AND OFFICERS

Proposal 6 contemplates approval of the certain changes to Sections 6.13 and 6.14 of the Current Operating Agreement to clarify rights to indemnification of governors and officers, the limits on indemnification by the Company, and makes the indemnification provisions of the Company more consistent with the indemnification provisions applicable to newly formed limited liability companies under the New LLC Act.

Summary and Reason for Changes from Current Operating Agreement. As set forth in the Proposed Operating Agreement, Section 6.13 of the Current Operating Agreement would be revised and retitled Limitation of Liability. The Company and the governors believe the existing Section 6.13 was not descriptive enough and as a result, might not provide the appropriate guidance in the event of litigation regarding a governor's or officer's liability to the Company or a member. Additionally, current Section 6.13 would be amended to add language providing provide that a governor, alternate governor or officer of the Company would only be subject to fiduciary duties only to the extent provided in the Proposed Operating Agreement and would not be personally liable to the Company or to its members for monetary damages for breach of fiduciary duty as a governor, alternate governor or officer to the extent he or she reasonably believed his or her action was within the scope of authority conferred upon such person and to the extent permitted by the New LLC Act. The Company believes that by focusing on the individual governor, alternate governor and officer's individual belief, it would establish a consistent and predictable standard of behavior for individual governors, alternate governors and officers. The Company believes this is appropriate language to limiting governor, alternate governors and officer liability and is consistent with the New LLC Act and general standard in public companies today.

The Proposed Operating Agreement also revises current Section 6.14 to make indemnification subject to satisfying the duties of governors, alternate governors and officers specified in revised Section 6.13 and expressly provides for the advancement of expenses. As stated above, revised Section 6.13 clarifies the standard of conduct for governors and officers of the Company, specifying that governors, alternate governors and officers are to discharge their duties in good faith, in a manner the governor, alternate governor or officer reasonably believes to be within their scope of authority. The Proposed Operating Agreement also contemplates that the indemnification provided therein is not exclusive of any other right to indemnification a person may have. The changes would also include procedures for requesting and processing indemnification requests. Lastly, revised Section 6.14 contemplates that the Company would have the ability to participate in and assume the legal defense of any action subject to indemnification.

The complete text of the proposed changes to Sections 6.13 and 6.14 in the Proposed Operating Agreement are included in Appendix A, indicating language that is added by underlining and deletions with strike-through. Members are encouraged to carefully read Appendix A to fully understand the changes regarding governor and officer limitation of liability, exculpation, and indemnification.

Expected Effect. The board of governors believes that these changes should assist the Company in attracting and retaining governors, alternate governors and officers who might otherwise be concerned about the scope of our indemnification provisions and having to bear upfront costs in any potential litigation. It is not expected that this change will result in a significantly greater expense to the Company.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the total number of membership units outstanding is required to approve the amendments to the Current Operating Agreement set forth in Proposal 3. If you do not mark any choices on the proxy card, then the proxy will vote your units FOR Proposal 6. If you abstain, your units will be included in the determination of whether a quorum is present. However, your abstention will have the effect of a vote AGAINST Proposal 6. If you do not submit a proxy card or attend the 2015 Annual Meeting, your vote will not be counted as a vote either for or against Proposal 6.

THE BOARD OF GOVERNORS HAS APPROVED THE PROPOSED SIXTH AMENDED AND RESTATED OPERATING AGREEMENT AND RECOMMENDS A VOTE FOR PROPOSAL 6.

Effectiveness of Proposal 6

The Proposed Amendments set forth in Proposal 6 are conditioned on member approval of each of Proposals 2, 4, 5, 6 and 7 and will only be implemented upon member approval of these other proposals. If each of Proposals 2, 3, 4, 5, 6 and 7 are approved, the Proposed Amendments will be made effective through the Company's adoption of the form of the Proposed Operating Agreement. If Proposal 6 is approved but any one of Proposals 2, 3, 4, 5, or 7 is not approved, then the Proposed Operating Agreement will not be adopted, the Company's Current Operating Agreement will remain in effect and none of the changes described in Proposals 6 will be implemented.

PROPOSAL 7
WAIVER OF DISSENTERS' RIGHTS

Proposal 7 amends the Current Operating Agreement to add new Section 7.9 to affirmatively waive dissenters' rights.

Summary and Reason for Changes from Current Operating and Member Control Agreement. Pursuant to the Existing Act, dissenters' rights are available to members under the following circumstances: (1) an amendment to the articles of organization which materially and adversely affects the rights or preferences of the membership interests of the dissenting member; (2) a sale, lease, transfer, or other disposition of property and assets requiring member approval; (3) a plan of merger; (4) a plan of exchange; (5) a plan of conversion; or (6) any other action taken to which the articles of organization, member control agreement, bylaws, or a resolution approved by the board of governors directs that dissenting members may obtain payment for their membership units. With regard to item (6), neither the Current Operating Agreement nor the Company's articles of organization include any provisions that provide for or waive dissenters' rights. The New LLC Act does not expressly address dissenters' rights.

Expected Effect. The board of governors believes that with the adoption of the New LLC Act, the failure of the Current Operating Agreement to address dissenters' rights creates ambiguity. Therefore, to eliminate any ambiguity, in new Section 7.9, each member disclaims, waives and agrees not to assert any dissenters' or similar rights. By waiving dissenters' rights in the Proposed Operating Agreement, a member would be foregoing the ability to assert dissenters' rights under any circumstances for which such dissenters' right are granted under the Existing LLC Act, such as merger or sale of substantially all the assets of the Company.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the total number of membership units outstanding is required to approve the amendments to the Current Operating Agreement set forth in Proposal 3. If you do not mark any choices on the proxy card, then the proxy will vote your units FOR Proposal 7. If you abstain, your units will be included in the determination of whether a quorum is present. However, your abstention will have the effect of a vote AGAINST Proposal 7. If you do not submit a proxy card or attend the 2015 Annual Meeting, your vote will not be counted as a vote either for or against Proposal 7.

THE BOARD OF GOVERNORS HAS APPROVED THE PROPOSED SIXTH AMENDED AND RESTATED OPERATING AGREEMENT AND RECOMMENDS A VOTE FOR PROPOSAL 7.

Effectiveness of Proposal 7

The Proposed Amendments set forth in Proposal 7 are conditioned on member approval of each of Proposals 2, 3, 4, 5, and 6 and will only be implemented upon member approval of these other proposals. If each of Proposals 2, 3, 4, 5, 6 and 7 are approved, the Proposed Amendments will be made effective through the Company's adoption of the form of the Proposed Operating Agreement. If Proposal 7 is approved but any one of Proposals 2, 3, 4, 5, or 6 is not approved, then the Proposed Operating Agreement will not be adopted, the Company's Current Operating Agreement will remain in effect and none of the changes described in Proposals 7 will be implemented.

SECTION III - REQUIRED INFORMATION

GOVERNORS AND OFFICERS

Biographical Information for Non-nominee Governors

Paul Enstad - Age 56, At-Large Governor and Chairman of the Board of Governors. Mr. Enstad has served on the board of governors of the Company since its inception in 2000. Mr. Enstad has been farming corn and soybeans near Granite Falls, Minnesota since 1978. He served on the board of directors of Farmers Cooperative Elevator Company, a member of the Company, from 1996 to 2011. Mr. Enstad also serves as a one of the Company's appointed governors to the board of governors of HLBE, representing our investment interest in that company, as well as the chairman of HLBE. Mr. Enstad also serves as an appointed director of Agrinatural, representing HLBE's investment interest in Agrinatural. The board believes Mr. Enstad's business experience, experience in board and leadership roles, and his knowledge of the ethanol industry, provides the board with valuable perspective.

Rod Wilkison - Age 61, At-Large Governor, and Vice Chairman of the Board of Governors. Mr. Wilkison was initially appointed to an at-large board seat in December 2006 and elected as an at-large governor in 2007. Since 1985, Mr. Wilkison has been the owner and chief executive officer of Wilkison Consulting Service, which provides financial consulting, tax preparation, and monthly accounting services for farmers and small businesses. Prior to starting his consulting business, Mr. Wilkison worked for two different banks for over eleven years. Mr. Wilkison graduated from Pipestone Area Vocational Technical Institute with a degree in agricultural banking and is certified by the Minnesota Department of Agriculture as a Farm Business Management Instructor. Mr. Wilkison also serves as a one of our appointed governors to the board of governors of HLBE, representing the Company's investment interest in that company, as well as the vice-chairman and chair of the audit committee of HLBE. Mr. Wilkison has served as a member and chairman of the Company’s Audit Committee since his election as an at-large governor in 2007. The board believes Mr. Wilkison provides the board with critical financial and accounting acumen and because he qualifies as an audit committee financial expert.

Marten Goulet - Age 36, At-Large Governor. Mr. Goulet was first elected as an at-large governor in 2012. Since June 2012, Mr. Goulet has been the chief financial officer of Wagner Construction, an underground utility and site development contractor based in International Falls, Minnesota with operations in Minnesota, North Dakota, Michigan, Arizona, and Canada. Prior to joining Wagner Construction, Mr. Goulet spent eight years with Wells Fargo in the Twin Cities managing banking relationships and providing financial services to companies in the construction, manufacturing, wholesaling, and service-related industries with annual revenues of $20 million to $1 billion. Mr. Goulet received his bachelors of arts in finance from Bemidji State University and his M.B.A. in accounting from the University of St. Thomas in St. Paul, Minnesota. He also serves as a one of our appointed governors to the board of governors of HLBE, representing our investment interest in that company, as well as a member of the audit committee of HLBE. Mr. Goulet has served as a member of the Company’s Audit Committee since his election as a governor in 2012. The Board believes Mr. Goulet provides valuable insight to the Board because of his business experiences, his education and financial acumen, and because he qualifies as an audit committee financial expert.

Kenton Johnson - Age 27, At-Large Governor. Mr. Johnson began his tenure with the board of governors in April 2013 as Fagen, Inc.’s appointed governor and continued as an at-large governor upon his election in March 2014. Since 2007, Mr. Johnson has raised corn and soybeans in his farming operation located south of Granite Falls, Minnesota. In August of 2009, Mr. Johnson became chief executive officer and shareholder of Prairie View Farms, Inc., a family owned and operated farming business. Since January of 2013, Mr. Johnson has served as a director on the boards of Platinum Ethanol, LLC, a 125 million gallon per year ethanol plant located in Arthur, Iowa, and of Platinum Grain, LLC, a commercial grain elevator in Anthon, Iowa. Since October 2013, he has served on the board of Bushmills Ethanol, Inc., a 60 million gallon per year ethanol facility located in Atwater, Minnesota, as an appointee of our general contractor Fagen, Inc. Since June 2015, Mr. Johnson has served as a director for Ringneck Energy, LLC, a start-up ethanol company with plans to develop, construct and operate and 70 million gallon per year ethanol facility in Onida, South Dakota. Mr. Johnson also serves as a one of our appointed governors to the board of governors of HLBE, representing our investment interest in that company, as well as a member of the nominating committee for HLBE. Mr. Johnson received a bachelor of science degree in agriculture business management from Southwest Minnesota State University in 2011. Mr. Johnson's prior service on the board of governors, his board service in the ethanol industry, and agricultural experience make him a valuable member of the board of governors.

Bruce LaVigne - Age 65, At-Large Governor. Mr. LaVigne has been an at-large governor since March 2014. Mr. LaVigne is currently employed by as the managing director of Red Lake Resources Ltd, an Ontario private equity mineral exploration company, since April 2010 and as chief executive officer of Secluded Properties Limited, an Ontario company that develops commercial timber and mining, since February 1989. In addition, Mr. LaVigne is also former chief executive officer of Lac Seul Airways, Ltd. (having held the position of chief executive officer from 1998 to 2011); the chief executive officer of 972974 Ontario Limited, a private equity mining and real estate company; the chairman of 1009167 Ontario Limited, a private investment holding company; and a vice president of Boundary Waters Land and Timber, a private equity Minnesota real estate development and timber production company that manages 2,800 acres of commercial timber production land in northern Minnesota. Mr. LaVigne’s business experience and leadership adds value to the board of governors.

Michael Lund - Age 49, At-Large Governor. Mr. Lund was first elected as an at-large governor in 2014. Mr. Lund has been a co-owner of Stony Run Farms, a 3,400 acre corn and soybean farm near Montevideo, Minnesota since 2002 and the owner of West Central Seeds, Inc., a sales agency for Pioneer Hi-Bred since 1999. From 1990 to 1999, Mr. Lund worked as an agronomist for Golden Harvest Seed Company. He has also served as director and secretary of Leenthrop Farmers Mutual Insurance Company since 2005. Mr. Lund earned his bachelor of science degree in agronomy and agricultural economics at the University of Minnesota, St. Paul and his masters in corn and soybean production at the University of Wisconsin, Madison. Mr. Lund’s leadership traits and agricultural experience make him a valuable member of the board of governors.

Martin Seifert - Age 43, Alternate Governor. Mr. Seifert was appointed by the board of governors as an alternate governor in May 2011. Since December 2014, Mr. Seifert has been employed as a lobbyist with the firm of Flaherty and Hood, P.A. in St. Paul, Minnesota. Previously, he was the executive director of the Avera Marshall Foundation from 2010 to 2013, which provides financial support for the Marshall Regional Medical Center hospital and long term care facility. Mr. Seifert has also been a realtor with Real Estate Retrievers from 2010 to 2014. Mr. Seifert was a member of the Minnesota House of Representatives from 1996 to 2011. He also served as minority leader in the Minnesota House of Representatives from 2006 to 2009. Mr. Seifert graduated from Southwest Minnesota State University in 1995 with a bachelors of arts in political science. Mr. Seifert also serves as an alternate appointed governor of HLBE. Mr. Seifert’s experience in the public and private sectors brings a depth of experience to the board of governors.

Biographical Information on Executive Officers

Steve Christensen - Age 57, Chief Executive Officer and General Manager. Mr. Christensen joined the Company in April 2012 as chief executive officer and general manager. From 2005 through December 2011, Mr. Christensen was chief executive officer and general manager of Western Wisconsin Energy, LLC, which owned and operated an ethanol plant in Boyceville, Wisconsin. Mr. Christensen has also operated a southwest Iowa family farm since 1987. Mr. Christensen holds a bachelors of science degree in animal science from Iowa State University and has completed some post graduate work in business. Pursuant to the Company’s Management Services Agreement with Heron Lake BioEnergy, LLC, Mr. Christensen also serves as Chief Executive Officer of that company, a position he has held since July 31, 2013. It is anticipated that Mr. Christensen will hold the office of Chief Executive Officer until the earlier of his resignation, death, disqualification or removal by the Board.

Stacie Schuler - Age 42, Chief Financial Officer. Ms. Schuler joined the Company in July 2005 as chief financial officer and controller. Prior to joining the Company, Ms. Schuler worked as a financial manager for Cargill, Incorporated from 1997 to 2005. Ms. Schuler received her accounting degree through Southwestern Technical College in Granite Falls, Minnesota and Southwest State University in Marshall, Minnesota. Pursuant to the Company’s Management Services Agreement with Heron Lake BioEnergy, LLC, Ms. Schuler also serves as Chief Financial Officer of that company, a position she has held since July 31, 2013. It is anticipated that Ms. Schuler will hold the office of Chief Financial Officer until the earlier of her resignation, death, disqualification or removal by the Board.

Biographical Information on Significant Employees

We currently have two employees whom we expect to make a significant contribution to the Company's business, in addition to the executive officers identified above. Those employees are Erik Baukol and Robin Spaude.

Eric Baukol - Age 32, Risk Manager. Mr. Baukol joined the Company in June 2010 as risk manager. Prior to joining the Company, Mr. Baukol was employed as a market analyst for Country Hedging, Inc. (now CHS Hedging), a farm marketer for Cargill, and as a location manager for Canby Farmers Grain.  Mr. Baukol holds a B.S. degree in agricultural education from the University of Wisconsin-River Falls and a master’s degree in business administration from Southwest Minnesota State University. Pursuant to the Company’s Management Services Agreement with Heron Lake BioEnergy, LLC, Mr. Baukol also serves as the risk manager of that company, a position he has held since July 31, 2013. It is anticipated that Mr. Baukol will serve as Risk Manager until the earlier of his resignation, death, disqualification or removal by the Board.

Robin Spaude - Age 66, Plant Manager. Mr. Spaude began his working relationship with the Company in March 2001 as an independent contractor providing project & construction coordination services and assisting the Company with permitting, infrastructure and construction management activities. Since July 2005, he has been the Company's Plant Manager and full-time employee of Company.  In addition to his employment with the Company, Mr. Spaude served as an independent contractor to Highwater Ethanol, LLC, an SEC reporting company, providing project & construction coordinator services from May 2008 to Sept 2009.  Prior to his ethanol industry experience, Mr. Spaude was employed for 31 years as a director of Manufacturing and Engineering in the U.S. and Mexico for the Plews Manufacturing Company, an automotive aftermarket automotive components company and operating division of the Parker-Hannifin Corp. until its sale of Plews to the Stant Corp. Mr. Spaude is a retired Army Reserve officer of 20 years service in ordinance and logistics.  He also served the Granite Falls community as Airport Commission chairman for 19 years, from 1988 until 2007. Mr. Spaude is a graduate of the Minnesota West Community and Technical College in Granite Falls, Minnesota with a degree in Industrial Drafting and Design Technology. It is anticipated that Mr. Spaude will serve as Plant Manager until the earlier of his resignation, death, disqualification or removal by the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of Feb 1, 2016, the following beneficial owners owned or held 5% or more of our outstanding membership units:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Membership Units	Glacial Lakes Energy, LLC 301 20th Avenue SE Watertown, SD 57201	5,004 Membership Units	16.35%
Membership Units	Fagen, Inc. 501 W. Highway 212 P.O. Box 159 Granite Falls, MN 56241	4071 Membership Units	13.30%

SECURITY OWNERSHIP OF MANAGEMENT AND NOMINEES

As of our fiscal year ended October 31, 2015, we had no equity compensation plan in place and accordingly none of our governors or our executive officers have received our membership units or options to purchase such units as compensation.

As of Feb 1, 2016, members of our board of governors, nominees to our board of governors and executive officers own membership units as follows:

Title of Class	Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class
Membership Units	Leslie Bergquist(1)	15	units	—	%*
Membership Units	Dean Buesing(2)	635	units	2.07%
Membership Units	Steve Christensen	0	units	—	%*
Membership Units	Paul Enstad(3)	125	units	—	%*
Membership Units	Marten Goulet(4)	50	units	—	%*
Membership Units	Kenton Johnson	10	units	—	%*
Membership Units	Bruce LaVigne(5)	500	units	1.63%
Membership Units	Michael Lund	10	units	—	%*
Membership Units	Myron Peterson(6)	60	units	—	%*
Membership Units	Stacie Schuler	5	units	—	%*
Membership Units	Martin Seifert	2	units	—	%*
Membership Units	Rodney Wilkison	82	units	—	%*
Membership Units	Sherry Jean Larson	5	units	—	%*
	TOTAL	1,494	units	3.70%

(*)	Indicates less than 1% ownership.
(1)	Does not include units owned by Fagen, Inc., an affiliate of Fagen Farm, LLC, which is an employer of Mr. Bergquist.
(2)
Includes 287 units owned directly through Dean J. Buesing Revocable Living Trust and 348 units owned indirectly through Barbara J. Buesing Revocable Living Trust with his wife. 550 of these units are pledged as security.

(3)	Includes 20 units owned by the Enstad Brothers Partnership and 5 units owned by the Enstad Family Partnership. Mr. Enstad is a partner of both entities.
(4)	Includes 40 units owned jointly with Mr. Goulet's spouse and 10 units owned indirectly through Jasper Gerald Goulet, Mr. Goulet’s son.
(5)	Includes 500 units owned directly by Mr. LaVigne's spouse.
(6)	Includes 50 units owned by Peterson Partners, of which Mr. Peterson is a partner.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers and governors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, governors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. The Company is required to disclose in this Proxy Statement any failure to file or late filings of such reports with respect to the most recent fiscal year.

Based solely upon a review of copies of forms furnished to the Company or written representations from certain reporting persons that no Form 5s were required for such covered persons, we believe that all Section 16(a) filing requirements applicable to each covered person were satisfied during the 2015 fiscal year, except that the Company has identified that (i) Form 4s on behalf of Mr. Rod Wilkison in connection with three purchases of in units were unintentionally filed late due to inadvertent administrative error; and (ii) Form 3s on behalf of Mr. Steve Christensen in connection with his hiring and Mr. Marten Goulet in connection with his election as governor were unintentionally filed late due to inadvertent administrative error.

BOARD OF GOVERNORS' MEETINGS AND COMMITTEES

The board of governors generally meets once per month. The board of governors held twelve regularly scheduled meetings during the fiscal year ended October 31, 2015. All governors attended at least 75% of the aggregate of all meetings of the board of governors and all committees of the board on which such governor served during the fiscal year ended October 31, 2015.

The board of governors does not have a formalized process for holders of membership units to send communications to the board. The board of governors feels this is reasonable given the accessibility of our governors. Members desiring to communicate with the board are free to do so by contacting a governor via our website, fax, phone or in writing. The names of our governors are listed on the Company's website at www.granitefallsenergy.com.

The board of governors does not have a policy with regard to governors' attendance at annual meetings. Last year all of our governors attended the Company's annual meeting. Due to this high attendance record, it is the view of the board of governors that such a policy is unnecessary.

Board Leadership Structure

The Company is managed by a chief executive officer that is separate from the chairman of the board. Separation of the two offices is not mandated by the Company’s corporate governance guidelines or its operating and member control agreement. The board has determined that its leadership structure is effective to create checks and balances between the executive officers of the Company and the board.

Board's Role In Risk Oversight

The board is actively involved in overseeing all material risks that face the Company, including risks related to changes in commodity prices. The board administers its oversight functions by reviewing the operations of the Company, by overseeing the executive officers' management of the Company, and through its three member non-employee executive board. In some cases, risk oversight is addressed as part of the full board’s engagement with the chief executive officer and the risk management committee. In other cases, a board committee is responsible for oversight of specific risk topics. The audit committee oversees risks related to internal control over financial reporting, the risk management committee oversees risks related to commodity prices and instruments, and the executive board, serving as the compensation committee, reviews the Company’s compensation policies, programs and procedures and oversees risks and relevant risk controls related to the Company’s compensation policies, programs and procedures, including the incentives they create.

Committees of Our Board of Governors

During fiscal 2015, our board of governors had four standing committees: the audit committee, compensation committee, nominating committee and risk management committee.

Audit Committee. The audit committee’s function is one of oversight and, in that regard, the audit committee meets with our management and independent registered public accounting firm to review and discuss our financial reporting and our controls respecting accounting. The audit committee consists of Messrs. Rodney Wilkison (chairman), Leslie Bergquist and Marten Goulet.

Compensation Committee. The board of governors' three member non-employee executive board serves as our compensation committee. The executive board is responsible for discharging the board of governors’ responsibilities relating to compensation of our Company’s executive officers. The executive board has the authority to approve and make recommendations to the board with respect to the compensation of the chief executive officer of the Company and evaluates the chief executive officer’s performance in light of his goals and objectives, as determined by the executive board. The executive board consults with the chief executive officer with respect to compensation for the Company’s other executives and the chief executive officer may be present at meetings for deliberations on other executive officer compensation, but he may not vote. The executive board consists of Messrs. Paul Enstad (chairman), Dean Buesing and Rodney Wilkison.

Nominating Committee. The nominating committee is responsible for identifying individuals qualified to become board members and recommending to the board of governors the governor nominees to be considered for election by members and for election by the board of governors to fill any vacancy or newly created governorship. The nominating committee consists of Messrs. Paul Enstad, Bruce LaVigne, Rodney Wilkison, Marten Goulet and Lee Uldbjerg (chairman).

Risk Management Committee. The risk management committee’s function is to assist the board of governors in assessing and managing the risks associated with managing our processing margin and the purchase and sale of commodities required in connection with or produced as a result of our production of ethanol. The risk management committee consists of Steve Christensen, our chief executive officer, and Eric Baukol, our risk manager.

Code of Ethics

The board of governors has adopted a code of ethics that sets forth standards regarding matters such as honest and ethical conduct, compliance with the law, and full, fair, accurate, and timely disclosure in reports and documents that we file with the SEC and in other public communications. The code of ethics applies to all of our employees, officers, and governors, including our chief executive officer and chief financial officer. The code of ethics is available free of charge on written request to Granite Falls Energy, LLC, 15045 Highway 23 S.E., Granite Falls, Minnesota, 56241-0216.

Governor Independence Standards

In determining independence, the board reviews whether governors have any material relationship with the Company. The board considers all relevant facts and circumstances. In assessing the materiality of a governor's relationship to the Company, the board considers the issues from the governor's standpoint and from the perspective of the persons or organizations with which the governor has an affiliation and is guided by the standards set forth by the SEC and NASDAQ. An independent governor must not have any material relationship with the Company, directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company, or any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a governor.

During our 2015 fiscal year, all of our governors and governor nominees were independent, as defined by NASDAQ Rule 5605(a)(2).

Audit Committee

The audit committee of the board of governors operates under a charter adopted by the board of governors in the Fall of 2005. Our audit committee charter is available on our website at www.granitefallsenergy.com. Under the charter, the audit committee must have at least three members. The audit committee consists of Messrs. Wilkison (chairman), Bergquist and Goulet.

The audit committee is exempt from the independence listing standards because the Company's securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. However, our audit committee charter requires a majority of our committee members to be independent. All of the members of our audit committee are independent under the definition provided in our audit committee charter and the definition of independence provided by NASDAQ rules 5605(a)(2) and 5605(c)(2).

Mr. Wilkison serves as our audit committee financial expert. Mr. Wilkison's experience as the owner and chief executive officer of Wilkison Consulting Service, which provides financial consulting, tax preparation, and monthly accounting services for farmers and small businesses, qualifies him to be the audit committee's financial expert.

The audit committee held four meetings during the fiscal year ended October 31, 2015.

Audit Committee Report

The following is a report of the audit committee of the board of governors of the Company for the fiscal year ended October 31, 2015. The following report of the audit committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference in any such document.

The audit committee reviews the Company's financial reporting process on behalf of the board of governors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles. The audit committee reviewed and discussed with management the Company's audited consolidated financial statements as of and for the fiscal year ended October 31, 2015. The audit committee has discussed with Boulay PLLP, its independent auditors, the matters required to be discussed under Public Company Accounting Oversight Board ("PCAOB") Auditing Standard No. 16, Communication with Audit Committee (AS16). The audit committee has received and reviewed the written disclosures and the letter to management from Boulay PLLP, as required by applicable requirements of the PCAOB, and has discussed with the independent accountants the independent accountants' independence as required by the PCAOB and the Independence Rule 3526, Communications with Audit Committees Concerning Independence. The audit committee has considered whether the provision of services by Boulay PLLP, not related to the audit of the financial statements referred to above and to the reviews of the interim consolidated financial statements included in the Company's Forms 10-Q, are compatible with maintaining Boulay PLLP's independence and concluded that the provision of such services is compatible with maintaining Boulay PLLP's independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of governors that the audited consolidated financial statements referred to above be included in the Company's annual report on Form 10-K for the fiscal year ended October 31, 2015.

Audit Committee
Rodney Wilkison, Chair
Leslie Bergquist
Marten Goulet

Independent Registered Public Accounting Firm

The audit committee selected Boulay PLLP, as independent registered public accountants for the fiscal year November 1, 2015 to October 31, 2016. A representative of Boulay PLLP, is expected to be present at the 2016 annual meeting of members and will have an opportunity to make a statement if so desired. The representative is also expected to be available for questions from the members.

Audit Fees

The aggregate fees billed by the principal independent registered public accountants (Boulay PLLP) to the Company for the fiscal year ended October 31, 2015, and fiscal year ended October 31, 2014 are as follows:

Category	Fiscal Year	Fees
Audit Fees(1)	2015	$107,000
	2014	$117,000
Tax Fees(2)	2015	$14,000
	2014	$17,000
All Other Fees(3)	2015	$31,000
	2014	$45,000

(1)
The audit fees were incurred for the audit of the Company's annual consolidated financial statements included within Form 10-K and review of the consolidated financial statements included in the Company's quarterly reports on Form 10-Q, as well as services in connection with other statutory and regulatory filings or engagements for the fiscal years ended October 31, 2015 and 2014.

(2)	The tax fees were billed for services rendered for tax compliance. The nature of the services comprising the tax fees was for year-end tax preparation of the partnership return and associated K-1's.

(3)	The other fees were billed for services rendered for the Renewable Identification Number (RINs) agreed-upon procedures as well as other financial, tax, and operational related consulting.

Prior to engagement of the principal independent registered public accountants to perform audit services for the Company, the principal accountant was pre-approved by our audit committee pursuant to Company policy requiring such approval.

One hundred percent (100%) of all audit services, audit-related services and tax-related services were pre-approved by our audit committee.

Audit Committee Pre-Approval Policies

We have adopted pre-approval policies and procedures for the audit committee that require the audit committee to pre-approve all audit and all permitted non-audit engagements and services (including the fees and terms thereof) by the independent auditors, except that the audit committee may delegate the authority to pre-approve any engagement or service less than $10,000 to one of its members, but requires that the member report such pre-approval at the next full audit committee meeting. The audit committee may not delegate its pre-approval authority for any services rendered by our independent auditors relating to internal controls. These pre-approval policies and procedures prohibit delegation of the audit committee’s responsibilities to our management. Under the policies and procedures, the audit committee may pre-approve specifically described categories of services which are expected to be conducted over the subsequent twelve months on its own volition, or upon application by management or the independent auditor.

All of the services described above for fiscal year 2015 were pre-approved by the audit committee or a member of the committee before Boulay PLLP was engaged to render the services.

Nominating Committee

The nominating committee operates under a charter adopted by the board of governors in August 2007. In May 2013, we amended our nominating committee charter to eliminate the requirement that the committee include at least two members that had served on the nominating committee during the previous nominating committee cycle. Under the amended charter, the nominating committee must consist of at least four members and may not have more than one member who is not a governor of the Company. Our nominating committee charter is available on our website at www.granitefallsenergy.com.

Messrs. Enstad, LaVigne, Wilkison, Goulet and Uldbjerg currently serve as the Company's nominating committee. The chairperson of the nominating committee is Mr. Uldbjerg, who is the principal of Uldbjerg Consulting LLC and not a member of our board of governors.

The nominating committee has the authority to engage consultants, and since 2013, has engaged the Uldbjerg Consulting LLC to help identify and evaluate potential governor nominees. As part of the engagement, Uldbjerg Consulting LLC agreed to provide the services of Mr. Uldbjerg as nominating committee chair and that he would attend all meetings of the Company's nominating committee and attend board of governor meetings as requested by our board. In exchange for these services, we agreed to pay Uldbjerg Consulting LLC $250 per each nominating meeting attended by Mr. Uldbjerg plus travel expenses and mileage at IRS approved rates. For fiscal year 2015, we paid Uldbjerg Consulting LLC a total of approximately $647 and additional approximately $574 subsequent to the end of the 2015 fiscal year for his services on our nominating committee.

The nominating committee is exempt from the independence listing standards because the Company's securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, each member of the nominating committee is independent under the NASDAQ definition of independence. In addition, our nominating committee charter requires at least one of our committee members to be independent. Each member of our nominating committee is independent under our nominating committee charter.

Our nominating committee held five meetings for the purpose of selecting nominees for the election of governors at the 2016 annual meeting. Each of our nominating committee members attended at least 75% of the nominating committee meetings. Mr. Uldbjerg attended all meetings.

The nominating committee oversees the identification and evaluation of individuals qualified to become governors and recommends to the board of governors the governor nominees for each annual meeting of the members. The major responsibilities of the nominating committee are to:

•	Develop a nomination process for candidates to the board of governors;

•	Establish criteria and qualifications for membership to the board of governors;

•	Identify and evaluate potential governor nominees;

•	Fill vacancies on the board of governors; and

•	Recommend nominees to the board of governors for election or reelection.

The following list represents the types of criteria the nominating committee takes into account when identifying and evaluating potential nominees:

•	Agricultural, business and financial background;

•	Accounting experience;

•	Community or civic involvement;

•	Independence from the Company (i.e. free from any family, material business or professional relationship with the Company);

•	Lack of potential conflicts with the Company;

•	Examples or references that demonstrate a candidate's integrity, good judgment, commitment and willingness to consider matters with objectivity and impartiality; and

•
Specific needs of the existing board relative to any particular candidate so that the overall board composition reflects a mix of talents, experience, expertise and perspectives appropriate to the Company's circumstances.

Pursuant to the nominating committee's charter, the nominating committee may consider potential governor candidates recommended by members. Company members may submit recommendations for candidates to the Chairman of the nominating committee. All nominations must be submitted in writing along with a completed nominee questionnaire which includes the nominating member's name and contact information, a brief description of the candidate's business experience, civic involvement, education and such other information as the member submitting the recommendation believes is relevant to the evaluation of the candidate. All member recommendations for the election of governors at the 2016 annual meeting must be received by the Company no later than November 1, 2016.

Compensation Committee

The board of governors has not established a committee specifically entitled “compensation committee”. Rather, the executive board serves as the Company's compensation committee. The executive board does not operate under a charter when performing its functions as a compensation committee. The executive board carried out its function as a compensation committee during three meetings held in the fiscal year ended October 31, 2015.

The executive board has the overall responsibility for approving and evaluating the Company's governor and executive compensation plans, policies and programs. Neither the Company nor the executive board has historically engaged compensation consultants to assist in determining or recommending the amount or form of executive or governor compensation, but would consider doing so in those situations where either the Company or the compensation committee felt it was warranted or appropriate.

The executive board is exempt from independence listing standards because our securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. As discussed above, all of our governors are independent as defined by NASDAQ Rule 5605(a)(2).

For additional information on the responsibilities and activities of the executive board, including the process for determining executive compensation, see the section of this proxy statement entitled "COMPENSATION OF GOVERNORS AND EXECUTIVE OFFICERS - Compensation Discussion and Analysis."

Compensation Committee Interlocks and Insider Participation

None of the members of the executive board is or has been an employee of the Company. There are no interlocking relationships between our Company and other entities that might affect the determination of the compensation of our executive officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed below or "SECTION III - REQUIRED INFORMATION, COMPENSATION OF GOVERNORS AND EXECUTIVE OFFICERS", we have not entered into any transaction since the beginning of fiscal year 2014 and there are no currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. The term “related person” as defined in Item 404(a) of Regulation S-K refers to our directors, executive officers, holders of more than 5% of our outstanding units and the immediate family members of any of those persons. No direct family relationships exist between any of the governors of the board, officers, or key employees of the Company.

Corn Storage and Grain Handling Agreement

In October 2003 we entered into, and subsequently renegotiated in 2009, a corn storage and grain handling agreement with Farmers Cooperative Elevator Company, one of our members. We purchase all of our corn from Farmers Cooperative Elevator Company. The price at which we purchase our corn is the bid price the member establishes for the plant plus a per bushel procurement fee. During the fiscal year ended October 31, 2015, we purchased approximately $75,017,704 worth of corn from Farmers Cooperative Elevator Company for use in our operations. Farmers Cooperative Elevator Company owns a total of 650 units.

Related Party Transaction Approval Policy

During fiscal year 2015, we had no written related-party transaction policy. However, our operating and member control agreement requires that all future transactions with related persons will be no less favorable to us than those generally available from unaffiliated third parties and that all such related party transactions must be approved by a majority of the disinterested governors.

COMPENSATION OF GOVERNORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Overview

Throughout this proxy statement, the individuals who serve as our Chief Executive Officer and Chief Financial Officer are referred to as the “executive officers”.

Compensation Committee

Our three-member executive board serves as the Company's compensation committee for the fiscal year ended October 31, 2015. The executive board has responsibility for establishing, implementing and regularly monitoring adherence to the Company's compensation philosophy and objectives. The executive board ensures that the total compensation paid to the executive officers is fair, reasonable and competitive.

The executive board:

(1)	establishes and administers a compensation policy for the executive officers;

(2)	reviews and approves the compensation policy for all of our employees other than the executive officers;

(3)	reviews and monitors our financial performance as it affects our compensation policies or the administration of those policies;

(4)	reviews and monitors our succession plans;

(5)	approves awards to employees pursuant to our incentive compensation plans; and

(6)	approves modifications in the employee benefit plans with respect to the benefits salaried employees receive under such plans.

All of the executive board's actions are reported to the board and, where appropriate, submitted to the board for ratification. In determining the Chief Executive Officer's compensation, the executive board considers evaluations prepared by the governors. From time to time, the executive board may delegate to the Chief Executive Officer the authority to implement certain decisions of the committee, to set compensation for other executive officers and to fulfill administrative duties.

In setting compensation, the executive board took into account the member vote at our 2014 annual meeting called the "Say-on-Pay" proposal, where the members overwhelmingly voted to endorse the Company's system of compensating its executive officers. We currently anticipate that we will present the next "Say-on-Pay" proposal to our members at our 2017 annual meeting and anticipate that the next advisory vote as to frequency of the "Say-on-Pay" will occur at our 2017 annual meeting.

Compensation Philosophy and Objectives

Our compensation programs are designed to achieve the following objectives:

•	Attract, retain and motivate highly qualified and talented executives who will contribute to the Company's success by reason of their ability, ingenuity and industry;

•	Link compensation realized to the achievement of the Company's short and long-term financial and strategic goals;

•	Align management and member interests by encouraging long-term member value creation;

•	Maximize the financial efficiency of the compensation program from tax, accounting, cash flow and dilution perspectives; and

•	Support important corporate governance principles and comply with best practices.

Compensation Committee Procedures

The executive board is responsible for determining the nature and amount of compensation for the Company's executive officers. The executive board receives input from the Chief Executive Officer on the personal performance achievements of the executive officers and management employees who report to him. This individual performance assessment determines a portion of the annual compensation for each executive officer and manager. In addition, the Chief Executive Officer provides input on salary increases, incentive compensation opportunities, and long-term incentive grants for the executive officers and management employees who report to him, which the committee considers when making executive compensation decisions.

The executive board does its own performance review of the Chief Executive Officer. The executive board annually evaluates the performance of our Chief Executive Officer in light of the Company's goals and objectives and determines and approves the Chief Executive Officer's compensation level based on this evaluation. In determining the long-term incentive component of the Chief Executive Officer's compensation, the executive board will consider all relevant factors, including the Company's performance, the value of similar awards to chief executive officers of comparable companies, and the awards given to the Chief Executive Officer of the Company in past years. The Chief Executive Officer is not present at executive board level deliberations concerning his compensation.

Compensation Elements

Generally the types of compensation and benefits provided to the executive officers are similar in form to the compensation and benefits provided to our other employees. For fiscal year 2015, the principal components of our compensation for executive officers included:

•	base salary;

•	incentive cash bonuses; and

•	perquisites and other personal benefits.

We expect that the principal components of compensation for any executive officer who may be hired in 2015 will be comprised of the same principal components. We have entered into employment agreements with Mr. Christensen (our CEO) and Ms. Schuler (our CFO). These components have been included in the employment agreements with our executive officers, as well as in Company policies.

Base Salary

Base salaries for our executive officers are established based on the scope of their roles, responsibilities, experience levels and performance, and taking into account competitive market compensation paid by comparable companies for similar positions. Base salaries are reviewed approximately annually, and may be adjusted from time to time to realign salaries with market levels after taking into account individual performance and experience.

Bonus

Our Chief Executive Officer's bonus is dependent on our profitability. If our net profits are less than $10 million, then no bonus is paid. If our net profits are $10 million or more, then our current Chief Executive Officer is entitled to a bonus equal to one quarter of one percent of the amount of net profits. The bonus is generally to be assessed as of the end of our fiscal year on October 31, 2014. As of the end our 2015 fiscal year, our board approved a bonus of $121,935 payable to our Chief Executive Officer under the bonus plan.

In addition to the base salaries, our executive officers may receive bonuses in the discretion of our board. We believe that the bonuses paid to our employees are reasonable and well-justified. During our 2015 fiscal year, our board of governors awarded a bonus of $21,038 to our Chief Financial Officer. Each of the foregoing bonuses were attributable to performance during our 2015 fiscal year.

Employment Agreements with Executive Officers

We entered into employment agreements with our Chief Executive Officer and Chief Financial Officer. The term of these employment agreements commenced on October 31, 2014 and continue until terminated by the executive officer or the Company upon thirty days written notice.

The employment agreements provide for an initial base salary which is subject to review and adjustment on an annual basis by the board of governors. However, the executives are each entitled to twelve months continued salary and paid health care benefits in the event of their dismissal by the Company without cause with such amounts to be reduced by any salary earned in and health care benefits provided by other employment during that period. If the employee voluntarily terminates his or her employment or is terminated for "cause" by the Company, the employee has no right, and Company has no obligation, to continue salary or health insurance benefits after the date of termination. In addition, we may terminate the employment agreements upon sixty days notice and payment of twelve months salary in the event of certain change in control events which include the sale of substantially all of the Company's assets, the sale of a majority of the Company's outstanding membership units and the merger or consolidation of the Company with another.

The employment agreements prohibit the executive officers from competing with the Company within thirty miles of the Company's facility during the term of the employment agreements and for one year thereafter. The employment agreements also restrict the executive officers from disclosing certain Company information, interfering with the Company and soliciting customers, suppliers or past or present employees of the Company in connection with a competitive business operating within thirty miles of the Company's facility.

Potential Payments upon Termination or Change in Control

If our Chief Executive Officer would have been dismissed without cause on October 31, 2015, and assuming that there was no reduction for salary earned in other employment, the Company estimates that it would have provided salary and health care benefits over an twelve month period of approximately $205,000 pursuant to our employment agreement with the Chief Executive Officer. If our Chief Financial Officer would have been dismissed without cause on October 31, 2015, and assuming that there was no reduction for salary earned in other employment, the Company estimates that it would have provided salary and health care benefits over an twelve month period of $140,000 pursuant to our employment agreement with the Chief Financial Officer.

Assuming that our Chief Executive Officer would have been dismissed due to a change in control event on October 31, 2015, the Company estimates that it would have paid a lump sum in the amount of $205,000. Assuming that our Chief Financial Officer would have been dismissed due to a change in control event on October 31, 2015, the Company estimates that it would have paid a lump sum in the amount of $140,000.

Perquisites and Other Personal Benefits

We have traditionally provided named executive officers with perquisites and other personal benefits that the executive board believes are reasonable and consistent with our overall compensation program and are provided to all employees. Except for a Company-owned vehicle provided to Mr. Christensen, our Chief Executive Officer, we do not provide any material executive perquisites. The executive board believes that the use of a Company-owned vehicle, including all costs incurred in the use of the vehicle, are consistent with market practices and necessary for him to effectively serve as the Chief Executive Officer of the Company.

Accounting and Tax Treatment of Awards

None of our executive officers, governors, or employees receives compensation in excess of $1,000,000 and therefore the entire amount of their compensation is deductible by the Company as a business expense. Certain large executive compensation awards are not tax deductible by companies making such awards. None of our compensation arrangements are likely to reach this cap in the foreseeable future.

Compensation Committee Report

The executive board has reviewed and discussed the Compensation Discussion and Analysis with management.  Based upon this review and discussion, the board of governors determined that the Compensation Discussion and Analysis should be included in this proxy statement.

Executive Board,
Paul Enstad, Chair
Rodney Wilkison
Dean Buesing

Summary Compensation Table

The following table sets forth all compensation paid or payable by the Company to our executive officers during the fiscal years ended October 31, 2015, 2014, and 2013, respectively. As of Feb 1, 2016, none of our officers had any options, warrants, or other similar rights to purchase securities of the Company.

Name and Principal Position	Year	Salary	Bonus	All Other Compensation(1)(2)	Total
Steve Christensen, CEO	2015	$189,807	$34,080	$22,711	$246,598
	2014	$190,780	$19,202	$121,935	$331,917
	2013	$155,736	$20,000	$18,164	$193,900
Stacie Schuler, CFO	2015	$129,808	$22,470	$9,423	$161,701
	2014	$115,038	$21,038	$4,962	$141,038
	2013	$95,950	$18,910	$5,548	$120,408

(1)
Mr. Christensen's other compensation includes compensation related to paid time off and vacation ($18,375 in fiscal year 2015, $15,000 in fiscal year 2014, and $13,962 in fiscal year 2013) and personal use of a company vehicle ($4,336 in fiscal year 2015, $4,202 in fiscal year 2014, and $4,202 in fiscal year 2013).

(2)	Other compensation for Ms. Schuler includes compensation related to paid time off and vacation.

Governor Compensation

In April 2012, our board of governors approved the Company's current governor compensation policy. The policy provides for payment to governors of a monthly stipend plus a fee based on attendance at board and committee meetings.

For Fiscal Year 2015, the governors have received the following compensation:

Governor	Fiscal Year	Fees Earned or Paid in Cash(1)($)	Additional Compensation(2) ($)	Total Compensation ($)
Paul Enstad	2015	$20,000	$193	$20,193
Rodney Wilkison	2015	$18,750	$299	$19,049
Dean Buesing	2015	$22,000	$113	$22,113
Marten Goulet	2015	$18,250	$6,967	$25,217
Leslie Bergquist	2015	$18,250	$605	$18,855
Myron Peterson	2015	$14,000	$350	$14,350
Kenton Johnson	2015	$15,375	$86	$15,461
Bruce LaVigne	2015	$15,125	$2,190	$17,315
Michael Lund	2015	$15,375	$1,441	$16,816
Marty Seifert	2015	$15,250	$468	$15,718

(1)
Includes a monthly stipend plus a fee based on attendance at board and committee meetings. We currently pay our governors as follows: $1,000 per month for meetings attended in-person plus an additional $250 per meeting for meeting participation whether in person or by conference call. We also pay $250 for additional meetings of greater than one-half day in length; $125 for attending meetings less than one-half day in length; and $125 for attendance at meetings by conference call. We pay $500 per month to the Chairman and Secretary of the board and $1,000 per quarter to audit committee members.

(2)	Includes reimbursement for mileage and other reasonable expenses incurred in connection with services rendered to the Company and the board of governors.

MEMBER PROPOSALS FOR 2017 ANNUAL MEETING

We currently intend to hold our 2017 annual meeting during the last half of March 2017. Under the rules of the SEC, including Rule 14a-8 of the Securities Exchange Act of 1934, any member proposal to be considered by us for inclusion in the proxy material for the 2017 annual meeting must be received by the Secretary of the Company, 15045 Highway 23 S.E., Granite Falls, MN 56241-0216, no later than one-hundred and twenty (120) days prior to when we mailed the proxy materials for the preceding year’s annual meeting. Accordingly, we determined that members must submit proposals related to the 2017 annual meeting of members to the Company by October 31, 2016. The submission of a proposal does not guarantee its inclusion in the proxy statement or presentation at the annual meeting unless certain securities laws requirements are met. Proposals submitted later than October 31, 2016 will be considered untimely and will not be included in our proxy statement for the 2017 annual meeting. We suggest that any proposal be submitted by certified mail - return receipt requested.

Pursuant to our nominating committee charter, members of the Company may submit recommendations for governor candidates to the chairman of the nominating committee. All such nominations must be submitted in writing to Nominating Committee at Granite Falls Energy, LLC, 15045 Hwy 23 SE, P.O. Box 216, Granite Falls, MN 56241. Such submissions should include the nominating member's name and contact information, a brief description of the candidate's business experience, civic involvement, education and such other information as the member submitting the recommendation believes is relevant to the evaluation of the candidate.

For candidates to be considered for election at the 2017 annual meeting, the recommendation must be received by the Company by November 1, 2016. Candidates properly submitted by members of the Company or members of the nominating committee will be considered in the same manner as those submitted by third-party search firms to the nominating committee.

ANNUAL REPORT AND FINANCIAL STATEMENTS

The Company's annual report to the Securities and Exchange Commission on Form 10-K, including the financial statements and the notes thereto, for the fiscal year ended October 31, 2015, accompanies the mailing of this proxy statement.

The Company will provide each member solicited a copy of Exhibits to the 10-K upon written request and payment of specified fees. The written request for such Exhibits should be directed to Stacie Schuler, Chief Financial Officer of Granite Falls Energy, LLC at 15045 Highway 23 S.E., Granite Falls, MN 56241-0216. Such request must set forth a good faith representation that the requesting party was a holder of record or a beneficial owner of membership units in the Company on February 1, 2016. The 2015 annual report on Form 10-K complete with exhibits is also available at no cost through the EDGAR database available from the SEC's internet site (www.sec.gov). Information about us is also available at our website at www.granitefallsenergy.com, under “SEC Compliance,” which includes links to reports we have filed with the Securities and Exchange Commission.

Granite Falls Energy, LLC	MEMBER NAME
2015 Annual Meeting - Thursday, March 24, 2016	NUMBER OF UNITS
For Unit Holders as of February 23, 2016	TELEPHONE NUMBER
Proxy Solicited on Behalf of the Board of Governors
Vote by Mail or Facsimile:
1) Read the Proxy Statement
2) Check the appropriate boxes on the proxy card
3) Sign and date the proxy card

4) Return the proxy card in the envelope provided or via fax to (320) 235-5962 or mail to Christianson & Associates, PLLP, Attention: Christina Boike at 302 SW 5th St, Willmar, MN 56201. It must be received by Christianson & Associates no later than 5:00 p.m. on Tuesday, March 22, 2016.

PROPOSAL 1: ELECTION OF THREE GOVERNORS You may vote for three (3) nominees by marking the “FOR” boxes.
	For	Withhold / Abstain
Leslie Bergquist	☐	☐	PLEASE INDICATE YOUR SELECTION BY FIRMLY PLACING AN "X" IN THE APPROPRIATE BOX WITH BLUE OR BLACK INK
Dean Buesing	☐	☐
Myron Peterson	☐	☐
Sherry Jean Larsen	☐	☐

PROPOSAL 2: AMENDMENT TO ADOPT THE NEW LLC ACT AND CERTAIN OTHER ADMINISTRATIVE CHANGES
For	Against	Abstain
☐	☐	☐

PROPOSAL 3: AMENDMENT ADOPTING MEMBERSHIP UNIT VOTING LIMITATION
For	Against	Abstain
☐	☐	☐

PROPOSAL 4: AMENDMENT ADOPTING MEMBERSHIP UNIT OWNERSHIP LIMITATION
For	Against	Abstain
☐	☐	☐

PROPOSAL 5: AMENDMENT ADOPTING CERTAIN GOVERNANCE CHANGES
For	Against	Abstain
☐	☐	☐

PROPOSAL 6: AMENDMENT ADOPTING CHANGES TO GOVERNOR/OFFICER LIMITATIONS OF LIABILITY
For	Against	Abstain
☐	☐	☐

PROPOSAL 7: AMENDMENT WAIVING DISSENTERS' RIGHTS
For	Against	Abstain
☐	☐	☐

By signing this proxy card, you appoint Paul Enstad and Rod Wilkison, jointly and severally, each with full power of substitution, as proxies to represent you at the 2016 annual meeting of the members to be held on Thursday, March 24, 2016, at the Prairie's Edge Casino Resort, 5616 Prairie's Edge Lane, Granite Falls, Minnesota, and at any adjournment thereof, on any matters coming before the meeting. Registration for the meeting will begin at 8:00 a.m. The 2016 annual meeting will commence at 9:00 a.m. This proxy, when properly executed, will be voted in the manner directed herein and authorizes the proxies to take action in their discretion upon other matters that may properly come before the Meeting. The proxies cannot vote your units unless you sign and return this card. For your proxy card to be valid, it must be received by Christianson & Associates, PLLP by 5:00 p.m. on Tuesday, March 22, 2016, or by submitting the proxy card in person when registering at the 2016 annual meeting. If you do not mark any boxes, your units will be vote FOR for incumbent nominees Leslie Bergquist, Myron Peterson and Dean Buesing with respect to Proposal 1 and FOR Proposals 2, 3, 4, 5, 6 and 7. If you mark contradicting choices on the proxy card, such as both FOR and ABSTAIN for a candidate or proposal, your votes will not be counted with respect to the candidate or proposal for which you marked contradicting choices. However, each fully executed proxy card will be counted for purposes of determining whether a quorum is present at the 2016 annual meeting. You may revoke your proxy by: (1) Voting in person at the 2016 annual meeting; or (2) Giving written notice of revocation, which is received by Christianson & Associates, PLLP by 5:00 p.m. on Tuesday, March 22, 2016.

Signature:	Signature:
Date:	Date:
Please date and sign exactly as name(s) appear(s) on your membership unit certificate(s). If membership units are held jointly, each owner should sign this proxy. If acting as an executor, administrator, trustee, custodian, guardian, etc., you should so indicate in signing. If the member is a corporation or other business entity, the proxy should indicate the full legal name of the corporation or entity, and be signed by a duly authorized officer (indicating his or her position).

APPENDIX A
(FORM OF) SIXTH AMENDED AND RESTATED OPERATING AGREEMENT
OF GRANITE FALLS ENERGY, LLC

THIS ~~FIFTH~~SIXTH AMENDED AND RESTATED OPERATING ~~AND MEMBER CONTROL~~ AGREEMENT (the “Agreement”) is made and entered into as of ~~August 12, 2004 by~~the Effective Date (as hereinafter defined), by and among Granite Falls Energy, LLC, a Minnesota limited liability company (the “Company”), each of the Persons (as hereinafter defined) who are identified as Members on the Membership Register of the Company and any other Persons as may from time-to-time be subsequently admitted as a Member of the Company in accordance with the terms of this Agreement. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in Section 1. ~~”). This document has been duly adopted by the Board of Governors of the Company and supersedes and replaces the Fourth Amended and Restated Operating Agreement and Member Control Agreement. This Agreement is binding retroactively on all Members to the date of organization of the Company. The Effective of this Fifth Amended and Restated Operating Agreement is August 12, 2004. In consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:~~

WHEREAS, the Members adopted the Fifth Amended and Restated Operating Agreement of the Company dated August 4, 2014; and

WHEREAS, the Members desire to amend and restate the Fifth Amended and Restated Operating Agreement dated August 4, 2015, as amended by the First Amendment to Fifth Amended and Restated Operating Agreement of the Company dated April 28, 2005, the Second Amendment to Fifth Amended and Restated Operating Agreement of the Company dated June 13, 2006, and the Third Amendment to Fifth Amended and Restated Operating Agreement of the Company dated March 21, 2013, in order to elect application of the Minnesota Revised Uniform Limited Liability Act and to adopt certain amendments set forth herein; and

WHEREAS, the Board of Governors have approved, adopted and recommended the adoption of this Agreement, and the Members voted to adopt this Agreement at the Company’s Regular Annual Meeting of Members held on March 26, 2015.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1
DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

1.1    “Act” shall mean the Minnesota Limited Liability Company Act, Chapter 322B of the Minnesota Statutes, as amended from time to time. Effective on and after August 1, 2015, “Act” shall mean the Minnesota Revised Uniform Limited Liability Act, Chapter 322C of the Minnesota Statutes, as amended from time to time (or any corresponding provision or provisions of any succeeding law)~~as amended from time to time~~.

1.2    “Affiliate” means and includes, with respect to another Person, any of the following: i) any Person directly or indirectly owning, controlling, or holding with power to vote ten percent (10%) or more of the outstanding voting securities of such other Person, ii) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other Person, iii) any Person directly or indirectly controlling, controlled by, or under common control with such other Person, iv) any executive officer, governor, director, general partner, trustee or ~~partner~~member of such other Person, or v) any legal entity on which such Person acts as an executive officer, governor, trustee, or partner. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, members, or persons exercising similar authority with respect to such Person or entities.

1.3    “Agreement” shall mean this ~~Fifth~~Sixth Amended and Restated Operating ~~and Member Control~~ Agreement, including all schedules and exhibits attached hereto, as originally executed or as it may be amended, modified, supplemented or restated from time to time as provided herein.

1.4    “Alternate” shall have the meaning set forth in Section 6.1(e).

1.5    “Articles” shall mean the Articles of Organization of the Company as originally adopted and filed with the Secretary of State or as properly amended or amended and restated from time to time and filed with the Secretary of State.
1.6    “Capital Account” means the separate capital account maintained for each Unit Holder in accordance with Section 5.1.
1.7    “Capital Account Balance” shall have the meaning set forth in Section 5.1.

1.~~5~~8    “Capital Contribution” shall mean, in the case of any Member as of any date of determination, the aggregate amount of cash, property, or services rendered, or a promissory note or other binding obligation to contribute cash or property or to perform services that such Member shall have contributed to the Company on or prior to such date and a Member’s share of any of the Company’s liabilities as determined in accordance with the Code and Treasury Regulations (or, if such Member is not the original holder of the Interest of such Member, the Capital Contribution with respect to the Interest). In the event that any capital is returned to a Member, such Member’s Capital Contribution shall be adjusted to reflect such return.

1.~~6~~9    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute or subsequent codification or recodification of the federal income tax laws of the United States.

1.~~7~~10    “Company” shall mean Granite Falls ~~Community Ethanol~~ Ethanol, LLC, a Minnesota limited liability company, as such limited liability company may from time to time be constituted, or any successor in interest for such limited liability company.

1.~~8~~11    “Distribution” shall mean any distribution pursuant to Section 5.4 by the Company of cash to the Members or any Distribution in Kind.

1.~~9~~12    “Distribution in Kind” shall have the meaning set forth in paragraph (b) of Section 5.4.

1.~~10~~13    “Financial Rights” means a Member’s ~~rights to~~ share ~~in~~of Profits and Losses ~~and in~~ , the right to receive Distributions, and the right to information concerning the business and affairs of the Company as provided by the Act.

1.~~11~~14    “Governance Rights” means ~~all a Member’s rights as a member of the Company other than Financial Rights and the right to assign Financial Rights.~~collectively, a Member’s right to vote as set forth in this Agreement or required by the Act. The Governance Rights of a Member shall mean as to any matter to which the Member is entitled to vote hereunder or as may be required under the Act, the right to one (1) vote for each Unit registered in the name of such Member as shown in the Membership Register; provided, however, that under no circumstances shall any Member, collectively with any Related Party or Affiliate of such Member, ever be entitled to vote more than twenty percent (20%) of the outstanding Units of the Company even if such Member, together with such Member’s Affiliates and Related Parties, is the registered owner of more than twenty percent (20%) of the outstanding Units of the Company. In determining whether a Member has over twenty percent (20%) of the outstanding Units of the Company, Units (Governance Rights) held by an Affiliate and/or Related Party of a Member shall be deemed to be owned and held by such Member. A Member and such Member’s Affiliates and Related Parties subject to the voting limitation set forth in this Section 1.12 shall agree among themselves on how their Governance Rights shall be exercised, and shall notify the Board of such agreement.

1.15    “Governor” shall mean one or more Persons designated by the Members to be members of the Board of Governors. The “Board of Governors” or “Board” shall manage the Company as provided in Section 6. A Governor shall mean a “Governor” as that term is used in Chapter 322B and a “Manager” as that term is used in Chapter 322C of the Minnesota Statutes.

1.~~13~~16    “Interest” shall mean, in the case of any Member at any time, such Member’s ~~share of the Profits and Losses of the Company at such time and the right of such Member to receive distributions of the Company assets to which such Member may be entitled as provided in this Agreement and applicable law, and the right of such Member to vote and participate in the management of the Company as provided in this Agreement (i.e.,~~collective Governance and Financial Rights~~)~~.

1.~~14~~17    “Losses” shall mean the net losses and deductions of the Company determined in accordance with accounting principles consistently applied from year to year employed under the method of accounting adopted by the Company and as reported separately or in the aggregate, as appropriate, on the tax return of the Company filed for federal income tax purposes.

1.~~15~~18    “Majority in Interest” shall mean the affirmative vote of those Members holding more than fifty percent (50%) of the Percentage of Membership Units in the Company. ~~With respect to the Board, “Majority of the Board” shall mean the affirmative vote of more than fifty percent (50%) of the Governors.~~ Except as otherwise provided in this Agreement, all actions requiring approval or vote of Members shall be taken by and approved upon voting based upon Membership Units and Percentage of Membership Units.

1.19    “Majority of the Board” shall mean the affirmative vote of more than fifty percent (50%) of the Governors.

1.~~16~~20“Member” means a Person reflected in the required records of the Company as the owner of one or more Membership Units of the Company who has signed this Agreement, such Person’s heirs, executors, administrators, personal representatives and successors and any assigns of Membership Units, Governance Rights or Financial Rights as permitted by the Act, the Articles of Organization and this Agreement and as reflected in the required records of the Company. When the Governance Rights and Financial Rights attributable to a Membership Unit have been separated and such separation is reflected in the required records of the Company, references to Member shall mean the holder of the Governance Rights or Financial Rights related to such Membership Unit as appropriate in the context.

1.~~17~~21    “Officer” shall mean a Member or other Person designated by the Board or Members as provided in ~~s~~Section 6.~~11~~12.

1.~~18~~22    “Person” shall mean an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an estate, an unincorporated organization or any other entity or a government or any department or agency thereof.

1.~~19~~23    “Percentage Interest” means the percentage figure calculated by dividing a Member’s Capital Account Balance at any given time by the total sum of the capital Account Balances of all Members.

1.~~20~~24    “Percentage of Memberships Units” means the percentage figure calculated by dividing a Member’s Membership Units at any given time by the total Membership Units of the Company issued and outstanding.

1.~~21~~25    “Pro Rata” means the ratio computed by dividing the units of each Member to whom a particular provision of this Agreement is stated to apply by the aggregate of the Units of all Members to whom that provision is stated to apply.

1.~~22~~26    “Profits” shall mean the net income and gains of the Company determined in accordance with accounting principles consistently applied from year to year employed under the methods of accounting adopted by the Company and as reported separately or in the aggregate, as appropriate, on the tax return of the Company filed for federal income tax purposes. Profits includes taxable income, capital gain, and income exempt from taxation.

1.~~23~~27    “Publicly Traded Partnership” shall mean a partnership whose interests are traded on an established securities market, or are readily tradable on a secondary market (or the substantial equivalent thereof).

1.~~24~~28    “Qualified Matching Service Program” shall mean a matching service that satisfied the requirements of a qualified matching service within the meaning of the Treasury Regulation Section 1.7704-1(g)(2), as amended from time to time, during limited time periods specified and approved by Board from time to time, in its sole discretion.

1.29    “Related Party” means the adopted or birth relatives of any Person and such Person's spouse (whether by marriage or common law), if any, including without limitation great-grandparents, grandparents, children (including stepchildren and adopted children), grandchildren, and great-grandchildren thereof, and such Person's (and such Person's spouse's) brothers, sisters, and cousins and their respective lineal ancestors and descendants, and any other ancestors and/or descendants, and any spouse of any of the foregoing, each trust created for the exclusive benefit of one or more of the foregoing, and the successors, assigns, heirs, executors, personal representatives and estates of any of the foregoing.

1.~~25~~30    “Transfer” or derivations thereof, of a Unit or Interest means, as a noun, the sale, assignment, exchange, pledge, hypothecation or other disposition of a Unit or Interest, or any part thereof, directly or indirectly, or the sale, assignment, exchange, pledge, hypothecation, or other disposition of a controlling interest in the equity securities of a Member, and as a verb, voluntarily to transfer, sell, assign, exchange, pledge, hypothecate or otherwise dispose of.

1.~~26~~31    “Treasury Regulations” shall mean the regulations of the United States Department of the Treasury pertaining to the income tax, as from time to time in force.

1.~~27~~32    “Units” or “Membership Units” means the unit of measurement used to quantify the Members’ ownership interests in the Company. The Board may issue an unlimited number of Membership Units. Each Membership Unit consists of Governance Rights and Financial Rights and the right to assign together or separately such Governance Rights or Financial Rights in accordance with the Act, the Articles of Organization and this Agreement. When the Governance Rights and Financial Rights attributable to a Membership Unit have been separated and such separation is reflected in the required records of the Company under the Act, references to Membership Unit shall mean the Governance Rights or Financial Rights related to such Membership Unit as appropriate in the context. Except as otherwise provided in this Agreement, and unless the Board from time to time by resolution fixes the relative rights and preferences of different classes or series of Membership Units, all Membership units shall be ordinary Membership units of one class, without series, with one vote per Membership Unit on all matters and having equal rights and preferences in all other matters. No Member shall have any preemptive rights to acquire additional Membership Units.

1.~~28~~33    “Value” shall mean, with respect to any Capital Contributions or Distributions, if cash, the amount of such cash, or if not cash, the value of such Capital Contribution or Distribution calculated pursuant to paragraph (d) of Section 5.4.

SECTION 2
INITIAL DATE, PARTIES AND TERMS OF AGREEMENT

2.1    Formation. The original parties to this Agreement organized a limited liability company under the provisions of the ~~Act~~Minnesota LLC Act, Chapter 322B of the Minnesota Statutes, by delivering Articles of Organization to the Secretary of State of the State of Minnesota for filing, which were filed effective December 29, 2000. ~~The Board may take such further actions as it deems necessary or advisable to permit the Company to conduct business as a limited liability company in any jurisdiction. The rights and liabilities of the Members under the Agreement shall be as provided by Minnesota law.~~

2.2    Name. The name of the Company shall be Granite Falls Energy, LLC, or any other name permitted by the Act as the Members shall afterwards designate by appropriate amendment to the Company’s Articles ~~or organization~~.

2.3    Principal Office. The principal office of the Company shall be at 2448-540th Street, Suite 1, Granite Falls, Minnesota 56241 (P.O. Box 216) or such place as the Board may, from time to time, designate by appropriate amendment to the Company’s Articles ~~of Organization~~ and/or this Agreement. The Board may establish additional places of business for the Company when and where required by the business of the Company. The Board may take such further actions as it deems necessary or advisable to permit the Company to conduct business as a limited liability company in any jurisdiction.

~~2.4    Initial Date and Parties.~~

~~(a)    This Agreement was first made on February 21, 2002 and was initially agreed to by the Company and all persons who on that date were Members of the Company.~~

~~(b)    Ownership rights in the Company are measured by Units. The Company shall maintain a membership register at its principal office or by a duly appointed agent of the Company setting forth the name, address, capital contribution and number of Units held by each Member which shall be modified from time to time as Transfers occur or as additional Units are issued pursuant to the provisions hereof.~~

2.4    Construction. The rights and liabilities of the Members under the Agreement shall be as provided by the Minnesota Limited Liability Act, Chapter 322B of the Minnesota Statutes; provided, however, from and after August 1, 2015, the rights and liabilities of the Members under the Agreement shall be as provided by the Minnesota Revised Uniform Limited Liability Act, Chapter 322C of the Minnesota Statutes, which such election was approved by on March 26, 2015, the Members voted to elect application (a “Revised Act Election”) effective as August 1, 2015. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under the applicable Act, but if any provision of this Agreement, or the application thereof to any Person or under any circumstances, shall be invalid or unenforceable to any extent under the applicable Act, such provision shall be deemed severed from this Agreement with respect to such Person or such circumstance, without invalidating the remainder of this Agreement or the application of such provision to other Persons or circumstances, and a new provision shall be deemed to be substituted in lieu of the provision so severed which new provision shall, to the extent possible, accomplish the intent of the parties hereto as evidenced by the provision so severed.

2.5    Subsequent Parties. No person may become a Member of the Company without first assenting to and signing this Agreement. Any act by the Company to offer or provide member status, or reflect that status in the Company’s required records, automatically includes the condition that the person becoming a member first assents to and signs this Agreement. Furthermore, no Member may offer to assign or assign Governance Rights or Membership Units unless the assignee has assented to and signed this Agreement.

2.6    Relationship with Articles~~Organization~~. ~~If a~~To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such ~~differs from a~~ provision ~~of the Company’s Articles of Organization, then to the extent allowed by law~~, this Agreement shall, to the extent permitted by the Act, control~~govern~~.

2.7    Tax Matters and Partnership Status. The members acknowledge that the Company will be treated as a “partnership” for federal and Minnesota state tax purposes. The Members further intend, that as a result of this Agreement, and except for federal and state tax purposes, the Company shall not be a partnership (including limited partnership) or joint venture; and no member or governor shall be a partner or joint venturer of any other member. All provisions of this Agreement~~,~~ and the Company’s Articles of Organization are to be so construed.

2.8    Fiscal Year. The fiscal year of the Company shall begin on ~~January 1st~~November 1st of each year and end on ~~December 31st~~October 31st . The fiscal year in which the Company shall terminate shall end on the date of termination of the Company.

2.9    Intent of this Agreement.

(a)    The parties to this Agreement have reached an understanding concerning various aspects of (i) their business relationship with each other and (ii) the organization and operation of the Company and its business. They wish to use rights created by statute to record and bind themselves to that understanding. The Members hereby agree that this Agreement constitutes the “Member Control Agreement” and “Bylaws” as such terms are used in Chapter 322B and the “Operating Agreement” as that term is used in Chapter 322C of the Minnesota Statutes.

(b)    The parties intend for this Agreement to control, to the extent stated or fairly implied, the business and affairs of the Company, including the Company’s governance structure and the Company’s dissolution and winding up, as well as the relations among the Company’s Members. To the extent that the rights and obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, including by reason of the Articles of Organization of the Company, this Agreement, to the extent permitted by the Act, shall control.

2.10    Advice of Counsel. Each Person signing this Agreement:

(a)    Understands that this Agreement contains legal binding provisions;

(b)    Has had the opportunity to consult with that Person’s own lawyers; and

(c)    Has either consulted that lawyer or consciously decided not to consult a lawyer.

SECTION 3
BUSINESS OF THE COMPANY

The Company may engage in any lawful business activity; and this Agreement shall be construed in light of such purpose. The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purpose of the Company as set forth in this Section 3 and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Governors pursuant to Section 6 hereof.

SECTION 4
CAPITAL CONTRIBUTIONS

4.1    Initial Paid-In Capital.

(a)    ~~Prior to the date of this Agreement, the initial Members of the Company (the “Founders”) contributed cash to the capital of the Company as set forth in the required records of the Company.~~Ownership rights in the Company are measured by Units. The Company shall maintain a membership register at its principal office or by a duly appointed agent of the Company setting forth the name, address, capital contribution and number of Units held by each Member which shall be modified from time to time as Transfers occur or as additional Units are issued pursuant to the provisions hereof.

(b)    The Board of Governors, in its sole discretion, may from time to time by majority vote, accept additional subscriptions for Membership Units in the Company, or grant options, warrants or other rights to purchase or otherwise acquire Membership Units, all on such terms as the Board may determine. Under acceptance of any such subscription, the Company shall promptly enter into a subscription agreement (and any agreement referred to therein), without the requirement of any further act, approval or vote of any other Person and such subscription agreement will, along with execution of agreement to be bound by this Agreement be deemed to satisfy all the conditions hereof.

~~(c)    Each Founder shall be entitled, notwithstanding Section 10.1, to transfer such Founder’s Interest on a one time basis to another Person and at the Founder’s discretion; provided, however, that the Transferee’s ownership in all respects complies with the terms hereof and the Transferee becomes bound by all the terms and conditions set forth herein.~~

4.2    Additional Capital Contributions. No Member shall be required to make any additional contributions to the Capital of the Company. No Member shall be obligated to satisfy any negative Capital Account Balance, except to the extent expressly set forth herein. No Member shall be paid interest on any Capital Contribution.

4.3    Maximum Ownership. ~~There is no limit on the number of Units or Percentage Interest that any Member may own~~Notwithstanding any other provision herein to the contrary, no Member shall own or control, exclusive of such Member’s Related Parties and Affiliates, more than twenty percent (20%) Percentage of Membership Units (the “Maximum Ownership Percentage”). Any Member whose Percentage of Membership Units exceeds the Maximum Ownership Percentage due to an involuntary Transfer of Units by operation of law or by inadvertent Company action (such as a redemption of Units by the Company) shall only be entitled only to the Financial Rights with respect to such Units owned or controlled in excess of the Maximum Ownership Percentage and shall not be entitled to the Governance Rights with respect to such Units.

4.4    Withdrawal or Reduction of Members’ Capital Contributions.

(a)    No Member has the right to withdraw all or any part of the Member’s Capital Contribution or to receive any return on any portion of the Member’s Capital Contribution, except as may be otherwise specifically provided in this Agreement. Under circumstances involving a return of any Capital Contribution, no Member has the right to receive property other than cash.

(b)    Unless the Board from time to time by resolution fixes the relative rights and preferences of different classes or series of Membership Units, no Member shall have priority over any other Members, either as to the return of Capital Contributions or as to Losses and Profits, or distributions, except as otherwise provided herein.

4.5    Loans from Governors and Members. The Company may borrow money from and enter into other transactions with any Governor or Member or their Affiliates only in compliance with Section 6.~~14~~17. Borrowing from or engaging in other transactions with one or more Governors or Members does not obligate the Company to provide comparable opportunities to other Governors or Members. Any loan made by a Governor or Member (or their Affiliates) to the Company shall be evidenced by a promissory note made payable from the Company to such Governor or Member (or their Affiliates). Loans by a Governor or Member to the Company shall not be considered Capital Contributions but shall be a debt due from the Company. None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company.

~~Loans by a Governor or Member to the Company shall not be considered Capital Contributions and shall be repaid pursuant to Section 5.4(a) below.~~

4.6    Loans by Company to Members. Unless otherwise approved by the Board of Governors, the Company will not make any loans to Members.

4.7    Prohibition on Loans to Governors and Executive Officers. Despite anything otherwise in this Agreement to the contrary, the Company shall note directly or indirectly, including through any subsidiary, extend or maintain credit, arrange for the extension of credit or renew an extension of credit, in the form of a personal loan to or for any governor or executive officer.

SECTION 5
ALLOCATIONS AND DISTRIBUTIONS

5.1    Capital Accounts. A “Capital Account” shall be established for each Member on the books of the Company and maintained in accordance with Section 1.7040-1(b)(2) of the Treasury Regulations, as amended from time to time.

(a)    To each Member’s Capital Account shall be credited:

(i)    the cash and the value of any property other than cash contributed by such Member to the capital of the Company;

(ii)    such Member’s allocable share of Profits, and any items of income or gain which are specifically allocated to the Member; and

(iii)    the amount of any Company liabilities assumed by such Member of which are secured by any property of the Company distributed to such Member.

The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Company by the maker of the note shall not be credited to the Capital Account of any Member until the Company makes a taxable disposition of the note or until (and only to the extent) principal payments are made on the note.

(b)    To each member’s Capital Account there shall be debited:

(i)    the amount of cash and the Value of any property other than cash distributed to such Member pursuant to Section 5.4;

(ii)    such Member’s allocable share of Losses and any items of expense or loss which are specially allocated to the Member; and

(iii)    the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

Provided; however, all of the foregoing to be determined in accordance with the rules set forth in Section 1.704-1(b)(2)(iv) of the Treasury Regulations, as amended from time to time.

5.2    Allocation of Profits. After giving effect to Sections 5.6, 5.7 and any special allocations required thereunder, Profits of the Company shall be allocated to the Members according to their Percentage of Membership Units.

5.3    Allocation of Losses. After giving effect to Sections 5.6, 5.7 and any special allocations required thereunder, Losses of the Company shall be allocated to the Members according to their Percentage of Membership Units.

5.4    Distributions.

(a)    The Board of Governors shall determine, in its sole discretion, whether to distribute or retain all or any portion of the Profits. The Governors may distribute cash to the Members irrespective of Profits. All cash distributions shall be made to the Members in accordance with paragraph (c) of this Section 5.4; provided, however, no Member has a right to any distribution prior to the dissolution of the Company without the approval of the Board; provided, further, notwithstanding any other language herein no distributions in dissolution will be made until all loans from all Members, including all principal and interest, are repaid in full. Such repayments shall be made on a Pro Rata basis. Nothing herein shall be construed as requiring the making of distributions prior to the repayment of loans from unrelated parties.

(b)    The Board may agree to distribute to the Members in kind any property held by the Company. Any such distribution of the property shall be referred to herein as a “Distribution in Kind.” The value of any such Distribution in Kind at the time of such distribution shall be determined in accordance with paragraph (d) of this Section 5.4 and such distribution shall be made to the Members in accordance with paragraph (c) of this Section 5.4. Distribution in Kind, made pursuant to this paragraph (b), shall be subject to such restrictions and conditions as the Board shall have determined are necessary or appropriate in order for such distributions to be made in accordance with applicable law. Notwithstanding the foregoing, Distributions in Kind shall not be allowed, unless they are (i) distributions of readily marketable securities, (ii) distributions of cash from a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with this Agreement or (iii)

distributions of in-kind property in which the Members have been advised of the risks associated with such property, the Members have been offered the election of receiving in-kind property distributions and only the Members who accept the offer of in-kind property actually receive in- kind property.

(c)    Subject to Section 5.~~5~~10, and distribution of Profits in accordance with this Section 5.4, and any distribution, other than Profits or cash pursuant to paragraph (a) of this Section 5.4 or Distribution in Kind pursuant to paragraph (b) of Section 5.4, shall be made to the Members according to their Percentage of Membership Units.

(d)    The Value of any Distribution in Kind as of any date of determination (or in the event such date is a holiday or other day that is not a business day, as of the next preceding business day) shall be the estimated fair market value of the property distributed.

(e)    All distributions are subject to set-off by the Company for any past-due obligation of the members to the Company.

5.5    Other Allocation Rules. The provisions of Sections 5.5 through 5.11 are set forth in Schedule 5 attached hereto, which by this reference is incorporated into this Agreement.

~~(a)    For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Board, using any permissible method under Section 706 of the Code and the Treasury Regulations thereunder.~~

~~(b)    The Members are aware of the income tax consequences of the allocations made by this Section 5 and hereby agree to be bound by the provisions of this Section 5 in reporting their shares of Company income and loss for income tax purposes.~~

~~(c)    Unless approved by the Board, in advance, all Allocations and Distributions (and K-1s reflecting the same) made by the Company shall be based on the record ownership of Membership units at the time for which such allocations or distributions are attributable. For example, it shall be a Member’s responsibility in the event of a transfer of a Membership Interest in the Company (permitted under this Agreement) to request Board approval with respect to allocations or distributions being made to any transferee that arise from allocations or distributions attributable to a prior year where, at year end, the transferring member was the record owner of the Membership Units.~~

~~(d)    Notwithstanding any provision herein to the contrary, in the event of Termination and Dissolution of the Company, sale of substantially all of its assets, or other action causing a distribution to Members other than in the ordinary course of business of the Company, the Board shall be authorized and shall adjust the distribution to any member (to include Founding Member) so that the Member will receive first, a distribution based upon the Members Percentage Interest as required by law and generally accepted principles of accounting, to the extent necessary to equalize all Members Capital Account Balances, and thereafter by Percentage of Membership Units.~~

5.~~6~~12    Transfer of Capital Accounts. In the event all or a portion of an Interest in the Company is Transferred in accordance with the terms of the Articles of Organization and this Agreement, the transferee shall succeed to that portion of the Capital Account of the transferor which is allocable to the transferred Interest.

SECTION 6
MANAGEMENT OF THE COMPANY

6.1    Management.

(a)    Board of Governors. The Company shall be managed by a Board of Governors whose members are elected~~, designated or appointed~~ in accordance with Section 6.1(~~c~~ f). ~~All powers of the Company shall be exercised by or under the authority of, and the business affairs of the Company managed under the directions of the Board of Governors in accordance this Agreement. Individual Governors or Officers designated by the Board from time to time may act for or on behalf of the Company and execute all agreements on behalf of the Company and otherwise bind the Company as to third parties without the consent of the Members or remainder of the Board of Governors; provided, however, that with respect to those issues requiring approval of the Members under the Act or as set forth in this Agreement, such approval must first be obtained; and further provided that except for those acts for which the approval of the Board of Governors is required by this Agreement, and except for those powers or acts specifically reserved to the Board of Governors by this Agreement, the Board of Governors shall have authority to appoint a management company to manage the business and affairs of the Company in accordance with agreements reached~~

~~by the Board and any such management company from time to time.~~Except as otherwise provided in this Agreement, the management of the business and affairs of the Company shall be directed by the Board and not by its Members, and the Board shall exercise all powers of the Company except such powers as are by this Agreement or the Act conferred upon or reserved to the Members. The Board shall adopt such policies, rules, regulations, and actions not inconsistent with law or this Agreement as they may deem advisable. Subject to Section 6.7 hereof or any other express provisions hereof, the business and affairs of the Company shall be managed by or under the direction of the Governors and not by its Members.

(b)    Delegation. ~~The salaries and other compensation, if any, of the Governors for management services shall be fixed annually by a vote of a Majority of the Board.~~

(i)    Notwithstanding the power and authority of the Governors to manage the business and affairs of the Company, no Governor shall have authority to act as agent for the Company for the purposes of its business (including the execution of any instrument on behalf of the Company) unless the Governors have authorized the Governor to take such action; provided, however, that with respect to those issues requiring approval of the Members under the Act or as set forth in this Agreement, such approval must first be obtained. The Governors may also delegate authority to manage the business and affairs of the Company (including the execution of instruments on behalf of the Company) to such Person or Persons (including to any Officers or Committees) designated by the Governors, and such Person or Persons (or Officers or Committees) shall have such titles and authority as determined by the Governors.

(ii)    Unless prohibited by a resolution of the Governors, Officers may delegate in writing some or all of the duties and powers of such Officer’s management position to other Persons. An Officer who delegates the duties or powers of an office remains subject to the standard of conduct for such Officer with respect to the discharge of all duties and powers so delegated. Any delegation pursuant to this Section 6.1(b) may be revoked at any time by the delegating Officer or by action of the Governors.

(c)    Compensation. ~~The Board of Governors shall be comprised of natural persons as stated in the Articles of Organization. The Board of Governors shall consist of the following:~~The salaries and other compensation, if any, of the Governors for management services shall be fixed annually by a vote of a Majority of the Board. No Member, Governor or Officer shall receive any salary, fee, or draw for services rendered to or on behalf of the Company merely by virtue of their status as a Member or Governor, it being the intention that, irrespective of any personal interest of any of the Governors, the Governors shall have authority to establish reasonable compensation of all Governors for services to the Company as Governors, Officers, or otherwise. Except as otherwise approved by or pursuant to a policy approved by the Governors, no Member or Governor shall be reimbursed for any expenses incurred by such Member or Governor on behalf of the Company. Notwithstanding the foregoing, by resolution by the Governors, the Governors may be paid as reimbursement therefor, their expenses, if any, of attendance at each meeting of the Governors. In addition, the Governors, by resolution, may approve from time to time, the salaries and other compensation packages of the Officers of the Company.
~~(i)    Subject to Section 6.1(c)(vix), the Board of Governors shall consist of seven (7) individuals.~~

~~(ii)    So long as it is a member and holds no less than 20% of the issued and outstanding Membership Units of the Company, Glacial Lakes Energy, LLC (“Glacial Lakes”) shall designate two (2) members to serve on the Board of Governors (the “Glacial Lakes Appointees”), and an alternate (the “Glacial Lakes Alternate”) to serve as described below. Glacial Lakes shall promptly appoint any replacements for such individuals if they resign and/or retire from the Board of Governors or from service as an alternate. If a Glacial Appointee is not available for, or during any part of, a meeting of the Board of Governors or to take action in writing in lieu of such a meeting, the Glacial Alternate is entitled to act as a Governor at such meeting, or during such part, or to take such action in writing (but only on behalf of one Glacial Appointee, if both are unavailable). In any event, if Glacial Lakes is no longer a member of the Company or holds less that 205 of the issued and outstanding Membership Units of the Company, then the Glacial Lakes Appointees and the Glacial Lakes Alternate shall be deemed to have resigned and, unless the provisions of Section 6.1(c)(iii) apply, the Glacial Lakes Appointees shall be replaced as At-Large Additional Governors under Section 6.1(c)(v).~~

~~(iii)    If Glacial Lakes sells a number of its Membership Units comprising at least 20% of the issued and outstanding Membership Units of the Company to a single person or entity that is not an Affiliate of Glacial Lakes, the buyer of such Membership Units (the “Glacial Successor”) shall succeed to Glacial Lakes’ right to designate two (2) members to serve on the Board of Governors (the “Glacial Successor Appointees”), and the alternate (the “Glacial Successor Alternate”). The Glacial Successor’s right to designate the Glacial Successor Appointees and the Glacial Successor Alternate will terminate (and such Appointees and Alternate shall be deemed to have resigned and the Glacial Successor Appointees shall be replaced as At-Large Additional Governors under Section 6.1(c)©) upon the earlier of (x) the sale or other disposition of all or substantially all of the Glacial Successor’s assets, (y) the sale or other disposition (including whether by equity sale to, or merger or consolidation with or into, another person or entity) of a majority of the capital securities, or voting securities, of the Glacial Successor or (z) the date~~

~~that the Glacial Successor no longer holds at least 20% of the issued and outstanding Membership Units of the Company. Glacial Lakes shall have no other right to assign the appointment of Governors or an alternate except as provided by this Section 6.1(c)(iii).~~

~~(iv)    So long as it is a member and holds no less than 5% of the issued and outstanding Membership Units of the Company, Fagen, Inc. (“Fagen”) shall designate one (1) member to serve on the Board of Governors (the “Fagen Appointee”). Fagen shall promptly appoint any replacements for the Fagen Appointee in the event of his or her resignation and/or retirement from the Board of Governors. In the event that Fagen is no longer a member of the Company or holds less than 5% of the issued and outstanding Membership Units in the Company, then the Fagen Appointee shall be deemed to have resigned and Fagen’s Appointee shall be replaced as an At-Large Additional Governor under Section 6.1(c)(v). Notwithstanding the foregoing provisions of this Section 6.1(c)(iv), beginning on the date of the first election of Governors following the 2013 annual meeting, Fagen shall no longer separately appoint a Governor to serve on the Board of Governors and, as of such date, the Fagen Appointee shall be deemed to have resigned and shall be replaced as an At-Large Additional Governor under Section 6.1(c)(v).~~

~~(v)    The remaining four Governors (the “At-Large Governors”), together with any Governor to be elected to fill a vacancy created by the deemed resignation above of a former Glacial Lakes, Fagen or Glacial Successor Appointee (an “At-Large Additional Governor”) shall be elected by the members of the Company. However, Glacial Lakes, Glacial Successor and Fagen shall not be entitled to vote with respect to the election of the At-Large Governors or any At-Large Additional Governor if Glacial Lakes, the Glacial Successor and/or Fagen, as applicable, continues to have the right to separately appoint one or more Governors above. The At-Large Governors and any At-Large Additional Governors shall together (by majority vote of all such Governors) designate an alternate (the “At-Large Alternate”) to serve as follows. If any At-Large Governor or At-Large Additional Governor is not available for, or during any part of, a meeting of the Board of Governors or to take action in writing in lieu of such a meeting, the At-Large Alternate is entitled to act as a Governor at such meeting, or during such part, or to take such action in writing (but only on behalf of one At-Large Governor or At-Large Additional Governor, if more than one is unavailable). The At-Large Governors and any At-Large Additional Governors shall together have the right to fill vacancies in the At-Large Governor and At-Large Additional Governor positions by majority vote.~~

~~(vi)    The manner of election as to the At-Large Governors and any At-Large Additional Governors shall be by affirmative vote of a Plurality in Interest of the members (excluding Glacial Lakes, the Glacial Successor and Fagen to the extent noted above), so that the nominees receiving the greatest number of votes relative to all other nominees are elected as Governors and as follows: at the First Annual Meeting of Members after the date hereof, one (or if greater, one-third rounded down to the nearest whole number) of the At-Large Governors and any At-Large Additional Governors shall be elected for a 3-year term (“Class One”); at the Second Annual Meeting of the Members after the date hereof, a second one (or if greater, one-half rounded down to the nearest whole number) of the total number of At-Large Governors and any At-Large Additional Governors that did not stand for election in Class One shall be elected to 3-year term (“Class Two”); and at the Third Annual Meeting of Members after the date hereof, the remaining At-Large Governors and At-Large Additional Governors shall be elected for a 3-year term (“Class Three”).~~

~~(vii)    Each Governor shall serve until his or her successor is duly elected or, if earlier, until such Governor’s death, actual or deemed resignation or removal.~~

~~(viii)    Each alternate, as designated above, shall be entitled to attend all Board functions and to receive and shall receive all information provided to the Governors; provided, however, that if legal counsel to the Company concludes that providing or sharing particular information with an alternate would jeopardize the Company’s attorney-client privilege, then the Company may withhold such information from the alternate.~~

~~(vix)    The right is reserved to the Board of Governors to establish two (2) additional board seats upon such criteria as approved unanimously by the Board of Governors.~~
(d)    Number of Governors. The Board of Governors shall be comprised of natural persons as stated in the Articles. The total number of Governors shall be a minimum of seven (7) and a maximum of eleven (11), excluding any alternate governor appointed pursuant to Section 6.1(e). Unless and until adjusted by the Governors as provided in this Section 6.1(d), the number of Governors shall fixed at nine (9). Subject to the election of Governors pursuant to the terms of this Agreement, the Governors may increase or decrease the number of Governors last approved within the range provided in this Section 6.1(d) Notwithstanding the foregoing, the Members may increase or decrease the total number of Governors and may change from a fixed number to a variable range or vice versa by the affirmative vote of a Majority in Interest of the members represented at a meeting of the Members (in person, by proxy, or by mail ballot).

(e)    Alternate Governor. Notwithstanding the limitation on the number of Governors set in Section 6.1(c) above, the Board, by majority vote of the Governors, shall designate the Alternate to serve as follows. If any Governor is not available for, or during any part of, a meeting of the Board of Governors or to take action in writing in lieu of such a meeting, the Alternate is entitled to act as a Governor at such meeting, or during such part, or to take such action in writing (but only on behalf of one Governor, if more than one is unavailable). The Alternate, as designated herein, shall be entitled to attend all Board functions and to receive and shall receive all information provided to the Governors; provided, however, that if legal counsel to the Company concludes that providing or sharing particular information with an alternate would jeopardize the Company’s attorney-client privilege, then the Company may withhold such information from the alternate.

(f)    Election of Governors. The manner of election of Governors shall be by affirmative vote of a Plurality in Interest of the Members, so that the nominees receiving the greatest number of votes relative to all other nominees are elected as Governors. Governors shall be divided into three groups, Class One, Class Two or Class Three, with such classification to serve as the basis for staggering the terms among the Governors. At each annual meeting of the Members approximately one third of the Governors shall be elected by the Members for terms of three (3) years and shall serve until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of any such Governor.

(g)    Nominations for Governors. One or more nominees for Governor positions up for election shall be named by the then current Governors or by a nominating committee established by the Governors. Nominations for the election of Governors may also be made by any Member entitled to vote generally in the election of Governors. Any Member that intends to nominate one or more persons for election as Governors at a meeting may do so only if written notice of such Member’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not less than sixty (60) days nor more than ninety (90) days prior to the annual meeting of the Company. Each such notice to the Secretary shall set forth:

(i)    the name and address of record of the Member who intends to make the nomination;

(ii)    a representation that the Member is a holder of record of Units of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(iii)    the name, age, business and residence addresses, and principal occupation or employment of each nominee;

(iv)    a description of all arrangements or understandings between the Member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Members;

(v)    such other information regarding each nominee proposed by such Member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission;

(vi)    the consent of each nominee to serve as a Governor of the Company if so elected; and

(vii)    a nominating petition signed and dated by the holders of at least twenty-five percent (25%) of the then outstanding Units and clearly setting forth the proposed nominee as a candidate of the Governor’s seat to be filled at the next election of Governors.

The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Governor of the Company. The presiding Officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

(h)    Vacancies. Whenever a vacancy occurs other than from expiration of a term of office or removal from office, a majority of the remaining Governors may, but are not obligated to, appoint a new Governor to fill the vacancy for the remainder of such term. In the event the remaining Governors exercise their authority under Section 6.1(d) to increase the size of the Board of Governors within the range established therein, a new Governor shall be elected pursuant to Section 6.1(f) at the immediately following annual meeting of the Members. Prior to the annual meeting following the expansion of the Board, a Majority of the Governors may, but are not obligated to, appoint a new Governor to serve until such annual meeting.

6.2    Authority of the Board of Governors. In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Agreement, and except as limited, restricted or prohibited by the express provisions of this Agreement, the Board of Governors shall have and may exercise on behalf of the Company, all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Company. Such powers shall include, without limitation, the power to:

(a)    Conduct the Company’s business, carry on its operations and have and exercise the powers granted by the Act in any state, territory, district or possession of the United States, or in any foreign country which may be necessary or convenient to effect any or all of the purposes for which it is organized;

(b)    Acquire by purchase, lease, or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(c)    Operate, maintain, finance, improve, construct, own, grant operations with respect to, sell, convey, assign, mortgage, and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(d)    Execute any and all agreements, contracts, documents, certifications, and instruments necessary or convenient in connection with the management, maintenance, and operation of the business, or in connection with managing the affairs of the Company, including, executing amendments to this Agreement and the Articles in accordance with the terms of this Agreement, both as Governors and, if required, as attorney-in-fact for the Members pursuant to any power of attorney granted by the Members to the Governors;

(e)     Expend Company funds in connection with the operation of the Company’s business or otherwise pursuant to this Agreement;

(~~b~~f)    Employ and dismiss from employment any and all employees, agents, independent contractors, attorneys and accountants;

(~~c~~g)    Prosecute, settle or compromise all claims against third parties, compromise, settle or accept judgment on, claims against the Company and execute all documents and make all representations, admissions and waivers in connection therewith;

(~~d~~h)    Borrow money on behalf of the Company from any Person, issue promissory notes, drafts and other negotiable and nonnegotiable instruments and evidences of indebtedness, secure payment of the principal of any such indebtedness and the interest thereon by mortgage, pledge, property of the Company, whether at the time owned or thereafter acquired;

(~~e~~i)    Hold, received, mortgage, pledge, lease, transfer, exchange, otherwise dispose of, grant options with respect to, and otherwise deal in the exercise all rights, powers, privileges and other incidents of ownership or possession with respect to all property of whatever nature held or owned by, or licensed to, the Company;

(~~f~~j)    Prepay in whole or in part, refinance, recast, increase, modify, or extend any liabilities affecting the assets of the Company and in connection therewith execute any extensions or renewals of encumbrances on any or all of such assets;

(k)    Lend any of the Company property with or without security;

(~~g~~l)    Have and maintain one or more offices within or without the State of Minnesota;

(~~h~~m)    Care for and distribute funds to the Members by way of cash income, return of capital, or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company or this Agreement;

(n)    Open, maintain and close bank accounts and money market mutual funds accounts, and draw checks and other orders for the payment of monies;

(~~i~~o)    Engage accountants, custodians, consultants and attorneys and any and all other agents and assistants (professional and nonprofessional) and pay such compensation in connection with such engagement that the Board of Governors determines is appropriate;

(~~j~~p)    ~~Enter into, execute, make, amend, supplement, acknowledge, deliver and perform any and all contracts, agreements, licenses, and other instruments, undertakings and understandings that the Board determines is necessary, appropriate~~

~~or incidental to carrying out the business of the Company;~~ Engage in any kind of activity and perform and carry out contracts of any kind (including contracts of insurance covering risks to Company assets and Governors’ and Officers’ liability) necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;

(~~k~~q)    ~~Establish one or more committees of the Board, including an audit committee in compliance with the Securities Exchange Act of 1934, as amended, and a compensation committee;~~Take, or refrain from taking, all actions, not expressly prescribed or limited by this Agreement, as may be necessary or appropriate to accomplish the purposes of the Company;

(r)     Redeem, repurchase or otherwise acquire any Units of a Member or otherwise liquidate all or any portion of a Member’s Interest or enter into any agreement for such repurchase, redemption or acquisition of Units on such terms the Governors reasonably believe are in the best interests of the Company;

(s)     Institute, prosecute, defend, settle, compromise, and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company, the Members or the Governors or Officers in connection with activities arising out of, connected with, or incidental to this Agreement, and to engage counsel or others in connection therewith;

(t)     Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, other limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, government district or municipality or of any instrumentality of any of them;

(u)    File a petition in bankruptcy on behalf of the Company;
~~and~~

~~(m)    Delegate to the Chairman, President and other Officers, such responsibility and authority as the Board deems necessary or appropriate from time to time.~~

(v)    Indemnify a Member or Governors or Officers, or former Members or Governors or Officers, and to make any other indemnification that is authorized by this Agreement in accordance with, and to the fullest extent permitted by, the Act.

In exercising its powers, the Board of Governors may (i) ~~rely upon and shall be protected from acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, or document believed by him or her to be genuine and to have been signed or presented by the proper party or parties; (ii)~~ consult with counsel, accountants, and other experts selected by him or her ~~and any opinion of an independent counsel, accountant or expert shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the Board of Governors in good faith and in accordance with such opinion~~; and (iii) execute any of his or her powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

6.3    Duties and Obligations of the Board of Governors. ~~The Board of Governors shall:~~

~~(a)    Devote to the Company and apply to the accomplishment of Company purposes so much of the Board of Governors time and attention as they determine to be necessary or advisable to manage properly the affairs of the Company;~~

~~(b)    Maintain accounting records from which a Company Capital Account Balance can be determined for each Member;~~

~~(c)    Execute, file, record or publish all certificates, statements and other documents and do all things appropriate for the formation, qualification and operation of the Company and for the conduct of its business in all appropriate jurisdictions;~~

~~(d)    Employ attorneys to represent the Company when necessary or appropriate;~~

~~(e)    Use their best efforts to maintain the status of the Company as a “limited liability company” for state law purposes, and as a “partnership” for federal income tax purposes;~~

~~(f)    Have fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, and not employ or permit others to employ such funds or assets (including any interest earned thereon) in any manner except for the benefit of the Company; and~~

~~(g)    Maintain a current list of the names, last known addresses and Percentage Interest of each Member at the Company’s principal office.~~The Governors shall be required to devote such time to the affairs of the Company as may be necessary to manage and operate the Company, and shall be free to serve any other Person or enterprise in any capacity that the Governor may deem appropriate in such Governor’s discretion. Each Governor and Officer discharge his or her duties in good faith, in a manner the Governor or Officer reasonably believes to be in or not opposed to the best interests of the Company, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. Notwithstanding the foregoing, each Governor and Officer shall not engage with respect to the Company (i) in any act or omission which involves intentional harm to a Member or the Company or intentional violation of criminal law; (ii) in any transaction from which the Governor or Officer would receive an improper personal benefit; (iii) or ultra vires acts. Except as provided herein, the Governors and Officers shall be under no other fiduciary duty to the Company or the Members to conduct the affairs of the Company in a particular manner and a Governor or Officer who so performs those duties shall not be liable by reason of being a Governor or Officer of the Company.

6.4    Resignation of Governor. Any Governor may resign as Governor of the Company upon written notice to the Board of Governors.

6.5    Removal of a Governor. ~~One or both of the Glacial Lakes Appointees may be removed from time to time with or without cause by Glacial Lakes. One or both of the Glacial Successor Appointees may be removed from time to time with or without cause by the Glacial Successor. The Fagen Appointee may be removed from time to time with or without cause by Fagen. Any other Governor may be removed from time to time with or without cause by a Majority in Interest of Members. However, Glacial Lakes, Glacial Successor and Fagen shall not be entitled to vote with respect to the removal of any At-Large Governors or any At-Large Additional Governor if Glacial Lakes, the Glacial Successor and/or Fagen, as applicable, continues to have the right to separately appoint one or more Governors under Section 6.1(c).~~The Members may, from time to time, remove a Governor, with or without cause, by a Majority in Interest of Members at a meeting called for that purpose, if notice has been given that a purpose of the meeting is such removal. Notwithstanding the foregoing, the Board of Governors shall have the discretion to remove any Governor who attends less than seventy-five percent (75%) of the Board’s meetings during any 12 month period as measured on a rotating basis.

6.6    ~~Board Voting Requirements for Certain Issues~~Committees. A resolution approved by the affirmative vote of a majority of the Governors may establish committees having the authority of the Governors in the management of the business of the Company to the extent consistent with this Agreement and provided in the resolution. A committee shall consist of two or more Persons, who need not be Governors, appointed by affirmative vote of a majority of the Governors present. Committees may include a compensation committee and/or an audit committee, in each case consisting of one or more independent Governors or other independent persons. Committees are subject to the direction and control of the Governors and vacancies in the membership thereof shall be filled by the Governors. A majority of the members of the committee is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided by the resolution of the Board authorizing such committee.~~During such time that Glacial Lakes is a member of the Company and holds at least 20% of the issued and outstanding Membership Units of the Company, the following actions shall require the minimum vote, as set forth in each item, of the full Board of governors before such decisions are binding or effective on the Company:~~

~~(i)    Hiring of a manager or entering into an agreement to have management services provided to the Company shall require a two-thirds (2/3) vote;~~

~~(ii)    The initial hiring of any marketer(s) or entering into an agreement to have marketing services provided to the Company (regarding the sale of ethanol, distillers grain, or any other products produced or sold by the Company) shall require a three-fourths (3/4) vote and any hiring thereafter shall require a two-thirds (2/3) vote;~~

~~(iii)    The sale, lease, exchange or other disposition of any assets of the Company out of the ordinary course of business, except for sales of ethanol, distillers grain, or any other products produced or sold by the Company, the sale, lease, exchange or other disposition of all or substantially all of the Company’s assets or the merger or consolidation of the Company with or into any other Person shall require a three-fourths (3/4) vote;~~

~~(iv)    Construction, whether repair, remodeling or new, exceeding an estimated cost of $1 million shall require a three-fourths (3/4) vote;~~

~~(v)    Material changes (in excess of $50,000) in the plans or specifications of the Company’s proposed ethanol plant and the contract to design and construct the plant shall require a three-fourths (3/4) vote;~~

~~(vi)    Approval of the amount and terms of debt financing and all documents and agreements entered into in connection therewith to construct and finance the start-up costs of the proposed ethanol plant shall require a three-fourths (3/4) vote;~~

~~(vii)    The annual operating and capital budgets for each fiscal year shall require a two-thirds (2/3) vote;~~

~~(viii)    Any contract, obligation, liability, disbursement or lawsuit settlement outside of the ordinary course of business in excess of $100,000 which is not part of the then-current fiscal year’s approved Annual Operating or capital Budget (provided that necessary expenditures to meet operational emergencies at the proposed ethanol plant may be incurred prior to such approval if immediate action is required for the safety or operation of the proposed plant shall require a three-fourths (3/4) vote;~~

~~(ix)    Any investment in excess of $100,000 which is not part of the then current fiscal year’s approval Annual Capital Budget shall require a three-fourths (3/4) vote;~~

~~(x)    Other than in connection with the Company’s proposed initial public offering of Membership Units, the acceptance of additional capital contributions, the issuance of additional Membership Units, or the Issuance of options or warrants to purchase Membership Units shall require a three-fourths (3/4) vote;~~

~~(xi)    The determination of the gross asset values of the Company property shall require a three-fourths (3/4) vote;~~

~~(xii)    Except as provided by Section 10 or in connection with the Company’s proposed initial public offering of Membership Units, the admission of additional or substitute members and the others of such admission shall require a three-fourths (3/4) vote;~~

~~(xiii)    The sufficiency of any legal opinion required or the waiver of any such legal opinion shall require a two-thirds (2/3) vote;~~

~~(xiv)    Any tax elections made under this Agreement shall require a three-fourths vote (3/4) vote;~~

~~(xv)    Any amendment to the Articles or this Agreement shall require a three-fourths (3/4) vote;~~

~~(xvi)    The employment or termination of legal counsel shall require a unanimous vote and account and auditing firms a two-thirds vote (provided, however, that at any time that the Company is subject to the provisions of the Sarbanes-Oxley Act of 2002, the engagement and dismissal of the Company’s independent accountants shall vest solely with the Company’s Audit Committee);~~

~~(xvii)    Entering into any new corn procurement agreement, or amending the FCE Corn Procurement Agreement in effect on the Effective Date of this Agreement, shall require a unanimous vote.~~

6.7    Voting Requirements for Certain Items Reserved for Member Approval. ~~During such time that Glacial Lakes is a member of the Company and holds at least 20% of the issued and outstanding Membership Units of the Company, the following actions require Member approval (in addition to such other Member or Board approvals required by this Agreement) of a minimum two-thirds (2/3) vote of Membership Units of the Company at a meeting of Members at which a quorum is present~~ The Governors shall not have authority to, and they covenant and agree that they shall not, do any of the following acts without the consent of a Majority in Interest of the Members:

(a~~i~~)    Issue Membership Units in the Company ~~(subsequent to the final closing of the Company’s proposed initial public offering of Membership Units)~~ at less than $1,000 per unit;

(~~ii~~b)    Sell, lease, exchange or otherwise dispose of all or substantially all of the assets of the Company;

(~~iii~~c)    Merger or consolidation of the Company with or into any other Person;

(~~iv~~d)    A change in the business purpose of the Company; ~~or~~

(e~~v~~)    Voluntary dissolution of the Company; or

(f)    Cause the Company to acquire any equity or debt securities issued by any Governor (or any of its Affiliates), or otherwise make loans to any Governor (or any of its Affiliates or Related Parties). Notwithstanding the foregoing, the Governors shall have full authority to redeem, repurchase or otherwise acquire any Units held by a Governor (or its Affiliates or Related Parties) on such terms the Governors reasonably believe are in the best interests of the Company and such transaction is approved by all disinterested Governors.

The actions specified herein as requiring the consent of the Members shall be in addition to any actions by the Governors that are specified in the Act as requiring the consent or approval of the Members. Any such consent or approval required by the Act may be given by a vote of a Majority in Interest of the Members, unless a higher threshold shall be specified by the Act.

6.8    Meetings of the Board; Action by the Board.

(a)    Meetings of the Board may be called by the Chairman of the Board or any two (2) Governors and shall be held at the principal place of business of the Company, or elsewhere as the notice of such meeting shall direct.

(b)    Except as otherwise expressly provided in this Agreement, the Articles, or the Act, the affirmative vote of a majority of the Governors present at a duly convened meeting of the Board at which a quorum is present shall constitute the act of the Board.

6.9    Place of Meeting. The Board may designate any place, either in or out of the State of Minnesota, as the place of meeting for any meeting. If no designation is made, the place of meeting shall be the Company’s principal office. Governors may attend any such meeting in person or by telephone or video conference call.

6.10    Notice of Meeting. Written or oral notice of every meeting of the Board, stating the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called, shall be given by the Secretary of the Company to each other Governor at least seventy-two (72) hours prior to the meeting, unless such notice is waived in accordance with Section 9 hereof.

6.11    Quorum. The presence of a Majority of the Governors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting, a majority of the Governors represented may adjourn the meeting from time to time without further notice. ~~If proper notice is not given, or waived, there must be at least one (1) Governor of or appointed by Glacial Lakes present in order to conduct business.~~

6.12    Officers.

(a)    The Board may elect a Chairman, Vice Chairman, ~~President,~~ and one or more Vice Presidents~~,~~ from among its Governors. The ~~Board~~Governors shall elect or appoint a Chief ~~Manager, Treasurer~~Executive Officer, a Chief Financial Officer and Secretary. The Board may appoint or elect such other officers with such titles as the Governors may from time to time determine (such officers, together with the Chairman, Vice Chairman, Chief Executive Officer, the Chief Financial Officer, and Secretary, individually, an “Officer” and collectively the “Officers”). Officers need not be Governors. Any two (2) or more offices may be held by the same person. Election or appointment of an Officer or agent shall not of itself create contract rights.

(b)    The elected Officers ~~of the Company~~ shall be elected annually by the Board at the first meeting of the Board held after each annual meeting of Members. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently possible. ~~Vacancies may be filled or new offices created and filled at any meeting of the Board.~~ Each Officer shall hold office until his or her successor shall have been duly elected and qualified or until his or her death, or until he or she shall resign or shall be removed in the manner hereinafter provided~~. Election or appointment of an Officer or agent shall not of itself create contract rights.~~

~~(c)~~     Any Officer or agent may be removed by the Board at any time with or without cause, but such removal does not affect the contract rights, if any, with the Company of the person so removed.

~~(d)    A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board for the unexpired portion of the term.~~         (c)    An Officer may resign at any time by delivering notices to the Company. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Company accepts the future effective date, the Board may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

(d)    Vacancies may be filled or new offices created and filled at any meeting of the Board. Except as provided herein, a vacancy in any office because of death, resignation, removal, disqualification or otherwise, may, but need not, be filled by the Board for the unexpired portion of the term. In the event of a vacancy in the office of Chairman, Chief Executive Officer or Chief Financial Officer because of death, resignation or removal, the Governors shall appoint a successor to such office.

6.13    ~~Liabilities of Governors~~ Limitation of Liability. ~~In carrying out their duties hereunder, the Governors shall not be liable to the Company or to any Member for any Member for any actions taken in good faith and reasonably believed by them to be in the best interest of the Company or in reliance of the provisions of this Agreement or the Articles or for good faith errors of judgment.~~

~~The Governors shall not be expected to devote their full time and attention to the affairs of the Company, but shall devote such amounts of time and attention as are reasonable and appropriate in their good faith judgment under the circumstances prevailing from time to time.~~

(a)    Exculpation. No Governor, Alternate, or Officer (collectively, the “Covered Persons”), shall be liable, responsible or accountable, in damages or otherwise, to any Member or to the Company for any act or omission performed or omitted by the Covered Persons in good faith and on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable, responsible or accountable for acts of fraud, gross negligence, intentional infliction of harm on the Company or a Member, intentional violation of criminal law, a breach of his or her fiduciary duty of loyalty or other fiduciary duties, if any, or any ultra vires acts. A Covered Person shall be entitled to rely in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by the Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence. This Section 6.13(a) shall not eliminate or limit the liability of a Covered Person for any act or omission occurring prior to the date when this Agreement became effective, if such a limitation or elimination of liability of a Covered Person for those acts or omissions is prohibited by the Act as then in effect. Any repeal or modification of this Section 6.13(b) shall not adversely affect any right or protection of a Covered Person existing at the time of that repeal or modification. If the Act hereafter is amended to authorize the further elimination or limitation of the liability of Covered Person, then the liability of Covered Persons in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the Act.

(b)    Reliance. Notwithstanding anything to the contrary in this Agreement, to the extent that, at law, in equity or pursuant to this Agreement the Covered Persons have duties (including fiduciary duties) and liabilities relating thereto to the Company, any Member or any other person, the Covered Persons shall not be liable to the Company, any Member or any other person for breach of fiduciary duty for their good faith reliance on: (i) resolution, certificate, statement, instrument, opinion, report, or document believed by him or her to be genuine and to have been signed or presented by the proper party or parties, and any information relating to or in the possession or control of the Company, and/or books and records in the possession or control of the Company; (ii) one or more Members, Governors or Officers who the Covered Person reasonably believed to be competent in the matter in question; (iii) Company employees, agents or consultants, if any, who the Covered Person reasonably believed to be competent in the matter in question; (iv) legal, accounting or financial advisors who, at the time of the action, the Covered Person reasonably believed to be competent in the matter in question; or (v) any provision of this Agreement.

(c)    Limitation of Fiduciary Duties. The Covered Persons shall be subject to fiduciary duties or to personal liability for breaches of these duties only as provided in this Agreement. Any fiduciary duties not expressly provided for in this Agreement for such Persons are hereby waived to the fullest extent permitted by the Act.

6.14    Right to Indemnification ~~of the Governors, their Affiliates and Control Person~~.

(a)    Indemnification. ~~Neither the Governors nor any Officer shall be liable to the Company or any member for any act or omission based upon errors of judgment or other fault in connection with the business or affairs of the Company if the Board determines that such course of conduct was in the best interest of the Company and did not result from the negligence or misconduct of such Governor or Officer.~~ The Company shall indemnify and hold harmless each Covered Person for any act performed in good faith by such Covered Person for any and all losses, claims, damages, judgments, fines or liabilities, including reasonable legal fees or other expenses incurred in investigating or defending against such losses, claims, damages, judgments, fines or liabilities, and any amounts expended in settlement of any claims (collectively, “Losses”), arising from any and all investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including without limitation, any action, suit, or proceeding by or in the right of the Company to procure a judgment in its favor (each, a “Proceeding”), in which the Covered Person is involved or threatened to be involved in, as a party or otherwise, by reason of its status as a Covered Person (other than those by the Company), to the fullest extent permitted by the Act other than for acts for which the Covered Person is liable to the Company pursuant to Section 6.13. The obligations of the Company under this Section 6.14(a) shall survive

(i) the expiration, termination or cancellation of any Covered Person’s employment or other relationship with the Company and (ii) any Transfer of a Covered Person’s Units.

(b)    ~~To the fullest extent permitted by law, the Governors and Officers (each such person being referred to herein as an “Indemnitee”) shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, settlements and other amounts arising from any and all claims (including attorneys fees and expenses, as such fees and expenses are incurred), demands, actions, suits or proceedings (civil, criminal, administrative or investigative), in which they may be involved as a party or otherwise, by reason of their management of the affairs of the Company whether or not they continue to be such at the time any such liability or expense is paid or incurred; provided that Indemnitee shall not be entitled to the foregoing indemnification if a court of competent jurisdiction shall have determined that such losses, claims, damages, liabilities, expense or such other amounts resulted primarily from the negligence or misconduct of such Indemnitee. The termination of a proceeding by judgment, order, settlement or conviction upon a plea of nolo contendre or its equivalent, shall not, of itself, create any presumption that such losses, claims, damages, liabilities, expenses or such other amounts resulted primarily from the negligence or misconduct of any Indemnitee or that the conduct giving rise to such liability, was not in the best interest of the Company. The Company shall also indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Company to procure a judgment in its favor by reason of the fact that such Indemnitee is or was an agent of the Company, against any losses, claims, damages, liabilities, expenses or any other amounts incurred by such Indemnitee in connection with the defense or settlement of such action; provided that no Indemnitee shall be entitled to the foregoing indemnification if a court of competent jurisdiction shall have determined that any such losses, claims, damages, liabilities, expenses or such other amounts resulted from the negligence or misconduct of such Indemnitees. To the extent permitted by law, the Company may advance any Indemnitee any expenses (including, without limitation, attorneys’ fees and expenses) incurred as a result of any demand, action, suit or proceeding referred to in this paragraph (b) provided that (i) the legal action relates to the performance of duties or services by the Indemnitee on behalf of the Company, and (ii) the Indemnitee gives a full recourse promissory note to the Company for the amounts of such advances payable in the event that the Indemnitee is determined to be not entitled to indemnification hereunder.~~ Control of Defense. Upon a Covered Person's discovery of any Proceeding relating to any Losses for which such Covered Person may be indemnified pursuant to Section 6.14(a), the Covered Person shall give prompt written notice to the Company of such Proceeding, provided, that the failure of the Covered Person to provide such notice shall not relieve the Company of any indemnification obligation under Section 6.14(a), unless the Company shall have been materially prejudiced thereby. Subject to the approval of the disinterested Governors, the Company shall be entitled to participate in or assume the defense of any such claim, lawsuit or proceeding at its own expense. After notice from the Company to the Covered Person of its election to assume the defense of any such Proceeding, (i) the Covered Party shall fully cooperate with Company in connection therewith; and (ii) the Covered Party may employ, at any time, separate counsel to represent it; provided, however, that the Company shall not be liable to the Covered Person under this Agreement or otherwise for any legal or other expenses subsequently incurred by the Covered Person in connection with investigating, preparing to defend or defending any such Proceeding. If the Company does not elect (or fails to elect) to assume the defense of any such Proceeding, the Covered Person shall have the right to assume the defense of such Proceeding as it deems appropriate, but it shall not settle any such claim, lawsuit or proceeding without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed).

(c)    ~~The indemnification provided by paragraph (b) of this Section 6.13 shall not be deemed to be exclusive of any other rights to which an Indemnitee may be entitled under any agreement as a matter of law, in equity or otherwise, and shall continue as to an Indemnitee who has ceased to have an official capacity and shall inure to the benefit of the heirs, successors and administrators of such Indemnitee~~ Reimbursement; Advancement of Expenses. This indemnification shall be a contract right and shall include the right to receive reimbursement and/or payment in advance of any reasonable legal or other expenses incurred by an Covered Person in connection with Proceedings, consistent with the provisions of applicable law as then in effect. A Covered Person shall, in order to request reimbursement or advanced payments according to this Section 6.14(c), submit to the Board a written statement of request for reimbursement and/or advancement of expenses (the “Advancement Request”), stating that (i) the Covered Person has incurred or will incur actual expenses in defending a Proceeding as described in this Section 6.14 and (B) the Covered Person undertakes to repay such amount if it shall ultimately be determined in a final non-appealable determination by a court of competent jurisdiction that the Covered Person is not entitled to be indemnified by the Company under this Agreement. Upon receipt of the Advancement Request, the Board shall authorize immediate payment of the expenses stated in the Advancement Request that the Board determines, in its sole and absolute discretion are necessary and reasonably appropriate to defend such Covered Person. No security shall be required in connection with any Advancement Request and it shall be accepted without reference to a Covered Person’s ability to make repayment.

(d)    Cumulative With Other Rights. The indemnification and right to advancement of expenses provided by this Section 6.14 shall be in addition to any other rights to which Covered Person may be entitled under any agreement with the Company or vote of the Members, as a matter of law or otherwise, both as to action or inaction of the Covered Person in its capacity as such~~Any indemnification pursuant to this section will be payable only from the Company’s net assets~~.

(e)    Permissible Indemnification. The Company may indemnify its employees and agents as determined by the Governors.~~Notwithstanding anything to the contrary contained in Section 6.13, the Company and any person acting as broker-dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met:~~

~~(i)    There has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee;~~

~~(ii)    Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or~~

~~(iii)    A court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and related costs should be made, and the court of law considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.~~

(f)    Source of Indemnity. Any indemnification hereunder shall be satisfied solely out of the assets of the Company and no Member shall be subject to personal liability by reason of these indemnification provisions.~~In addition to the provisions of Section 6.13(b) above, the advancement of Company funds to an Affiliate for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following additional conditions are satisfied:~~

~~(i)    The legal action is initiated by a third party who is not a Member, or the legal action is initiated by a Member and a court of competent jurisdiction specifically approves such advancement; and~~

~~(ii)    The promissory note to the Company for repayment of advanced funds in cases where the Affiliate is found not to be entitled to indemnification shall provide for repayment with the applicable legal rate of interest thereon.~~
(g)     Conflict of Interest. A Covered Person shall not be denied indemnification hereunder, in whole or in part, because such Covered Person had an interest in the transaction with respect to which the indemnification applies, if the transaction was approved as provided by the terms of this Agreement.

(h)    Successors In Interest. The provisions of this Section are for the benefit of each Covered Person and their heirs, successors, assigns, administrators and personal representatives.

6.15    Transactions with the Governors or their Affiliates. To the extent permitted by applicable law and subject to the provisions of this Agreement, the Governors are hereby authorized to cause the Company to enter into contracts or otherwise deal with any Governor, Officer or Member, acting on its own behalf, or any Affiliate thereof; provided that any such purchase, sale, contract or other transaction shall be made on terms and conditions which are no less favorable to the Company than if the sale, purchase, contract or other transaction had been made with an independent third party~~Subject to the other express provisions of this Agreement, the Board, on behalf of the Company, may enter into contracts with the Governors, Officers or Members (or their Affiliates), provided that any such transaction shall be on terms no more favorable to the Governors, Officers or Members (or their Affiliates) than generally afforded to non-affiliated parties in a similar transaction. All such transactions shall be approved by a majority of the disinterested Governors if such Governors, as fiduciaries, determine such self-dealing arrangements are in the best interest of the Company~~.

6.16    Conflicts of Interest. Neither this Agreement nor any activity undertaken pursuant hereto shall (i) prevent any Governor or Member (or their Affiliates), acting on its own behalf, from engaging in whatever activities it chooses, whether the same are competitive with the Company or otherwise, and any such activities may be undertaken without having or incurring any obligation to offer any interest in such activities to the Company or any Member; or (ii) require any Governor or Member to permit the Company or Governor or Member (or their Affiliates) to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes, and renounces any such right or claim of participation~~Subject to the other express provisions of this Agreement, the Governors at any time and from time to time may engage in and possess interest in other business ventures of any and every type and description, independently or with others, including one in competition with the Company, with no obligation to offer to the Company or any other Member the right to participate therein~~.

6.17    Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties. Unless otherwise expressly provided in this Agreement, whenever a potential conflict of interest exists or arises between one or more Governors, Officers or their respective Affiliates, on the one hand, and the Company, on the other, any resolution or course of action by the Board in respect of such conflict of interest shall be permitted and shall not constitute a breach of this Agreement, of any agreement contemplated herein, or of any duty stated or implied by law or equity, including any fiduciary duty, if the resolution or course of action in respect of such conflict of interest is approved (i) by disinterested Members holding a Majority of Interest (“Special Approval”), or (ii) approved by a majority of the disinterested Governors and is (x) on terms no less favorable to the Company, as applicable, than those generally being provided to or available from unrelated third parties, or (y) fair and reasonable to the Company taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Company). Unless such course of action otherwise requires the approval of the Members pursuant to this Agreement or the Act, the Board shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval, and the Board may also adopt a resolution or course of action that has not received Special Approval. If Special Approval is not sought and the Board determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (ii)(x) or (ii)(y) above, then it shall be presumed that, in making its decision, the Board acted in good faith, and in any proceeding brought by any Member or by or on behalf of such Member or any other Member or the Company challenging such approval, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption. The failure to comply with any or all of the conditions set forth in this Section 6.15 shall not cause a presumption of or be evidence that any breach of this Agreement, or any agreement contemplated herein, or of any duty stated or implied by law or equity, including any fiduciary duty, shall have occurred.~~Limitations. Notwithstanding the other provisions of this Agreement to the contrary, the Company shall comply with the following provisions:~~

~~(a)    Lending Practices. On financing made available to the Company by any Affiliate, the Affiliate may not receive interest in excess of the lesser of the Affiliate’s cost of funds or the amounts which would be charged by unrelated lending institutions on comparable loans for the same purpose. The Affiliate shall not impose a prepayment charge or penalty in connection with such financing and the Affiliate shall not receive points or other financing charges. The Affiliate shall be prohibited from providing Permanent Financing for the Company. For purposes of this Section, “Permanent Financing” shall mean any financing with a term in excess of 12 months. Despite the foregoing, any Affiliate shall not be precluded from providing financing to the Company, including Permanent Financing, on such terms, and with such interest, prepayment charges or penalties and points or other financing charges, as are not less favorable to the Company as the terms and conditions imposed by a non-Affiliate lender to the Company participating in the same (or in the same series of), or in similar, transactions with the Company.~~

~~(b)    Sales and Leases to the Company. The Company shall not purchase or lease assets in which an Affiliate has an interest unless the assets are sold upon terms fair to the Company and at a price not to exceed the lesser of cost or fair market value as determined by a person with no material current or prior business or personal relationship with the Affiliate who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company, and who is qualified to perform such work. Notwithstanding the foregoing, the Affiliate may purchase assets in its own name (and assume loans in connection therewith) and temporarily hold title thereto, for the purposes of facilitating the acquisition of the assets, the borrowing of money, obtaining financing for the Company or completion of construction of the assets, provided that (i) the assets are purchased by the Company for a price no greater than the cost of the assets to the Affiliate, (ii) all income generated by, and expenses associated with, the assets so acquired shall be treated as belonging to the Company and (iii) there are no other benefits arising out of such transaction to the Affiliates apart from compensation otherwise permitted by this Agreement.~~

~~Despite any of the above, this Section 6.17(b) shall not apply as to any transaction described or contemplated in the Company’s Registration Statement (as defined in Section 8.1) hereof) to the extent such transaction is approved in the manner described in Section 6.15 hereof. Without limitation, the exception provided by this paragraph applies to (i) the proposed construction of the Company’s ethanol plant by Fagen, Inc. and (ii) the proposed supply of corn to the Company by the Farmers Cooperative Elevator Company.~~

6.18    Rebates, Kickbacks and Reciprocal Arrangements. No rebates or give-ups may be received by the Company nor may the Company participate in any reciprocal business arrangements which would circumvent the other provisions of this Agreement, including the restrictions on dealing with Affiliates. The Company shall not directly or indirectly pay or award any commissions or other compensation to any person engaged to sell Units or give investment advice to a potential Member; provided, however, that this clause shall not prohibit the payment to a registered broker-dealer or other properly licensed person of normal sales commissions for selling Units.

6.19    Commingling. The Company’s funds shall not be commingled with the funds of any other person except through a master fiduciary account pursuant to which a separate sub-trust account is established for the benefit of the Company.

6.20    Expenses and Payments. All expenses of the Company shall be billed to and paid by the Company.

~~6.21    Investments in Other Companies. The Company shall be permitted to invest in general partnerships or joint ventures with non-Affiliates that own and operate specific assets. However, in the event of such an investment, the Company must have an equity interest possessing the power to direct or cause the direction of the management and policies of the general partnership or joint venture including (i) review of all contracts entered into by the general partnership or joint venture entity, (ii) causing a sale or refinancing of the general partnership or joint venture entity’s assets or its interest therein, (iii) approval of budgets and major capital expenditures, (iv) the right to veto any sale or refinancing of the general partnership or joint venture entity’s assets and (v) exercising a right of first refusal on any sale or refinancing by the joint venture partner of its interest in the general partnership of joining venture entity’s assets. No duplicate fees shall be allowed with regard to the management or operation of the general partnership or joint venture entity. All other investments in other companies are prohibited.~~

SECTION 7
RIGHTS AND OBLIGATIONS OF MEMBERS

7.1    Limitation of Liability. Each Member’s liability shall be limited as set forth in this Agreement, the Act and other applicable law.

7.2    Company Debt Liability. A ~~m~~Member will not be personally liable for any debts or losses of the Company beyond his or her respective Capital Contributions except as provided in Section 7.6 or as otherwise required by law.

7.3    Liability to Third Parties. No Member ~~or~~, Governor or Officer is liable for the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise, including under a judgment, decree or order of a court.

7.4    Lack of Authority. No Member (other than a Governor or an Officer as provided under Section 6 has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to incur any expenditures on behalf of the Company.

7.5    Member Liability to the Company. A Member who receives a Distribution made by the Company in violation of this Agreement or the Act is liable to the Company to the extent provided by the Act.

7.6    Representations and Warranties. Each Member herby represents and warrants to the Company that: (i) the Member has full power and authority to execute and agree to this Agreement and to perform its obligations here under, and that all actions necessary for the due authorization, execution, delivery and performance of this Agreement by that Member have been duly taken; (ii) the Member has duly executed and delivered this Agreement; and (iii) the Member’s authorization, execution, delivery, and performance of this Agreement do not conflict with any other agreement or arrangement to which the Member is a party or by which the Member is bound.

7.7    Member Information.

(a)    In addition to the other rights specifically set forth in this Agreement, each member is entitled to the information to which that Member is entitled to have access pursuant to the Act, under the circumstances therein stated.

(b)    The Members acknowledge that, from time to time, they may receive information from or concerning the Company in the nature of trade secrets, the release of which may damage the Company or Persons with which it does business. Each Member shall hold in strict confidence any trade secret information that it receives concerning the Company that is identified as being confidential (and if that information is provided in writing, that is so marked) and may not disclose it to any Person other than another member or Governor, except for disclosures (i) compelled by law (but the Member must notify a Governor promptly of any request for that information, before disclosing it, if legal and practicable); (ii) to Persons to whom that Member’s Interest may be transferred as permitted by this Agreement, but only if the recipients have agreed to be bound by the provisions of this Section 7.7, or (iii) of information that the Member also has received from a source independent of the Company and the Member reasonably believes that source obtained the information without breach of any obligation of confidentiality. The Members acknowledge that breach of the provisions of this Section 7.7 may cause irreparable injury to the Company for which monetary damages are inadequate, difficult to compute, or both. Accordingly, the Members agree that the provisions of this Section 7.7 may be enforced by specific performance.

7.8    Membership Certificates. “Membership Certificates” in the form determined by the Board may be delivered representing all Interests to which Members are entitled. If issued, such Member Certificates shall be separately numbered, and shall be entered in the books of the Company and on the Membership Register, as they are issued. Each Member Certificate shall state on the face thereof the holder’s name, the Interests and such other matters as may be required by applicable laws. Each such Membership Certificate shall be signed by a Governor of the Company. The signature of the Governor upon the Membership Certificates may be by facsimile. Subject to Section 10, upon surrender to the Company of a Membership Certificate for Interests duly endorsed or accompanied by proper evidence of succession, assignment or authority to Transfer, it shall be the duty of the Company to issue a new Membership Certificate to the person entitled thereto, cancel the old Membership Certificate and record the transaction upon its books and records and the Membership Register. Each member herby agrees that the following legend, as the same may be amended by the Board in its sole discretion, may be placed upon any counterpart of this Agreement, the Articles, or any other document or instrument evidencing ownership of Units:

The sale, pledge, hypothecation, assignment or transfer of the ownership interest represented by this CERTIFICATE OF OWNERSHIP is subject to the terms and conditions of the Operating ~~and Member Control~~ Agreement of Granite Falls Energy, LLC, as amended from time to time. Copies of the Operating ~~and Member Control~~ Agreement may be obtained upon written request to the Board of Governors of Granite Falls Energy, LLC.

7.9    Waiver of Dissenters Rights. Each Member hereby disclaims, waives and agrees, to the fullest extent permitted by law or the Act, not to assert dissenters’ or similar rights under the Act.

SECTION 8
MEETINGS OF MEMBERS

8.1    Voting Power. Except as otherwise provided herein, the affirmative vote of Members holding a Majority of the total Percentage of Membership Units represented at a meeting at which there is a quorum present shall be the act of the Members. ~~Commencing from and after the date of effectiveness (the “Registration Statement Effective Date”) of the Company’s Registration Statement on Form SB-2 filed with the U.S. Securities and Exchange Commission in February 2004, SEC File No. 333-112567 (the “Registration Statement”), the~~The Members may, to the extent permitted by law, effect the following transactions (and~~, except as provided by Section 6.7~~, without any action by the Governors, despite any contrary provision in this Agreement) by the affirmative vote of the holders of a majority of the outstanding Membership Units: (i) the amendment of this Agreement; (ii) the dissolution of the Company; (iii) the removal and/or replacement of a Governor; or (iv) the approval or disapproval of the sale of all or substantially all of the Company’s assets not in the ordinary course of business.

8.2    No Cumulative Voting. No Member shall be entitled to cumulative votes for the election of Governors or otherwise.

8.3    Meetings of Members. The annual meeting of Members shall be held on such date as the Board shall by resolution specify within a period commencing on January 1 and ending on June 30 in each year~~, beginning with 2005~~. At each annual meeting, Members shall conduct such business as may be properly presented to such meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. Special meetings of Members of the Company may be called by the Chairman of the Board, by any three (3) Governors, or by a Member or Members holding at least a ten percent (10%) Percentage Interest and shall be held at the principal place of business of the Company, or elsewhere as the notice of such meeting shall direct. Members may attend any such meeting in person or by proxy.

8.4    Place of Meeting. The Board of Governors may designate any place, either in or out of the State of Minnesota, as the place of meeting for any meeting. If no designation is made, the place of meeting shall be the Company’s principal office.

8.5    Notice of Meetings. Written notice stating the date, time and place of the meeting and, as to a special meeting, a description of the purpose or purposes for which the meeting is called, shall be mailed or provided in person not fewer than fifteen (15) nor more than sixty (60) calendar days before the date of the meeting, by or at the direction of the Board of Governors to each Member of record at time of notice entitled to vote at the meeting. If mailed, such notice is effective when mailed addressed to the Member’s address shown in the Company’s current record of Members, with postage prepaid.

8.6    Quorum. The presence of Members holding 40% or more of the Percentage of Membership Units in the Company in person or by proxy shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting, a majority of the Percentage of Membership Units represented may adjourn the meeting from time to time without further notice.

8.7    Matters Submitted for Member Vote which Involve an Interested Governor. A Governor may not vote or consent on matters submitted to the Members regarding (i) the removal of the Governor or (ii) regarding any transaction between the Company and the Governor. In determining the existence of the requisite percentage in interest of the Company necessary to approve a matter on which a Governor may not vote or consent, the Membership Units owned by the Governor shall be excluded.

SECTION 9
WAIVER AND CONSENT

9.1    Written Waiver. Whenever any notice whatsoever is required to be given under the provisions of this Agreement or under the provisions of the Articles or the Act, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

9.2    Waiver by Attendance. A Member’s or Governor’s attendance at a meeting of the Members or Governors, respectively: (i) waives objection to lack notice or defective notice of the meeting, unless the Member or Governor at the beginning of the meeting or promptly upon the Member’s or Governor’s arrival objects to holding the meeting or transacting business at the meeting, and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Member or Governor objects to considering the matter when it is presented.

9.3    Consent to Action without Meeting. ~~Any action required or permitted to be taken by the Members or Managers by vote, pursuant to this Agreement or by law, may be taken without a meeting as provided by law.~~ Any action required or permitted to be taken at a Board of Governors meeting may be taken by written action signed by all of the Governors authorized to vote on the specific matters being considered.

SECTION 10
TRANSFER OF MEMBERSHIP INTERESTS

10.1    Restriction on Transfer. No Member shall Transfer (other than a redemption, repurchase or other acquisition of Interests by the Company) all or any portion of an Interest without the prior written Consent of the Board of Governors which consent may be withheld in the sole discretion of the Board. Notwithstanding anything contained herein to the contrary, no Member shall Transfer any Unit if, in the determination of the Board, such Transfer would cause the Company to be treated as a Publicly Traded Partnership, and any Transfer of Unit(s) not approved by the Board of Governors or that would result in a violation of the restrictions in this Agreement or applicable law shall be null and void with no force or effect whatsoever, and the intended transferee shall acquire no rights in such Unit.

10.2    Permitted Transfers. Subject to a by the Governors as set forth Section 10.1 above, any Transfer of Units made in accordance with the following provisions will constitute a “Permitted Transfer” for purposes of this Agreement.

(a)    A Transfer by a Member and any related persons (as defined in the Code) in one or more transactions during any thirty (30) calendar day period of Interests representing in the aggregate more than two percent (2%) of the total Interests in the Company.

(b)    A Transfer or series of related Transfers by one or more Members (acting together) which involves the Transfer of fifty percent (50%) or more of the outstanding Units; or

(c)    Transfers of Units effected through a qualified Matching Services Program; or

(d)    A Transfer by gift or bequest only to a spouse or child of such transferring Member, or to a trust established for the benefit of such spouse or child, or to an existing Member of the Company upon ten (10) days prior written notice to the Company of such gift.

(e)    A Transfer to the transferor's executor, personal representative, administrator or trustee to whom such Units are transferred involuntarily by operation of law or judicial decree.

10.3    Conditions Precedent to Transfers. The Board of Governors, in its sole discretion, may elect not to consent to, approve or recognize any Transfer of Units unless and until the Company has received:

(a)    An opinion of Company counsel (whose fees and expenses shall be borne by the Company), together if required by the Board as a condition of Transfer, an opinion of the transferor’s counsel (whose fees and expenses shall be borne by the transferor), satisfactory in form and substance to the Board that such Transfer may be lawfully made without registration or qualification under applicable state and federal securities laws, or such Transfer is properly registered or qualified under applicable state and federal securities laws and if requested by the Company that such Transfer will not cause the Company to be treated as a Publicly Traded Partnership;

(b)    An executed Member Signature Page, substantially in the form of Exhibit A attached hereto (the “Member Signature Page”), pursuant to which the transferee acknowledges, accepts and agrees to be bound by all of the terms and conditions of this Agreement, including but not limited to this Section 10;

(c)    Such documents and instruments of conveyance executed by the transferor and transferee as may be necessary or appropriate in the ~~option~~opinion of counsel to the Company to effect such Transfer, except that in the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation of legal evidence of such Transfer, in form and substance satisfactory to the Company;

(~~c~~d)    The transferor’s Membership Certificate;

(~~d~~e)    The transferee’s taxpayer identification number and sufficient information to determine the transferee’s initial tax basis in the interests transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information, statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred Units until it has received such information;

(~~e~~f)    Evidence satisfactory in form and substance to the Board that the transferee ~~meets~~will not exceed the maximum Unit ownership limitation set for in Section 4.3 of this Agreement; ~~and~~

(~~f~~g)    Unless otherwise approved by the Governors and Members representing in the a Majority of Interests, no Transfer of Units shall be made except upon terms which would not, in the opinion of counsel chosen by and mutually acceptable to the Governors and the transferor Member, result in the termination of the Company within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Company. If the immediate Transfer of such Unit would, in the opinion of such counsel, cause a termination within the meaning of Section 708 of the Code, then if, in the opinion of such counsel, the following action would not precipitate such termination, the transferor Member shall be entitled to (or required, as the case may be) (i) immediately Transfer only that portion of its Units as may, in the opinion of such counsel, be transferred without causing such a termination and (ii) enter into an agreement to Transfer the remainder of its Units, in one or more Transfers, at the earliest date or dates on which such Transfer or Transfers may be effected without causing such termination. The purchase price for the Units shall be allocated between the immediate Transfer and the deferred Transfer or Transfers pro rata on the basis of the percentage of the aggregate Units being transferred, each portion to be payable when the respective Transfer is consummated, unless otherwise agreed by the parties to the Transfer. In the case of a Transfer by one Member to another Member, the deferred purchase price shall be deposited in an interest-bearing escrow account unless another method of securing the payment thereof is agreed upon by the transferor Member and the transferee Member(s); and

(h)    Other conditions on the Transfer of Units adopted by the Board from time to time as it deems appropriate in its sole discretion.

The Governors shall have the authority to waive any legal opinion or other condition required in this Section 10.3 other than the Member approval requirement set forth in Section 10.3(g).

~~10.4    Death of Member.~~

~~(a)    Any Transfer pursuant to this Section 10.4 shall be subject to a determination by the Board that such Transfer shall not cause the Company to be deemed a Publicly Traded Partnership, and such Transfer shall be affected in accordance with this Agreement, the Code and applicable Treasury Regulations, and shall be further subject to the prior approval of the Board which may be withheld in its sole discretion.~~

~~10.5    Payment Terms. If the purchase price for an Interest transferred pursuant to Section 10.4 above exceeds five thousand dollars ($5,000.00), the Company shall have the option to pay for the Interest purchased by paying five thousand dollars ($5,000.00) at Closing (as defined below) and executing a promissory note for the balance of the purchase price. The promissory note shall be paid in five (5) equal annual installments due on the anniversary date of the Closing and shall accrue interest per annum at a rate determined by the Board which shall not be less than the then current prime rate established by any major bank selected by the Board for loans to the bank’s most creditworthy commercial borrowers. The Company may prepay the promissory note, in whole or in part, at any time without penalty or premium.~~

10.~~6~~4    Events in Connection with the ~~sale~~Transfer of Interests. In the event of the Transfer of Interests under this Agreement by a Member, all rights of the Member with respect to the Interest, including Governance Rights to vote such Interest and Financial Rights, shall terminate on the Effective Date of such Transfer as provided in Section below, except for the Member’s right to receive payment therefor.

~~(a)    If there is a sale of Interest under Section 10.4 of this Agreement to the Company, the closing (“Closing”) shall occur at a time mutually agreeable to the parties and in accordance with the time periods set forth in the applicable provision of this Agreement; provided, however, the Closing shall not occur until at least sixty (60) days after the Company’s receipt of notice from the estate or personal representative requesting the Company repurchase the deceased Member’s Interest, but in no event later than one hundred twenty (120) days after the date of the Company’s receipt of such notice.~~

~~(b)    In the event of a sale of Interest under Section 10.4 of this Agreement to the Company, the purchase price shall be increased or decreased, as the case may be, by an amount equal to any indebtedness owed the deceased Member by the Company, or the deduction of any indebtedness owed the Company by the deceased Member, or both.~~

~~(c)    In the event of the sale of Interests under this Agreement by a Member, all rights of the Member with respect to the Interest, including the right to vote such Interest and to receive distribution, shall terminate at Closing, except for the Member’s right to receive payment therefor.~~

~~10.7    Redemption of Interests.~~

~~(a)    A Member (the “Requesting Member”) may request redemption of his or her Interest upon no less than sixty (60) calendar days’ prior written notice to the Board of Governors. The Board, in its sole discretion, shall determine whether to redeem such Interest and the Board is under no obligation to redeem any Interest or any Requesting Member.~~

~~(b)    Notwithstanding anything contained herein to the contrary, any redemption pursuant to this Section 10.7 shall be subject to a determination by the Board, in its sole discretion, that such redemption shall not cause the Company to be deemed a Publicly Traded Partnership, and such redemption shall be affected in accordance with this Agreement, the code and applicable Treasury Regulations, and shall be further subject to the prior approval of the Board which may be withheld in its sole discretion.~~

~~10.8    Redemption Payment.~~

~~(a)    Upon the redemption of a Member under Section 10.7, the Requesting Member shall be entitled to a payment equal to the Fair Market Value of such Member’s Interest in the Company as of the date of the Company’s receipt of the Member’s request for redemption (the “Redemption Payment”); provided, however, if the remaining Members of the Company agree to dissolve the Company in accordance with Section 13.1 of this Agreement, then in no event shall such Member be entitled to a Redemption Payment but such Member will be entitled to such Member’s share of the assets of the Company pursuant to Section 13.3 below.~~

~~(b)    The Redemption Payment shall not be paid until at least sixty (60) days after the Company’s receipt of the notice from the Requesting Member required under Section 10.7(a) above. The Redemption Payment shall be paid in cash, or if the Redemption Payment exceeds five thousand dollars ($5,000), the Company shall have the option to pay the Redemption Payment by paying five thousand dollars ($5,000) upon the effective date of the redemption and executing a promissory note for the balance of the Redemption Payment. Such note shall be dated and delivered on the effective date of the withdrawal and shall be paid in five (5) equal annual installments due on the anniversary date of the withdrawal and shall accrue interest per annum at a rate determined by the Board which shall not be less than the then current prime rate established by any major bank selected by the Board for loans to the Bank’s most creditworthy commercial borrowers. The Company may prepay the promissory note, in whole or in part, at any time without penalty or premium.~~

~~(c)    The Redemption Payment shall be increased or decreased, as the case may be, by an amount equal to any indebtedness owed the Requesting Member by the Company, or the deduction of any indebtedness owed the Company by the Requesting Member, or both. All rights of the Member with respect to the Interest, including the rights to vote such Interest and to receive distributions, shall terminate at Closing, except for the Member’s right to receive payment therefor upon the effective date of the redemption which shall be determined in accordance with Section 10.9 below.~~

10.~~9~~5    Effective Date of Transfer.

(a)    ~~Any~~Subject to Section 10.5(b) and the resolution of the Board approving the Transfer, any Transfer of a Unit shall be deemed effective as of the day of the month and year: (i) on which the Transfer occurs (as ~~reflected~~evidenced by the ~~form~~documents and evidence of ~~assignment~~conveyance); and (ii) the transferee’s name and address and the nature and extent of the Transfer are reflected in the records of the Company; provided, however, the effective date of a Transfer for purposes of allocation of Profits and Losses and for Distributions shall be determined pursuant to Section 10.~~9~~5(b) below. Any transferee of a Unit shall take subject to the restrictions on transfer imposed by this Agreement.

(b)    The Board, in its sole discretion, may establish interim periods in which transfers may occur (the “Interim Transfer Periods”); provided, however, the Board shall provide Members reasonable notice of the Interim Transfer Periods and advance notice of any change to the Interim Transfer Periods. For purposes of making allocations of Profits and Losses, and Distributions, the Company will use the interim closing of the books method (rather than a daily proration of profit or loss for the entire period) and recognize the Transfer as of the first day following the close of Interim Transfer Period in which the Member complied with the notice, documentation and information requirements of Article 10, unless the resolution of the Board approving such Transfer authorizes such other effective date for the Transfer and/or other method or convention for allocating Profits and Losses and Distributions. All distributions on or before the end of the applicable Interim Transfer Period in which such requirements have been substantially complied with shall be made to transferor and all distributions thereafter shall be made to the transferee. The Board has the authority to adopt other reasonable methods and/or conventions.

(c)    The Board shall have the power and authority to adopt another reasonable method and/or convention with respect to such allocations and distributions; provided neither the Company, the Board, any Governor nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 10.95 (other than tax liabilities which may be incurred by Members), whether or not the Board or any Governor or the Company or any Member has knowledge of any Transfer of ownership of any Interest in the Company.

~~10.10    Fair Market Value. Upon the redemption of an Interest pursuant to Section 10.7, the purchase price or Redemption Payment shall be equal to the Fair Market Value of the Interest. “Fair Market Value” of an Interest on any date shall, unless otherwise specifically provided in this Agreement, be equal to the most recent fair market valuation determination of the per Unit value of the Company by the Board in good faith; provided, that such valuation shall be calculated on a basis as consistent as practicable from period to period. The Board may, in its sole discretion, employ the advice of independent and qualified professionals in the determination of the Fair Market Value, but is not under any obligation to do so. The Fair Market Value of the Company shall be determined at least annually. Valuations shall generally be performed, at the discretion of the Board, as of the end of each fiscal year of the Company’s operations at the annual meeting of the Board; however, the Board, in its sole discretion, may have fair market valuations of the Company performed at any time or from time to time during any year and, except as otherwise specifically provided in this Agreement, shall utilize the results of the most recent valuation in determining the Fair Market Value of an Interest for purposes of this Agreement. No Member or any party other than the Board shall have the right to require or request that a new or more recent valuation be performed for purposes of determining the Fair Market Value of the Company or an Interest hereunder. The Company shall not establish the Fair Market Value more than four (4) times during the Company’s taxable year.~~

10.~~11~~6    Expenses. Except as otherwise expressly provided herein, all expenses of the Company incident to the admission of the transferee to the Company as a Member ~~shall~~, including the Company’s reasonable attorney fees, may be charged to ~~and paid by~~ the transferring Member.

10.7    Prohibited Transfers. Any purported Transfer of Units that is not a Permitted Transfer under this Section 10 shall be null and void and of no force or effect whatsoever; provided that, if the Company is required to recognize such a Transfer the Act or other applicable law (or if the Governors, in their sole discretion, elect to recognize such a Transfer that is not a Permitted Transfer), the Units Transferred shall be strictly limited to the transferor’s Financial Rights as provided by this Agreement with respect to the transferred Units, which Financial Right may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such Interest may have to the Company. In the case of a Transfer or attempted Transfer of Units that is not a Permitted Transfer, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Company and the other Members from all cost, liability, and damage that any of such indemnified Members may incur (including, without limitation, incremental tax liabilities, lawyers’ fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

10.8    Unadmitted Assignees. A Person who acquires Units but who is not admitted as a substituted Member pursuant to Section 10.9 hereof shall be entitled only to the Financial Rights with respect to such Units in accordance with this Agreement, and shall not be entitled to the Governance Rights with respect to such Units. In addition, such Person shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company, and shall not have any of the rights of a Member under the Act or this Agreement.

10.9    Admission of Substituted Members. As to Permitted Transfers, a transferee of Units shall be admitted as a substitute Member provided that such transferee has complied with the following provisions: (a) approval of a Transfer by the Governors as set forth Section 10.1 above; (b) the satisfaction of all of the conditions precedent to such Transfer as set forth in Section 10.3 to the extent such conditions precedent were not waived by the Board of Governors; (c) except in the case of a Transfer involuntarily by operation of law, the transferee (other than a transferee that was a Member prior to the Transfer) shall deliver to the Company evidence of the authority of such Person to become a Member and has accepted, adopted and agreed to be bound by the provisions of this Agreement as evidenced by the execution and delivery of a Member Signature Page; and (d) the satisfaction of all other applicable requirements contained in this Agreement

10.10    Additional Members. Additional Members may be admitted from time to time upon the approval of the Governors. Any such additional Member shall pay such purchase price for his/her/its Membership Interest and shall be admitted in accordance with such terms and conditions, as the Governors shall approve. All Members acknowledge that the admission of additional Members may result in dilution of a Member’s Membership Interest. Prior to the admission of any Person as a Member, such Person shall agree to be bound by the provisions of this Agreement and shall sign and deliver a Member Signature Page. Upon execution of such Member Signature Page, such additional Members shall be deemed to be parties to this Agreement as if they had executed this Agreement on the original date hereof, and, along with the parties to this Agreement, shall be bound by all the provisions hereof from and after the date of execution hereof. The Members hereby designate and appoint the Governors to accept such additional Members and to sign on their behalf any Member Signature Page.

SECTION 11
RECORDS, FINANCIAL AND TAX REPORTING

11.1    Records and Accounting. The books of account and other records of the Company shall be maintained at the Company’s principal place of business. The Company shall prepare its financial statements using generally accepted accounting principles, consistently applied. The Board shall cause to be prepared and distributed to the Members an annual report within 120 days after the end of the Company’s fiscal year. The annual report shall contain:

(a)    a balance sheet as of the end of each fiscal year and statements of income, Member’s equity and cash flow for the year then ended, and accompanied by an auditor’s report containing an opinion of an independent certified public accountant;

(b)    a report of the material activities of the Company during the period covered by the report; and

(c)    a report setting forth distributions to Members for the period covered which separately identifies distributions from (i) cash flow from operations during the period, (ii) cash flow from operations during a prior period which have been held as reserves, (iii) proceeds from the disposition of Company assets and (iv) reserves from the gross proceeds of the offering originally obtained from the Members.

The Company may alternatively satisfy the above requirements by distributing to Members a copy of the Company’s annual report on Form 10- K ~~or 10-KSB~~ as filed with the U.S. Securities and Exchange Commission.

11.2    Tax Information. The Board will use its best efforts to cause to be delivered, within 75 days after the end of each fiscal year of the Company, to the Members and Persons who were Members during such fiscal year all information concerning the Company necessary to enable such Member or Person to prepare such Member’s (or Person’s) Federal and state income tax returns for such fiscal year, including a statement indicating such Member’s (or Person’s) share of Profits, Losses, deductions and credits for such fiscal year for federal and state income tax purposes, and the amount of any Distribution made to or for the account of such Member or Person during such fiscal year pursuant to this Agreement.

11.3    Tax Returns. The Board shall cause income tax returns for the Company to be prepared and timely filed in accordance with applicable law.

11.4    Tax Matter Member. The Board shall designate, from time to time, a Member to perform all duties imposed by Sections 6221 and 6232 of the Code as “tax matter partner” of the Company. The Company shall indemnify, to the full extent permitted by law, the tax matter partner from and against any damages and losses (including attorneys’ fees) arising out of or incurred in connection with any action taken or omitted to be taken by in carrying out responsibilities as tax matter partner, provided such action taken or omitted to be taken does not constitute fraud, gross negligence or willful misconduct.

11.5    Access to Books and Records.

(a)    A Member of the Company shall be entitled to inspect and copy to the extent provided by law and during regular business hours at the Company’s principal office the required records to be kept by the Company under the Act if he or she gives the Company written notice of his or her demand at least five business days before the date on which he or she wishes to inspect and copy.

(b)    The Company shall update an alphabetical list of Members and their addresses, business telephone numbers and Company ownership information (“the Member List”) at least quarterly to reflect changes in the information contained therein. The Company shall mail a copy of the Member List to any Member properly requesting the Member List within ten days of the request. The copy of the Member List shall be printed in alphabetical order, on white paper and in a readily readable type size (in no event smaller than 10-point type). The Company may charge a reasonable fee for copy work.

(c)    The purposes for which a Member may request a copy of the Member List include, without limitation, matters relating to Members’ voting rights under this Agreement and the exercise of Members’ rights under federal proxy laws.

(d)    If the Company neglects or refuses to exhibit, produce or mail a copy of the Member List as properly requested, the Company shall be liable to any Member properly requesting the list for the costs, including attorneys’ fees, incurred by that Member for compelling the production of the Member List, and for actual damages suffered by any Member by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Member List is to secure such list of Members or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Member relative to the affairs of the Company. The Company may require the Member requesting the Member List to represent that the list is not requested for a commercial purpose unrelated to the member’s interest in the Company. The remedies provided hereunder to Members requesting copies of the Member List are in addition to, and shall not in any way limit, other remedies available to Members under federal law, or the laws of any state.

SECTION 12
FISCAL AFFAIRS

12.1    Elections.

(a)    The Board of Governors may elect to adjust the basis of the assets of the Company for federal income tax purposes in accordance with Section 754 of the Code in the event of a distribution of Company property as described in Section 734 of the Code or a transfer by any Member of the Interest of such Member in the Company as described in Section 743 of the Code.

(b)    The Board of Governors, at any time and from time to time, may also make such other tax elections as it deems necessary or desirable, in its discretion.

12.2    Interim Closing of the Books. There shall be an interim closing of the books of account of the Company (i) at any time a taxable year of the Company shall end pursuant to the Code, and (ii) at any other time determined by the Board of Governors to be required for good accounting practice or otherwise appropriate under the circumstances.

SECTION 13
TERMINATION AND DISSOLUTION

13.1    Events Requiring Termination and Dissolution. The Company shall be dissolved upon the occurrence of any event, which would make unlawful the continuing existence of the Company, or in accordance of the Act, as amended from time to time (a “Liquidating Event”).

13.2    Winding Up Period. Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members. No Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs. To the extent not inconsistent with the foregoing, all covenants and obligations in this Agreement shall continue in full force and effect until such time as the assets of the Company have been distributed pursuant to this Section and the Company has been terminated. The Board shall be responsible for overseeing the winding up and liquidation of the Company, shall take full account of the Company’s liabilities and assets, shall cause the assets to be liquidated as promptly as is consistent with obtaining the value thereof, and shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed in the manner required by the Act. Without limiting the generality of the foregoing, the Board of Governors, in carrying out such winding up and distribution, shall have full power and authority to sell the Company’s assets, or any part thereof, or to distribute the same in kind to the Members.

13.3    Distribution.

(a)    Upon the occurrence of a Liquidating Event and the dissolution of the Company, the affairs of the Company shall be wound up in accordance with Section 13.2 above. The Fair Market Value of the assets of the Company shall be determined, with the value of any real or personal property held by the Company being determined in accordance with paragraph (d) of Section 5.4 and the Fair Market Value of any other assets held by the Company (other than cash) being determined by an independent appraiser selected by the Board. Thereupon, the assets of the Company shall be distributed in the following manner and order: (i) to the claims of all creditors of the Company, including Members who are creditors, to the extent permitted by law, in satisfaction of liabilities of the Company, other than liabilities for distributions to Members; (ii) to Members and former Members in satisfaction of liabilities for distribution, pursuant to or as required by the Act; and (iii) subject to Sections 5.4 and 5.5, to the Members with positive Capital Account Balances in accordance with their Percentage Interests. Each such Member entitled to a distribution of any assets of the Company, pursuant to clause (iii) of this paragraph (a), shall receive such Member’s share of such assets in cash or, to the extent otherwise permitted in this Agreement, in kind, and the portion of such share that is received in cash may vary from Member to Member, all as the Board of Governors in their discretion my decide. If distributions to any Member upon termination of the Company are insufficient to return to such Member the full amount of such Member’s Capital Contribution, such Member shall have no recourse against the Board of Governors, the Company or against any other Member.

(b)    In the discretion of the Board, a Pro Rata portion of the distributions that would otherwise be made to the Members pursuant to Section 13.3(a) hereof may be:

(i)    distributed to the trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company and paying any contingent or unforeseen liabilities of the Company or of the Members arising out of or in connection with the Company. The assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the Board, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to Section 13.3(a) hereof; or

(ii)    withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Members as soon as practicable.

13.4    Deficit Capital Account Balance. The Members shall have no liability to the Company, to the other Members, or to the creditors of the Company on account of any deficit balance in such Member’s Capital Account Balance except to the extent such deficit arises from the failure of the Member to contribute the full amount of its capital contribution. The Company shall be solely responsible for payment of liabilities to its creditors.

SECTION 14
MISCELLANEOUS

14.1    Notices. All Notices or other communications under this Agreement shall be in writing (unless otherwise expressly provided, herein) and shall be considered properly given if delivered by hand or mailed by first class United States Mail, postage prepaid, addressed in care of the respective Members or Governors at their last-known address. Notice may also be delivered by means of a confirmed telecopy, provided the original of the notice is also promptly deposited in the United States Mail, first class, postage prepaid, addressed to the Members or Governors at such address. Notice of change of address shall be given to the Company by hand or first class United States Mail, after the date or receipt of which notice, the change of address shall be effective, unless actual receipt of a notice is required by an express provision hereof, any such notice shall be deemed to be effective as of the earliest of (a) the date of delivery or confirmed telecopy; or (b) the third business day following the date of deposit with the United States Post Office or in a regularly maintained receptacle for the deposit of United States Mail. Any refusal to accept delivery of any such communication shall be considered successful delivery thereof.

14.2    Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a Governor, Member, employee or agent of the Company or is or was serving at the request of the Company as a Governor, member, officer, governor, employee or agent of another limited liability company, corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of his or her status as such.

14.3    Successors. This Agreement and all of the terms and provisions thereof shall be binding upon the Governors and all Members and their respective legal representatives, heirs, successors and permitted assigns.

14.4    Applicable Law. This Agreement and the rights and obligations of the Members thereunder shall be construed and interpreted under the laws of the State of Minnesota without regard to its conflict of law principals.

14.5    Amendments. Amendments to this Agreement may be proposed by the Board of Governors or any Member. Following such proposal, the Board of Governors shall submit to the Members a verbatim statement of any proposed amendment, providing that counsel for the Company shall have approved of the same in writing as to form, and the Board of Governors shall include in any such submission a recommendation as to the proposed amendment. The Board of Governors shall seek the written vote of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. Except as otherwise provided under this Agreement, a proposed amendment shall be adopted and be effective as an amendment hereto only if approved by a Majority of Interests represented at a Meeting of the Members (in person, by proxy, or by mail ballot). Notwithstanding any provision of this Section 14.5 to the contrary, this Agreement shall not be amended without the consent of each Member adversely affected if such amendment would modify the limited liability of a Member or alter the Financial Rights of a Member.

~~(a)    Prior to the Registration Statement Effective Date, and unless the Act or this Agreement requires differently, this Agreement may be modified or amended upon the Super-Majority Vote of the Board of Governors or upon an affirmative vote of two-thirds (2/3) of the total Percentage of Membership Units represented at a meeting at which there is a quorum present. Upon the modification or amendment of this Agreement, the Board shall promptly execute such amendments or other documents as the Company deems appropriate to reflect such amendments under the law of the State of Minnesota.~~

~~(b)    “Super-Majority Vote” shall mean the affirmative vote of two-thirds (2/3) or more of the Board of Governors.~~

~~(c)    Beginning on the Registration Statement Effective Date, the Board of Governors may take action under (a) above to modify or amend this Agreement only if the modification or amendment does not adversely affect the rights of Members. If the modification or amendment would adversely affect Members’ rights, then the modification or amendment must be approved by the holders of a majority (or such greater proportion as otherwise required in this Agreement) of the outstanding Membership Units.~~

14.6    Waiver of Partition. Each of the Members of the Company irrevocably waives any right to maintain any action for partition with respect to the property of the Company.

14.7    Company Property. The legal title to any real or personal property or interest therein now or hereafter acquired by the Company shall be owned, held or operated in the name of the Company, and no Member, individually, shall have any ownership interest in such property.

14.8    Acceptance of Prior Acts by New Members. Each Person becoming a Member, by becoming a Member, ratifies all action duly taken by the Company, pursuant to the terms of this Agreement, prior to the date such person becomes a Member.

14.9    Section Headings. The division of this Agreement into sections, subsections and exhibits is for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

14.10    Severability. In the event that one or more of the provisions contained in this Agreement or any portions thereof are unenforceable or are declared invalid for any reason whatsoever such enforceability or invalidity shall not affect the enforceability or validity of the remaining terms or portions of this Agreement, and each such unenforceable or invalid portion hereof shall be severable from the remainder of this Agreement and the remainder of this Agreement shall be interpreted as if such unenforceable or invalid provision or portion thereof had not been included as a part thereof.

14.11    Agreement for Further Execution. At any time or times, upon the request of the Board, the Members agree to sign and swear to any certificate required by the Act, to sign and swear to any amendment to or cancellation of such certificate whenever such amendment or cancellation is required by law or by this Agreement, and to cause the filing of any of the same of record wherever such filing is required by law.

14.12    Time. Time is an essential element to the performance of this Agreement by each Member.

14.13    Copies Reliable and Admissible. This Agreement shall be considered to have been executed by a person if there exists a photocopy, facsimile copy, or a photocopy of a facsimile copy of an original hereof or of a counterpart hereof which has been signed by such person. Any photocopy, facsimile copy, or photocopy of facsimile copy of this Agreement or a counterpart hereof shall be admissible into evidence in any proceeding as though the same were an original.

14.14    Entire Agreement. This Agreement is the sole operating agreement of the Company and constitutes the entire agreement among the parties; it supersedes any prior agreements or understandings among the parties, oral or written, all of which are hereby canceled.

14.15    Gender. Whenever the context shall require each term stated in either the singular or plural shall include the singular and the plural, and the masculine or neuter pronouns shall include the masculine, the feminine and the neuter.

14.16    No ~~w~~Waiver. No failure or delay on the part of any Member in exercising any rights under this Agreement, or in insisting on strict performance of any covenant or condition contained in this Agreement, shall operate as a waiver of any of such Member’s rights hereunder.

14.17    Submission to Jurisdiction. Each of the parties to this Agreement hereby submits to the jurisdiction of and agrees that suit will only be brought in the state (Yellow Medicine County) or federal court sitting in the State of Minnesota (the “Minnesota Court”) in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby in any other court except as may be necessary to enforce any judgment or order of the Minnesota Court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.

14.18    Specific Performance. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled, without posting a bond or other collateral, to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in the Minnesota Court, in addition to any other remedy to which it may be entitled at law or in equity.

14.19    Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

14.20    Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

IN WITNESS WHEREOF, the undersigned has hereunto affixed its signature.

GRANITE FALLS ENERGY, LLC

By
Paul Enstad, Chairman

SCHEDULE 5
GRANITE FALLS ENERGY, LLC
SIXTH AMENDED AND RESTATED OPERATING AGREEMENT

OTHER ALLOCATION PROVISIONS

5.5     Capitalized words and phrases used in this Schedule 5 not otherwise defined in Section 1 of this Agreement have the meanings set forth in this Section 5.5

(a)    “Adjusted Capital Account Deficit” means, with respect to any Unit Holder, the deficit balance, if any, in such Unit Holder’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (i) Credit to such Capital Account any amounts which such Unit Holder is deemed to be obligated to restore pursuant to the next to the last sentences in Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations. The foregoing definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

(b)    “Company Minimum Gain” has the meaning given the term “partnership minimum gain” in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

(c)    “Gross Asset Value” means with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows: (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Governors; (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Governors as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided that an adjustment described in clauses (A) and (B) of this paragraph shall be made only if the Governors reasonably determine that such adjustment is necessary to reflect the relative economic interests of the Members in the Company; (iii) The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Governors; and (iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) or Section 5.6(c) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv). If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

(d)    “Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

(e)    “Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

(f)    “Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.

(g)    “Unit Holders” means all Unit Holders.

(h)    “Unit Holder” means the owner of one or more Units.

(i)    “Unit Holder Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Section 1.704-2(b)(4) of the Regulations

(j)    “Unit Holder Nonrecourse Debt Minimum Gain” means an amount, with respect to each Unit Holder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unit Holder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

(k)    “Unit Holder Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

5.6    Special Allocations. The following special allocations shall be made in the following order:

(a)     Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Section 5, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unit Holder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 5.6(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

(b)     Unit Holder Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Section 5, if there is a net decrease in Unit Holder Nonrecourse Debt Minimum Gain attributable to a Unit Holder Nonrecourse Debt during any Fiscal Year, each Unit Holder who has a share of the Unit Holder Nonrecourse Debt Minimum Gain attributable to such Unit Holder Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Unit Holder Nonrecourse Debt Minimum Gain, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 5.6(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

(c)     Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit as soon as practicable, provided that an allocation pursuant to this Section 5.6(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 5 have been tentatively made as if this Section 5.6(c) were not in the Agreement.

(d)    Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement; and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 5.6(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 3 have been made as if Section 5.6(c) and this Section 5.6(d) were not in this Agreement.

(e)    Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated among the Members in proportion to Units held.

(f)     Unit Holder Nonrecourse Deductions. Any Unit Holder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unit Holder who bears the economic risk of loss with respect to the Unit Holder Nonrecourse Debt to which such Unit Holder Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

(g)     Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Unit Holder in complete liquidation of such Unit Holder’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unit Holders in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Unit Holder to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(h)     Allocations Relating to Taxable Issuance of Company Units. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Units by the Company to a Unit Holder (the “Issuance Items”) shall be allocated among the Unit Holders so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Unit Holder shall be equal to the net amount that would have been allocated to each such Unit Holder if the Issuance Items had not been realized.

5.7    Curative Allocations. The allocations set forth in Sections 5.6(a), 5.6 (b), 5.6 (c), 5.6 (d), 5.6 (e), 5.6 (f), 5.6g) and 5.8 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 5.7. Therefore, notwithstanding any other provision of this Section 5 (other than the Regulatory Allocations), the Governors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 5.2, 5.3, and 5.6(h).

5.8    Loss Limitation. Losses allocated pursuant to Section 5.3 hereof shall not exceed the maximum amount of Losses that can be allocated without causing any Unit Holder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Unit Holders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 5.3 hereof, the limitation set forth in this Section 5.8 shall be applied on a Unit Holder by Unit Holder basis and Losses not allocable to any Unit Holder as a result of such limitation shall be allocated to the other Unit Holders in accordance with the positive balances in such Unit Holder’s Capital Accounts so as to allocate the maximum permissible Losses to each Unit Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

5.9    Other Allocation Rules.

(a)     For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Governors using any permissible method under Code Section 706 and the Regulations thereunder.

(b)     The Unit Holders are aware of the income tax consequences of the allocations made by this Section 5 and hereby agree to be bound by the provisions of this Section 5 in reporting their shares of Company income and loss for income tax purposes.

(c)    Solely for purposes of determining a Unit Holder’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Unit Holders’ aggregate interests in Company profits shall be deemed to be as provided in the capital accounts. To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Governors shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Unit Holder Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Unit Holder.

(d)     Allocations of Profits and Losses to the Unit Holders shall be allocated among them in the ratio which each Unit Holder’s Units bears to the total number of Units issued and outstanding.

5.10    Tax Allocations: Code Section 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unit Holders so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value). In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Governors in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.10 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Unit Holder’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

5.11     Tax Credit Allocations. All credits against income tax with respect to the Company’s property or operations shall be allocated among the Members in accordance with their respective membership interests in the Company for the Fiscal Year during which the expenditure, production, sale, or other event giving rise to the credit occurs. This Section 5.11 is intended to comply with the applicable tax credit allocation principles of section 1.704-1(b)(4)(ii) of the Regulations and shall be interpreted consistently therewith.

EXHIBIT A
TO THE SIXTH AMENDED AND RESTATED OPERATING AGREEMENT OF
GRANITE FALLS ENERGY, LLC

MEMBER SIGNATURE PAGE

The undersigned does hereby represent and warrant that the undersigned, as a condition to becoming a Member in Granite Falls Energy, LLC, has received a copy of the Sixth Amended and Restated Operating Agreement, dated March 26, 2015 (the “Agreement”), and, if applicable, all amendments and modifications thereto, and does hereby agree that the undersigned, along with the other parties to the Agreement, shall be subject to and comply with all terms and conditions of said Agreement in all respects as if the undersigned had executed said Agreement on the original date thereof and that the undersigned is and shall be bound by all of the provisions of said Agreement from and after the date of execution hereof.

Individuals:                        Entities:

Name of Individual Member (Please Print)        Name of Entity (Please Print)

Signature of Individual                Print Name and Title of Officer

Name of Joint Individual Member (Please Print)    Signature of Officer

Signature of Joint Individual Member

Agreed and accepted on behalf of the
Company and its Member:

Granite Falls Energy, LLC

By:

Its: